Filed Pursuant to Rule 424(b)(2)
File No. 333-282226

The information in this preliminary prospectus supplement is not complete and may be changed. An effective registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 13, 2024

PRELIMINARY PROSPECTUS SUPPLEMENT

To the Prospectus dated September 19, 2024

$

   % Notes due

We are offering for sale $    in aggregate principal amount of  % Notes due    , which we refer to as the Notes. The Notes will mature on     ,  . We will pay interest on the Notes semi-annually in arrears on     and     of each year, beginning on     , 2025. We may redeem the Notes in whole or in part at any time, or from time to time, at the applicable redemption price discussed under the caption “Specific Terms of the Notes and the Offering—Optional Redemption” in this prospectus supplement. In addition, holders of the Notes can require us to repurchase some or all of the Notes at a purchase price equal to 100% of their principal amount, plus accrued and unpaid interest to, but not including, the repurchase date upon the occurrence of a Change of Control Repurchase Event (as defined herein). The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes will be our general unsecured obligations that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by us, rank effectively junior to any of our secured indebtedness (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities. None of our current indebtedness is subordinated to the Notes and we do not presently expect to issue any such subordinated debt.

We are an externally managed, non-diversified, closed-end management investment company that has elected to be regulated as a business development company, or BDC, under the Investment Company Act of 1940, as amended, or the 1940 Act. Our investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation. Our investments and activities are managed by FS/KKR Advisor, LLC, or the Adviser, a registered investment adviser under the Investment Advisers Act of 1940, as amended, or the Advisers Act, that is jointly operated by an affiliate of Franklin Square Holdings, L.P., or FS Investments, and by KKR Credit Advisors (US) LLC, or KKR Credit.

We invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be difficult to value and illiquid.

Investing in our securities may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of investment. See “Risk Factors” beginning on page S-7 of this prospectus supplement and page 14 of the accompanying prospectus, in our most recent Annual Report on Form 10-K, and in any of our other filings with the Securities and Exchange Commission, or SEC, incorporated by reference herein to read about the risks you should consider before buying our securities, including the risk of leverage.

This prospectus supplement, the accompanying prospectus, and any related free writing prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, contain important information about us that a prospective investor should know before investing in our securities. Please read this prospectus supplement, the accompanying prospectus, and any related free writing prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before investing and keep them for future reference. We file annual, quarterly and current reports, proxy statements and other information about us with the SEC. This information is available free of charge by contacting us at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112, by calling us collect at (215) 495-1150 or by visiting our website at www.fskkradvisor.com/fsk. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider that information to be part of this prospectus supplement or the accompanying prospectus. The contact information provided above may be used by you to make investor inquiries. The SEC also maintains a website at www.sec.gov that contains such information.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note		Total
Public offering price(1)		%	$
Underwriting discounts and commissions (sales load)		%	$
Proceeds to us before expenses(2)		%	$

(1)	Plus accrued interest, if any, from , 2024 if settlement occurs after that date.
(2)	Before deducting estimated offering expenses of $ payable by us in connection with this offering. See “Underwriting” in this prospectus supplement.

THE NOTES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

Delivery of the Notes in book-entry form through The Depository Trust Company, or DTC, will be made on or about     , 2024.

Joint Book-Running Managers

BofA Securities	BMO Capital Markets	J.P. Morgan	KKR Capital Markets LLC	SMBC Nikko	Truist Securities

The date of this prospectus supplement is     , 2024.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, or any other information which we have referred you when considering whether to purchase any securities offered by this prospectus supplement. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information from that contained in this prospectus supplement, the accompanying prospectus, or any free writing prospectus. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information and disclosure. To the extent the information contained in this prospectus supplement differs from the information contained in the accompanying prospectus, the information in this prospectus supplement shall control. The information contained in this prospectus supplement, the accompanying prospectus, and any free writing prospectuses is complete and accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. If there is a material change in our affairs, we will amend or supplement this prospectus supplement only as required by law.

S-i

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-ii

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights some of the information in this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all of the information that you may want to consider. To understand this offering fully, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the section in this prospectus supplement and the accompanying prospectus entitled “Risk Factors,” before making a decision to invest in our securities.

Unless otherwise noted, the terms “we,” “us,” “our,” the “Company” and “FSK” refer to FS KKR Capital Corp. In addition, the term “Adviser” refers to FS/KKR Advisor, LLC, and the term “indenture” refers to the base indenture between us and U.S. Bank Trust Company National Association (as successor-in-interest to U.S. Bank National Association), as trustee, or the trustee, dated as of July 14, 2014, as supplemented by a separate supplemental indenture to be dated as of the settlement date for the Notes. Capitalized terms used in this prospectus supplement and not otherwise defined shall have the meanings ascribed to them in the accompanying prospectus or in the indenture governing the Notes.

FS KKR Capital Corp.

We are an externally managed, non-diversified, closed-end management investment company that has elected to be regulated as a BDC under the 1940 Act. As such, we are required to comply with certain regulatory requirements. See “Business—Regulation” in our most recent Annual Report on Form 10-K. In addition, we have elected to be treated for U.S. federal income tax purposes, and intend to qualify annually, as a regulated investment company, or RIC, under Subchapter M of the Internal Revenue Code of 1986, as amended, or the Code. As of September 30, 2024, we had total assets of approximately $15.1 billion.

We are externally managed by the Adviser, a registered investment adviser under the Advisers Act, which oversees the management of our operations and is responsible for making investment decisions with respect to our portfolio. The Adviser is jointly operated by an affiliate of FS Investments and KKR Credit.

Our investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation. We seek to meet our investment objectives by:

•	utilizing the experience and expertise of the management team of the Adviser;

•	employing a defensive investment approach focused on long-term credit performance and principal protection;

•

focusing primarily on debt investments in a broad array of private U.S. companies, including middle- market companies, which we define as companies with annual earnings before interest, taxes, depreciation and amortization, or EBITDA, of $50 million to $150 million at the time of investment;

•	investing primarily in established, stable enterprises with positive cash flows; and

•

maintaining rigorous portfolio monitoring, in an attempt to anticipate and pre-empt negative credit events within our portfolio, such as an event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company.

Corporate Information

Our principal executive offices are located at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112. We maintain a website at www.fskkradvisor.com/fsk. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider that information to be part of this prospectus supplement or the accompanying prospectus.

SPECIFIC TERMS OF THE NOTES AND THE OFFERING

This prospectus supplement sets forth certain terms of the Notes that we are offering pursuant to this prospectus supplement and the accompanying prospectus that is attached to the back of this prospectus supplement. This section outlines the specific legal and financial terms of the Notes. You should read this section together with the description of the Notes in this prospectus supplement under the heading “Description of the Notes” and the more general description of the Notes in the accompanying prospectus under the heading “Description of Our Debt Securities” before investing in the Notes.

Issuer	FS KKR Capital Corp.

Title of the securities	% Notes due

Initial aggregate principal amount being offered	$

Initial public offering price	% of the aggregate principal amount of the Notes.

Interest rate	% per year

Yield to Maturity	%

Trade Date	, 2024

Maturity Date	,

Interest payment dates	Each and , commencing , 2025. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.

Ranking of Notes	The Notes will be our general unsecured obligations that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the Notes. The Notes will rank equally in right of payment with all of our existing and future senior liabilities that are not so subordinated, effectively junior to any of our secured indebtedness (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness, and structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.

As of September 30, 2024, our total consolidated indebtedness was approximately $8.1 billion, approximately $2.5 billion of which was secured indebtedness, all of which was senior indebtedness, and approximately $1.7 billion of which was indebtedness of our subsidiaries.

Denominations	We will issue the Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Optional Redemption	Prior to , ( month(s) prior to their maturity date) (the “Par Call Date”), we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus    basis points less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, we may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

Sinking Fund	The Notes will not be subject to any sinking fund (i.e., no amounts will be set aside by us to ensure repayment of the Notes at maturity). As a result, our ability to repay the Notes at maturity will depend on our financial condition on the date that we are required to repay the Notes.

Offer to Purchase upon a Change of Control Repurchase Event	If a Change of Control Repurchase Event occurs prior to maturity, holders of the Notes will have the right, at their option, to require us to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.

Defeasance	The Notes are subject to legal and covenant defeasance by us.

Form of Notes	The Notes will be represented by global securities that will be deposited and registered in the name of DTC or its nominee. This means that, except in limited circumstances, you will not receive certificates for the Notes. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Notes through either DTC, if they are a participant, or indirectly through organizations that are participants in DTC.

Trustee, Paying Agent, Registrar and Transfer Agent	U.S. Bank Trust Company, National Association (as successor-in-interest to U.S. Bank National Association)

Events of Default

If an event of default (as described in this prospectus supplement under the caption “Description of the Notes”) on the Notes occurs, the principal amount of the Notes, plus accrued and unpaid interest, may be declared immediately due and payable, subject to conditions set forth in the indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events involving us.

Other Covenants	In addition to the covenants described in the accompanying prospectus, the following covenants shall apply to the Notes:

•

We agree that for the period of time during which the Notes are outstanding, we will not violate, whether or not we are subject to, Section 18(a)(1)(A) of the 1940 Act as modified by Section 61(a)(1) and (2) of the 1940 Act or any successor provisions, as such obligations may be amended or superseded, giving effect to any exemptive relief granted to us by the SEC.

•

If at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with United States generally accepted accounting principles, or GAAP, as applicable.

No Established Trading Market	The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or quoted on any automated dealer quotation system. Although certain of the underwriters have informed us that they intend to make a market in the Notes, they are not obligated to do so, and may discontinue any such market making at any time without notice.

Accordingly, we cannot assure you that an active and liquid market for the Notes will develop or be maintained.

Use of Proceeds	We estimate that net proceeds we will receive from the sale of the Notes in this offering will be approximately $ million, after deducting underwriting discounts and commissions of approximately $ million payable by us and estimated offering expenses of approximately $ payable by us. We intend to use the net proceeds of this offering for general corporate purposes, including potentially repaying outstanding indebtedness under our credit facilities and certain notes. See “Use of Proceeds” in this prospectus supplement for more information.

Notes purchased by Affiliates	An entity wholly-owned and controlled by an affiliate of the Adviser may purchase a significant amount of Notes in this offering through the underwriters at the offering price.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus supplement, including the documents we incorporate by reference herein, and the accompanying prospectus and any free writing prospectus, including the documents we incorporate by reference therein, constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements contained in this prospectus supplement, the accompanying prospectus, or any free writing prospectus may include statements as to:

•	our future operating results;

•	our business prospects and the prospects of the companies in which we may invest;

•	the impact of the investments that we expect to make;

•	the ability of our portfolio companies to achieve their objectives;

•	our current and expected financings and investments;

•	receiving and maintaining corporate credit ratings and changes in the general interest rate environment;

•	the elevated levels of inflation, and its impact on our portfolio companies and on the industries in which we invest;

•	the adequacy of our cash resources, financing sources and working capital;

•	the timing and amount of cash flows, distributions and dividends, if any, from our portfolio companies;

•	our contractual arrangements and relationships with third parties;

•	actual and potential conflicts of interest with the other funds managed by the Adviser, FS Investments, KKR Credit or any of their respective affiliates;

•	the dependence of our future success on the general economy and its effect on the industries in which we may invest;

•	general economic, political and industry trends and other external factors, including uncertainty surrounding the financial and political stability of the United States and other countries;

•	our use of financial leverage;

•	the ability of the Adviser to locate suitable investments for us and to monitor and administer our investments;

•	the ability of the Adviser or its affiliates to attract and retain highly talented professionals;

•	our ability to maintain our qualification as a RIC and as a BDC;

•	the impact on our business of U.S. and international financial reform legislation, rules and regulations;

•	the effect of changes to tax legislation on us and the portfolio companies in which we may invest and our and their tax position; and

•	the tax status of the enterprises in which we may invest.

In addition, words such as “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words. The forward-looking statements contained in this prospectus supplement, including the documents incorporated by reference herein, and the accompanying prospectus and any free writing prospectus, including the documents incorporated by reference therein, involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth under the caption “Risk Factors”

in this prospectus supplement and the accompanying prospectus, in the documents incorporated by reference, and elsewhere in this prospectus supplement and the accompanying prospectus. Other factors that could cause actual results to differ materially include:

•	changes in the economy;

•	geo-political risks;

•	risks associated with possible disruption in our operations or the economy generally due to terrorism, natural disasters or pandemics;

•	future changes in laws or regulations and conditions in our operating areas; and

•	the price at which shares of our common stock may trade on the New York Stock Exchange, or NYSE.

Discussions containing these forward-looking statements may be found in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as any amendments filed with the SEC. We discuss in greater detail, and incorporate by reference into this prospectus supplement in their entirety, many of these risks and uncertainties in the sections titled “Risk Factors” in this prospectus supplement and the accompanying prospectus, in any free writing prospectus we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments reflected in subsequent filings with the SEC.

In addition, statements such as we “believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us on the date of this prospectus supplement, including the documents incorporated by reference herein, and the accompanying prospectus and any free writing prospectus, including the documents incorporated by reference therein, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely on these statements. Except as required by the federal securities laws, we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

Investing in our securities involves a number of significant risks, including risks related to the Notes. In addition to the other information contained in this prospectus supplement, the accompanying prospectus, and any free writing prospectus, you should consider carefully the following information and the risk factors incorporated by reference in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement, and all other information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus, and any free writing prospectus, as updated by our subsequent filings under the Exchange Act, before making an investment in our securities. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance. Each of the risk factors could materially and adversely affect our business, financial condition and results of operations. In such case, our net asset value and the value of our debt securities may decline, and investors may lose all or part of their investment.

Risks Related to the Notes

The Notes are unsecured and therefore are effectively subordinated to any secured indebtedness we may incur.

The Notes are not secured by any of our assets or any of the assets of our subsidiaries. As a result, the Notes are effectively subordinated to any secured indebtedness we or our subsidiaries have outstanding as of the date of this prospectus supplement or that our subsidiaries may incur in the future (or any indebtedness that is initially unsecured in respect of which we subsequently grant security) to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Notes. As of September 30, 2024, our total consolidated indebtedness was approximately $8.1 billion, approximately $2.5 billion of which was secured.

The Notes are subordinated structurally to the indebtedness and other liabilities of our subsidiaries.

The Notes are obligations exclusively of FS KKR Capital Corp. and not of any of our subsidiaries. None of our subsidiaries is a guarantor of the Notes and the Notes are not required to be guaranteed by any subsidiaries we may acquire or create in the future. As of September 30, 2024, approximately $1.7 billion of the indebtedness required to be consolidated on our balance sheet was held through subsidiary financing vehicles and secured by certain assets of such subsidiaries. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors, including trade creditors, and holders of preferred stock, if any, of our subsidiaries will have priority over our claims (and therefore the claims of our creditors, including holders of the Notes) with respect to the assets of such subsidiaries. Even if we were recognized as a creditor of one or more of our subsidiaries, our claims would still be effectively subordinated to any security interests in the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims. Consequently, the Notes are subordinated structurally to all indebtedness and other liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish as financing vehicles or otherwise. All of the existing indebtedness of our subsidiaries is structurally senior to the Notes. In addition, our subsidiaries may incur substantial additional indebtedness in the future, all of which would be structurally senior to the Notes.

Our amount of debt outstanding may increase as a result of this offering. Our current indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations under the Notes and our other debt.

The use of debt could have significant consequences on our future operations, including:

•	making it more difficult for us to meet our payment and other obligations under the Notes and our other outstanding debt;

•

resulting in an event of default if we fail to comply with the financial and other restrictive covenants contained in our financing arrangements, which event of default could result in substantially all of our debt becoming immediately due and payable;

•	reducing the availability of our cash flow to fund investments, acquisitions and other general corporate purposes, and limiting our ability to obtain additional financing for these purposes;

•	subjecting us to the risk of increased sensitivity to interest rate increases on our indebtedness with variable interest rates, including borrowings under our financing arrangements; and

•	limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industry in which we operate and the general economy.

Any of the above-listed factors could have an adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations under the Notes and our other debt.

Our ability to meet our payment and other obligations under our financing arrangements depends on our ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. We cannot assure you that our business will generate cash flow from operations, or that future borrowings will be available to us under our financing arrangements or otherwise, in an amount sufficient to enable us to meet our payment obligations under the Notes and our other debt and to fund other liquidity needs. If we are not able to generate sufficient cash flow to service our debt obligations, we may need to refinance or restructure our debt, including the Notes, sell assets, reduce or delay capital investments, or seek to raise additional capital. If we are unable to implement one or more of these alternatives, we may not be able to meet our payment obligations under the Notes and our other debt.

A downgrade, suspension or withdrawal of the credit rating assigned by a rating agency to us or the Notes, if any, could cause the liquidity or market value of the Notes to decline significantly.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any underwriter undertakes any obligation to maintain our credit ratings or to advise holders of the Notes of any changes in our credit ratings.

The Notes are rated by Moody’s Investors Service, or Moody’s, Fitch Ratings, or Fitch, and Kroll Bond Rating Agency, or Kroll. There can be no assurance that their respective credit ratings will remain for any given period of time or that such credit ratings will not be lowered or withdrawn entirely by Moody’s, Fitch or Kroll if in any of their respective judgments future circumstances relating to the basis of the credit rating, such as adverse changes in our business, financial condition and results of operations, so warrant.

An increase in market interest rates could result in a decrease in the market value of the Notes.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Notes. In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if you purchase Notes bearing interest at fixed rates and market interest rates increase, the market values of those Notes may decline. We cannot predict the future level of market interest rates.

The indenture governing the Notes contains limited protection for holders of the Notes.

The indenture governing the Notes offers limited protection to holders of the Notes. The terms of the indenture and the Notes do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have an adverse impact on your investment in the Notes. In particular, the terms of the indenture and the Notes do not place any restrictions on our or our subsidiaries’ ability to:

•

issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Notes to the extent of the values of the assets securing such debt, (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the Notes and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the Notes with respect to the assets of our subsidiaries, in each case other than an incurrence of indebtedness or other obligation that would cause a violation of Section 18(a)(1)(A) of the 1940 Act as modified by Section 61(a)(1) and (2) of the 1940 Act or any successor provisions, as such obligations may be amended or superseded, giving effect to any exemptive relief granted to us by the SEC;

•	pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to the Notes;

•	sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);

•	enter into transactions with affiliates;

•	create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;

•	make investments; or

•	create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

In addition, the terms of the indenture and the Notes do not protect holders of the Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow or liquidity other than as described under “Description of the Notes—Events of Default” in this prospectus supplement.

Our ability to recapitalize, incur additional debt and take a number of other actions are not limited by the terms of the Notes and may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes or negatively affecting the trading value of the Notes.

Other debt we issue or incur in the future could contain more protections for its holders than the indenture and the Notes, including additional covenants and events of default. See “Risk Factors—Risks Related to Debt Financing—We currently incur indebtedness to make investments, which magnifies the potential for gain or loss on amounts invested in our common stock and may increase the risk of investing in our common stock” in our most recent Annual Report on Form 10-K. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the Notes.

The optional redemption provision may materially adversely affect your return on the Notes.

The Notes are redeemable in whole or in part upon certain conditions at any time or from time to time at our option. We may choose to redeem the Notes at times when prevailing interest rates are lower than the interest rate paid on the Notes. In this circumstance, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the Notes being redeemed.

There is currently no public market for the Notes, and we cannot assure you that an active trading market for the Notes will develop. If an active trading market for the Notes does not develop or is not maintained, you may not be able to sell them.

The Notes are a new issue of debt securities for which there currently is no trading market. If no active trading market develops and is maintained for the Notes, you may not be able to resell your Notes at their fair market value or at all. We do not currently intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes on any automated dealer quotation system. If the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, general economic conditions, our financial condition, performance and prospects and other factors. Certain of the underwriters have advised us that they intend to make a market in the Notes, but they are not obligated to do so. The underwriters may discontinue any market- making in the Notes at any time at their sole discretion. Accordingly, we cannot assure you that an active and liquid trading market will develop or continue for the Notes, that you will be able to sell your Notes at a particular time or that the price you receive when you sell will be favorable. To the extent an active trading market is not developed and maintained for the Notes, the liquidity and trading price for the Notes may be harmed. Accordingly, you may be required to bear the financial risk of an investment in the Notes for an indefinite period of time.

We may not be able to repurchase the Notes upon a Change of Control Repurchase Event.

We may not be able to repurchase the Notes upon a Change of Control Repurchase Event because we may not have sufficient funds. Upon a Change of Control Repurchase Event, holders of the Notes may require us to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the aggregate principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date. Our failure to purchase such tendered Notes upon the occurrence of such Change of Control Repurchase Event would cause an event of default under the indenture governing the Notes and a cross-default under the agreements governing certain of our other indebtedness, which may result in the acceleration of such indebtedness requiring us to repay that indebtedness immediately. In addition, the indenture governing the 4.125% Notes due 2025, the indenture governing the 4.250% Notes due 2025, the indenture governing the 8.625% Notes due 2025, the indenture governing the 3.400% Notes due 2026, the indenture governing the 2.625% Notes due 2027, the indenture governing the 3.250% Notes due 2027, the indenture governing the 3.125% Notes due 2028, the indenture governing the 7.875% Notes due 2029, and the indenture governing the 6.875% notes due 2029 (each, an “Existing Note,” and collectively, the “Existing Notes”) each contain similar restrictions and provisions that would require us, subject to certain conditions, to offer to repurchase each Existing Note upon the occurrence of certain change of control events. Our failure to purchase any tendered Existing Note, as applicable, would cause an event of default under the respective indenture governing such notes. If a Change of Control Repurchase Event were to occur, we may not have sufficient funds to repay any such accelerated indebtedness and/or to make the required repurchase of the Notes or the Existing Notes. See “Description of the Notes—Offer to Repurchase Upon a Change of Control Repurchase Event” in this prospectus supplement for additional information.

USE OF PROCEEDS

We estimate that net proceeds we will receive from the sale of the Notes in this offering will be approximately $    million, after deducting the underwriting discounts and commissions of approximately $    million payable by us and estimated offering expenses of approximately $    payable by us.

We intend to use the net proceeds of this offering for general corporate purposes, including potentially repaying outstanding indebtedness under our credit facilities and certain notes. See “Underwriting—Other Relationships” in this prospectus supplement for additional information regarding potential payments to underwriters or their affiliates.

As of September 30, 2024, our total consolidated indebtedness was approximately $8.1 billion, approximately $2.5 billion of which was secured indebtedness, all of which was senior indebtedness, and approximately $1.7 billion of which was indebtedness of our subsidiaries.

Below is a summary of our outstanding financing arrangements as of September 30, 2024 (dollar amounts are presented in millions):

	As of September 30, 2024
Arrangement	Type of Arrangement	Rate	Amount Outstanding		Amount Available		Maturity Date
Ambler Credit Facility(2)	Revolving Credit Facility	SOFR+2.75%(1)	$200		$—		May 22, 2027
CCT Tokyo Funding Credit Facility(2)	Revolving Credit Facility	SOFR+1.90% - 2.05%(1)(3)	208		—		June 2, 2026
Darby Creek Credit Facility(2)	Revolving Credit Facility	SOFR+2.65%(1)	750		—		February 26, 2027
Meadowbrook Run Credit Facility(2)	Revolving Credit Facility	SOFR+2.70%(1)	293		7		November 22, 2026
Senior Secured Revolving Credit Facility(2)	Revolving Credit Facility	SOFR+1.75% - 1.88%(1)(4)	1,039	(5)	3,530	(6)	October 31, 2028
1.650% Notes due 2024(7)	Unsecured Notes	1.65%	500		—		October 12, 2024
4.125% Notes due 2025(7)	Unsecured Notes	4.13%	470		—		February 1, 2025
4.250% Notes due 2025(7)	Unsecured Notes	4.25%	475		—		February 14, 2025
8.625% Notes due 2025(7)	Unsecured Notes	8.63%	250		—		May 15, 2025
3.400% Notes due 2026(7)	Unsecured Notes	3.40%	1,000		—		January 15, 2026
2.625% Notes due 2027(7)	Unsecured Notes	2.63%	400		—		January 15, 2027
3.250% Notes due 2027(7)	Unsecured Notes	3.25%	500		—		July 15, 2027
3.125% Notes due 2028(7)	Unsecured Notes	3.13%	750		—		October 12, 2028
7.875% Notes due 2029(7)	Unsecured Notes	7.88%	400		—		January 15, 2029
6.875% Notes due 2029(7)(8)	Unsecured Notes	6.88%	600				August 15, 2029
CLO-1 Notes(2)(8)	Collateralized Loan Obligation	SOFR+1.85% - 3.01%(1)	249		—		January 15, 2031
Total			$8,084		$3,537

(1)	The benchmark rate is subject to a 0% floor.
(2)	The carrying amount outstanding under the facility approximates its fair value.
(3)	As of September 30, 2024, there was $139 term loan outstanding at SOFR+1.90% and $69 revolving commitment outstanding at SOFR+2.05%.
(4)

The spread over the benchmark rate is determined by reference to the ratio of the value of the borrowing base to the aggregate amount of certain outstanding indebtedness of the Company. In addition to the spread over the benchmark rate, a credit spread adjustment of 0.10% and 0.0326% is applicable to borrowings in U.S. dollars and pounds sterling, respectively.

(5)

Amount includes borrowing in Euros, Canadian dollars, pounds sterling and Australian dollars. Euro balance outstanding of €464 has been converted to U.S. dollars at an exchange rate of €1.00 to $1.11 as of September 30, 2024 to reflect total amount outstanding in U.S. dollars. Canadian dollar balance outstanding of CAD3 has been converted to U.S dollars at an exchange rate of CAD1.00 to $0.74 as of September 30, 2024 to reflect total amount outstanding in U.S. dollars. Pounds sterling balance outstanding of £146 has been converted to U.S dollars at an exchange rate of £1.00 to $1.34 as of September 30, 2024 to reflect total amount outstanding in U.S. dollars.
(6)

The amount available for borrowing under the Senior Secured Revolving Credit Facility is reduced by any standby letters of credit issued under the Senior Secured Revolving Credit Facility. As of September 30, 2024, $26 of such letters of credit have been issued.

(7)

As of September 30, 2024, the fair value of the 1.650% notes, the 4.125% notes, the 4.250% notes, the 8.625% notes, the 3.400% notes, the 2.625% notes, the 3.250% notes, the 3.125% notes, the 7.875% notes and the 6.875% notes was approximately $499, $467, $472, $253, $975, $376, $474, $682, $430 and $625, respectively. These valuations are considered Level 2 valuations within the fair value hierarchy. The 1.650% Notes due 2024 matured and were repaid on October 12, 2024.

(8)	The carrying values of the 6.875% Notes due 2029 as of September 30, 2024 includes a $18 increase as a result of an effective hedge accounting relationship. See Note 7 for additional information.
(9)

As of September 30, 2024, there were $178.4 of Class A-1R notes outstanding at SOFR+1.85%, $20.5 of Class A-2R notes outstanding at SOFR+2.25%, $32.4 of Class B-1R notes outstanding at SOFR+2.60% and $17.4 of Class B-2R notes outstanding at 3.011%. In addition to the spread over the benchmark rate, a credit spread adjustment of 0.26161% is applicable to Class A-1R, Class A-2R and Class B-1R notes outstanding.

CAPITALIZATION

The following table sets forth our cash and capitalization as of September 30, 2024:

(1) on an actual basis; and

(2) on an as adjusted basis giving effect to the offering of the Notes.

You should read this table together with “Use of Proceeds” set forth in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes thereto included in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

Dollar amounts are presented in millions.

	As of September 30, 2024
	Actual	As Adjusted for this Offering
Cash(1)	$366	$

Debt
Credit facilities payable(2)	$2,490	$
Unsecured notes payable	5,345
Collateralized loan obligations	249

Notes offered hereby(3)	—

Net Assets	6,671

Total liabilities and stockholders’ equity	$15,149	$

(1)	Excludes foreign currency.
(2)

As described in this prospectus supplement under the caption “Use of Proceeds,” we intend to use the net proceeds from this offering to repay a portion of the borrowings outstanding under our financing arrangements.

(3)	Exclusive of underwriting discounts and commissions and offering expenses.

SENIOR SECURITIES

Information about our senior securities (including debt securities and other indebtedness) is shown in the table below as of September 30, 2024 and December 31, 2023, 2022, 2021, 2020, 2019, 2018, 2017, 2016, 2015 and 2014. The information as of September 30, 2024 has been derived from our unaudited financial statements for such period. The information as of December 31, 2023, 2022, 2021, 2020 and 2019 has been derived from our audited financial statements for such period, which have been audited by Deloitte & Touche LLP, our independent registered public accounting firm as of such date. The information as of December 31, 2018, 2017, 2016, 2015, and 2014 has been derived from our audited financial statements for these periods, which have been audited by RSM US LLP, our independent registered public accounting firm as of such dates.

Year Ended December 31,	Total Amount Outstanding Exclusive of Treasury Securities(1)	Asset Coverage per Unit(2)	Involuntary Liquidation Preference per Unit(3)	Average Market Value per Unit(4) (Exclude Bank Loans)
2014	$1,864	2.27	—	N/A
2015	$1,835	2.20	—	N/A
2016	$1,703	2.35	—	N/A
2017	$1,722	2.33	—	N/A
2018	$3,397	2.23	—	N/A
2019	$4,195	1.92	—	N/A
2020	$4,042	1.77	—	N/A
2021	$9,179	1.84	—	N/A
2022	$8,731	1.80	—	N/A
2023	$8,223	1.83	—	N/A
2024 (as of September 30, 2024, unaudited).	$8,084	1.83	—	N/A

(1)	Total amount (in millions) of each class of senior securities outstanding at the end of the period presented.
(2)

Asset coverage per unit is the ratio of the carrying value of our total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness.

(3)

The amount to which such class of senior security would be entitled upon the voluntary liquidation of the issuer in preference to any security junior to it. The “—” in this column indicates that the SEC expressly does not require this information to be disclosed for certain types of senior securities.

(4)	Not applicable because senior securities are not registered for public trading on a stock exchange.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the  % Notes due    supplements and, to the extent inconsistent with, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus.

We will issue the Notes under the base indenture between us and U.S. Bank Trust Company, National Association (as successor-in-interest to U.S. Bank National Association), as trustee, dated as of July 14, 2014, as supplemented by a separate supplemental indenture between us and the trustee to be dated as of the settlement date for the Notes. As used in this section, all references to the indenture mean the base indenture as supplemented by the supplemental indenture. The terms of the Notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

The following description is a summary of the material provisions of the Notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the Notes. You may request a copy of the indenture from us by making a written request to FS KKR Capital Corp., 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112 or by calling us at (215) 495-1150. In addition, the SEC maintains a website at www.sec.gov that contains information we file with the SEC, including the indenture.

For purposes of this description, references to “we,” “our” and “us” refer only to FS KKR Capital Corp. and not to any of its current or future subsidiaries and references to “subsidiaries” refer only to our consolidated subsidiaries and exclude any investments held by FS KKR Capital Corp. in the ordinary course of business which are not, under GAAP, consolidated on the financial statements of FS KKR Capital Corp. and its subsidiaries.

General

The Notes:

•	will be our general unsecured, senior obligations;

•	will initially be issued in an aggregate principal amount of $ ;

•	will mature on , unless earlier redeemed or repurchased, as discussed below;

•	will bear cash interest from , 2024, at an annual rate of % payable semi-annually in arrears on and of each year, beginning on , 2025;

•	will be subject to redemption at our option as described in this prospectus supplement under the caption “—Optional Redemption;”

•

will be subject to repurchase by us at the option of the holders following a Change of Control Repurchase Event (as defined in this prospectus supplement under the caption “—Offer to Repurchase Upon a Change of Control Repurchase Event”), at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase;

•	will be issued in denominations of $2,000 and integral multiples of $1,000 thereof; and

•

will be represented by one or more registered Notes in global form, but in certain limited circumstances may be represented by Notes in definitive form. See “—Book-Entry, Settlement and Clearance” in this prospectus supplement.

The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture does not contain any financial covenants and does not restrict us from paying dividends or distributions or issuing or repurchasing our other securities. Other than restrictions described under “Offer to Repurchase Upon a Change of Control Repurchase Event” and “Covenants—Merger, Consolidation or Sale of Assets” in this prospectus supplement, the indenture does not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may, without the consent of the holders, issue additional Notes under the indenture with the same terms (except for the issue date, public offering price, and, if applicable, the initial interest payment date) as the Notes offered hereby in an unlimited aggregate principal amount; provided that, if such additional Notes are not fungible with the Notes offered hereby (or any other tranche of additional Notes) for U.S. federal income tax purposes, then such additional Notes will have different CUSIP numbers from the Notes offered hereby (and any such other tranche of additional Notes).

We do not intend to list the Notes on any securities exchange or any automated dealer quotation system.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

We will pay the principal of, and interest on, Notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such Global Note (as defined below).

Payment of principal of (and premium, if any) and any such interest on the Notes will be made at the corporate trust office of the trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at our option payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the security register.

A holder of Notes may transfer or exchange Notes at the office of the security registrar in accordance with the indenture. The security registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the security registrar for any registration of transfer or exchange of Notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture.

The registered holder of a Note will be treated as its owner for all purposes.

Interest

The Notes will bear cash interest at a rate of    % per year until maturity. Interest on the Notes will accrue from    , 2024. Interest will be payable semiannually in arrears on    and    of each year, beginning on    , 2025.

Interest will be paid to the person in whose name a Note is registered at 5:00 p.m. New York City time, or the close of business, on    or    , as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

If any interest payment date, redemption date, the maturity date or any earlier required repurchase date upon a Change of Control Repurchase Event (defined below) of a Note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which banking institutions in New York or the city in which the corporate trust office is located are authorized or obligated by law or executive order to close.

Ranking

The Notes will be our general unsecured obligations that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the Notes. The Notes rank equally in right of payment with all of our existing and future liabilities that are not so subordinated. The Notes will rank effectively junior to any of our secured indebtedness (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness. The Notes will rank structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the Notes only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Notes then outstanding.

As of September 30, 2024, our total consolidated indebtedness was approximately $8.1 billion, approximately $2.5 billion of which was secured indebtedness, all of which was senior indebtedness, and approximately $1.7 billion of which was indebtedness of our subsidiaries.

Optional Redemption

Prior to  ,  (  month(s) prior to their maturity date) (the “Par Call Date”), we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus basis points less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, we may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

If we choose to redeem any Notes, we will deliver a notice of redemption to holders of the Notes not less than 10 nor more than 60 days before the redemption date. If we are redeeming less than all of the Notes, the particular Notes to be redeemed will be selected in accordance with the applicable procedures of the trustee and, so long as the Notes are registered to DTC or its nominee, DTC; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $2,000. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.

Offer to Repurchase Upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem the Notes in full, we will make an offer to each holder of the Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 principal amount in excess thereof) of that holder’s Notes at a repurchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of purchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will mail a notice to each holder describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 promulgated under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, subject to extension if necessary to comply with the provisions of the 1940 Act and the rules and regulations promulgated thereunder, we will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered pursuant to our offer;

(2)	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by us.

The paying agent will promptly remit to each holder of Notes properly tendered the purchase price for the Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

We will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.

The source of funds that will be required to repurchase Notes in the event of a Change of Control Repurchase Event will be our available cash or cash generated from our operations or other potential sources, including funds provided by a purchaser in the Change of Control transaction, borrowings, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. The terms of certain of our and our subsidiaries’ financing arrangements provide that certain change of control events will constitute an event of default thereunder entitling the lenders to accelerate any indebtedness outstanding under our and our subsidiaries’ financing arrangements at that time and to terminate the financing arrangements. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources” in our most recent Quarterly Report on Form 10-Q for a general discussion of our and our subsidiaries’ indebtedness. Our and our subsidiaries’ future financing arrangements may contain similar restrictions and provisions. If the holders of the Notes exercise their right to require us to repurchase Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could cause a default under our and our subsidiaries’ future financing arrangements, even if the Change of Control Repurchase Event itself would not cause a default. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Notes and/or our and our subsidiaries’ other debt. See “Risk Factors—Risks Related to the Notes—We may not be able to repurchase the Notes upon a Change of Control Repurchase Event” in this prospectus supplement for more information.

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase the Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person or group may be uncertain.

For purposes of the Notes:

“Below Investment Grade Rating Event” means the Notes are downgraded below Investment Grade by both of the Rating Agencies on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of FS KKR Capital Corp. and its Controlled Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than to any Permitted Holders; provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of FS KKR Capital Corp. or its Controlled Subsidiaries shall not be deemed to be any such sale, lease, transfer, conveyance or disposition;

(2)

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d) (3) of the Exchange Act) (other than any Permitted Holders) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 promulgated under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of FS KKR Capital Corp., measured by voting power rather than number of shares; or

(3)	the approval by FS KKR Capital Corp.’s stockholders of any plan or proposal relating to the liquidation or dissolution of FS KKR Capital Corp.

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.

“Controlled Subsidiary” means any subsidiary of FS KKR Capital Corp., 50% or more of the outstanding equity interests of which are owned by FS KKR Capital Corp. and its direct or indirect subsidiaries and of which FS KKR Capital Corp. possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting equity interests, by agreement or otherwise.

“Fitch” means Fitch Ratings, Inc., also known as Fitch Ratings, or any successor thereto.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch) and Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of our control, the equivalent investment grade credit rating from any Rating Agency selected by us as a replacement Rating Agency).

“Moody’s” means Moody’s Investors Service or any successor thereto.

“Permitted Holders” means (i) us, (ii) one or more of our Controlled Subsidiaries and (iii) the Adviser, any affiliate of the Adviser or any entity that is managed by the Adviser that is organized under the laws of a jurisdiction located in the United States of America and in the business of managing or advising clients.

“Rating Agency” means:

(1)	each of Fitch and Moody’s; and

(2)

if either Fitch or Moody’s ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act selected by us as a replacement agency for Fitch or Moody’s, or both, as the case may be.

“Voting Stock” as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

Covenants

In addition to the covenants described in the base indenture, the following covenants shall apply to the Notes. To the extent of any conflict or inconsistency between the base indenture and the following covenants, the following covenants shall govern:

Merger, Consolidation or Sale of Assets

The indenture will provide that we will not merge or consolidate with or into any other person (other than a merger of a wholly owned subsidiary into us), or sell, transfer, lease, convey or otherwise dispose of all or substantially all our property (provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of FS KKR Capital Corp. or its Controlled Subsidiaries shall not be deemed to be any such sale, transfer, lease, conveyance or disposition) in any one transaction or series of related transactions unless:

•

we are the surviving person, or the Surviving Person, or the Surviving Person (if other than us) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made shall be a corporation or limited liability company organized and existing under the laws of the United States of America or any state or territory thereof;

•

the Surviving Person (if other than us) expressly assumes, by supplemental indenture in form reasonably satisfactory to the trustee, executed and delivered to the trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes outstanding, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by us;

•	immediately before and immediately after giving effect to such transaction or series of related transactions, no default or event of default shall have occurred and be continuing; and

•

we shall deliver, or cause to be delivered, to the trustee, an officers’ certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto, comply with this covenant and that all conditions precedent in the indenture relating to such transaction have been complied with.

For the purposes of this covenant, the sale, transfer, lease, conveyance or other disposition of all the property of one or more of our subsidiaries, which property, if held by us instead of such subsidiaries, would constitute all or substantially all of our property on a consolidated basis, shall be deemed to be the transfer of all or substantially all of our property.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a person. As a result, it may be unclear as to whether the merger, consolidation or sale of assets covenant would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction. Although these types of transactions may be permitted under the indenture, certain of the foregoing transactions could constitute a Change of Control that results in a Change of Control Repurchase Event permitting each holder to require us to repurchase the Notes of such holder as described above.

An assumption by any person of obligations under the Notes and the indenture might be deemed for U.S. federal income tax purposes to be an exchange of the Notes for new Notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.

Other Covenants

•

We agree that for the period of time during which the Notes are outstanding, we will not violate, whether or not we are subject to, Section 18(a)(1)(A) of the 1940 Act as modified by Section 61(a)(1) and (2) of the 1940 Act or any successor provisions, as such obligations may be amended or superseded, giving effect to any exemptive relief granted to us by the SEC.

•

If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with GAAP, as applicable.

Events of Default

Each of the following will be an event of default:

(1)	default in the payment of any interest upon any Note when due and payable and the default continues for a period of 30 days;

(2)	default in the payment of the principal of (or premium, if any, on) any Note when it becomes due and payable at its maturity including upon any redemption date or required repurchase date;

(3)

default by us in the performance, or breach, of any covenant or agreement in the indenture or the Notes (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in the indenture specifically dealt with or which has expressly been included in the indenture solely for the benefit of a series of securities other than the Notes), and continuance of such default or breach for a period of 60 consecutive days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the Notes, a written notice specifying such default or breach ad requiring it to be remedied and stating that such notice is a “Notice of Default” under the indenture;

(4)

default by us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X promulgated under the Exchange Act (but excluding any subsidiary which is (a) a non-recourse or limited recourse subsidiary, (b) a bankruptcy remote special purpose vehicle or (c) is not consolidated with FS KKR Capital Corp. for purposes of GAAP), with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100 million in the aggregate of us and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless, in either case, such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(5)

pursuant to Section 18(a)(1)(C)(ii) and Section 61 of the 1940 Act, on the last business day of each of 24 consecutive calendar months, any class of securities shall have an asset coverage (as such term is used in the 1940 Act and the rules and regulations promulgated thereunder) of less than 100% giving effect to any exemptive relief granted to us by the SEC; or

(6)	certain events of bankruptcy, insolvency, or reorganization involving us occur and remain undischarged or unstayed for a period of 60 days.

If an event of default occurs and is continuing, then and in every such case (other than an event of default specified in item (6) above) the trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the entire principal amount of Notes to be due and immediately payable, by a notice in writing to us (and to the trustee if given by the holders), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable. Notwithstanding the foregoing, in the case of the events of bankruptcy, insolvency or reorganization described in item (6) above, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.

At any time after a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding Notes, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if (i) we have paid or deposited with the trustee a sum sufficient to pay all overdue installments of interest, if any, on all outstanding Notes, the principal of (and premium, if any, on) all outstanding Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Notes, to the extent that payment of such interest is lawful interest upon overdue installments of interest at the rate or rates borne by or provided for in such Notes, and all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel, and (ii) all events of default with respect to the Notes, other than the nonpayment of the principal of (or premium, if any, on) or interest on such Notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.

No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

(i)	such holder has previously given written notice to the trustee of a continuing event of default with respect to the Notes;

(ii)	the holders of not less than 25% in principal amount of the outstanding Notes shall have made written request to the trustee to institute proceedings in respect of such event of default;

(iii)

such holder or holders have offered to the trustee indemnity, security, or both, satisfactory to the trustee, against the costs, expenses and liabilities to be incurred in compliance with such request;

(iv)	the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(v)	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.

Notwithstanding any other provision in the indenture, the holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any, on) and interest, if any, on such Note on the stated maturity or maturity expressed in such Note (or, in the case of redemption, on the redemption date or, in the case of repayment at the option of the holders, on the repayment date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such holder.

The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of the Notes unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to the foregoing, the holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes, provided that (i) such direction shall not be in conflict with any rule of law or with the indenture, (ii) the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction and (iii) the trustee need not take any action that it determines in good faith may involve it in personal liability or be unjustly prejudicial to the holders of Notes not consenting.

The holders of not less than a majority in principal amount of the outstanding Notes may on behalf of the holders of all of the Notes waive any past default under the indenture with respect to the Notes and its consequences, except a default (i) in the payment of (or premium, if any, on) or interest, if any, on any Note, or (ii) in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding Note affected. Upon any such waiver, such default shall cease to exist, and any event of default arising therefrom shall be deemed to have been cured, for every purpose, but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

We are required to deliver to the trustee, within 120 days after the end of each fiscal year, an officers’ certificate stating that to the knowledge of the signers whether we are in default in the performance of any of the terms, provisions or conditions of the indenture.

Within 90 days after the occurrence of any default under the indenture with respect to the Notes, the trustee shall transmit notice of such default known to the trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Note, the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors of the trustee in good faith determines that withholding of such notice is in the interest of the holders of the Notes.

Satisfaction and Discharge; Defeasance

We may satisfy and discharge our obligations under the indenture by delivering to the security registrar for cancellation all outstanding Notes or by depositing with the trustee or delivering to the holders, as applicable, after the Notes have become due and payable, or otherwise, moneys sufficient to pay all of the outstanding Notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

In addition, the Notes are subject to defeasance and covenant defeasance, in each case, in accordance with the terms of the indenture.

Trustee

U.S. Bank Trust Company, National Association (as successor-in-interest to U.S. Bank National Association) is the trustee, security registrar and paying agent. U.S. Bank Trust Company, National Association, in each of its capacities, including without limitation as trustee, security registrar and paying agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information, or for any information provided to it by us, including but not limited to settlement amounts and any other information.

We may maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing Law

The indenture provides that it and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws that would cause the application of laws of another jurisdiction.

Book-Entry, Settlement and Clearance

Global Notes

The Notes will be initially issued in the form of one or more registered Notes in global form, without interest coupons, or the Global Notes. Upon issuance, each of the Global Notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC, or the DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of a Global Note with DTC’s custodian, DTC will credit portions of the principal amount of the Global Note to the accounts of the DTC participants designated by the underwriters; and

•

ownership of beneficial interests in a Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the Global Note).

Beneficial interests in Global Notes may not be exchanged for Notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for Global Notes

All interests in the Global Notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the Notes represented by that Global Note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Note:

•	will not be entitled to have Notes represented by the Global Note registered in their names;

•	will not receive or be entitled to receive physical, certificated Notes; and

•

will not be considered the owners or holders of the Notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of Notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal and interest with respect to the Notes represented by a Global Note will be made by the trustee to DTC’s nominee as the registered holder of the Global Note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Cross-market transfers of beneficial interests in Global Notes between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because the settlement of cross-market transfers takes place during New York business hours, DTC participants may employ their usual procedures for sending securities to the applicable DTC participants acting as depositaries for Euroclear and Clearstream. The sale proceeds will be available to the DTC participant seller on the settlement date. Thus, to a DTC participant, a cross-market transaction will settle no differently from a trade between two DTC participants. Because of time zone differences, the securities account of a Euroclear or

Clearstream participant that purchases an interest in a Global Note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Note to a DTC participant will be reflected in the account of the Euroclear of Clearstream participant the following business day, and receipt of the cash proceeds in the Euroclear or Clearstream participant’s account will be back-valued to the date on which settlement occurs in New York. DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility or liability for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Notes.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

•	an event of default with respect to the Notes has occurred and is continuing and such beneficial owner requests that its Notes be issued in physical, certificated form.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a general summary of the material U.S. federal income tax considerations (and, in the case of a non-U.S. holder (as defined below), the material U.S. federal estate tax considerations) applicable to purchasing, owning, and disposing of the Notes. This summary addresses only those holders who purchase Notes in this offering at the public offering price. Moreover, this summary does not purport to be a complete description of the income tax considerations applicable to such an investment and does not address any state, local or non-U.S. income or other tax considerations. The discussion is based upon the Code, the regulations promulgated thereunder by the U.S. Department of the Treasury, or the Treasury Regulations, and administrative and judicial interpretations, each as of the date of this prospectus supplement and all of which are subject to change, potentially with retroactive effect. Investors should consult their own tax advisors with respect to tax considerations that pertain to their investment in the Notes.

This discussion deals only with Notes held as capital assets within the meaning of Section 1221 of the Code and does not cover possible income tax considerations to beneficial owners (referred to in this discussion as “holders”) with special circumstances, including the U.S. federal income tax consequences applicable to holders such as financial institutions, insurance companies, controlled foreign corporations, passive foreign investment companies and regulated investment companies (and stockholders of such corporations), dealers in securities or currencies, traders in securities, former citizens of the United States, persons holding the Notes as a hedge against currency risks or as a position in a “straddle,” “hedge,” “constructive sale transaction” or “conversion transaction” (as those terms are defined under the Code), entities that are tax-exempt for U.S. federal income tax purposes, retirement plans, individual retirement accounts, tax-deferred accounts, persons subject to the alternative minimum tax, pass-through entities (including partnerships and other entities and arrangements classified as partnerships for U.S. federal income tax purposes) and beneficial owners of such pass-through entities, or persons whose functional currency (as defined in Section 985 of the Code) is not the U.S. dollar. This discussion also does not deal with holders of the Notes other than original purchasers of the Notes who acquire the Notes in this offering for a price equal to their original issue price (i.e., the first price at which a substantial amount of the Notes is sold other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). Investors considering purchasing the Notes should consult their own tax advisors concerning the application of the U.S. federal, state and local tax laws to their individual circumstances, as well as any consequences to such investors relating to purchasing, owning and disposing of the Notes under the laws of any non-U.S. taxing jurisdiction.

For purposes of this discussion, the term “U.S. holder” means a holder of a Note that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) a trust (a) subject to the control of one or more United States persons (as defined under the Code) and the primary supervision of a court in the United States, or (b) that has in force a valid election (under applicable Treasury Regulations) to be treated as a United States person, or (iv) an estate the income of which is subject to U.S. federal income taxation regardless of its source. The term “non-U.S. holder” means a holder of a Note that is neither a U.S. holder nor a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes).

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds any Notes, the U.S. federal income tax treatment of a partner, member or owner of such entity generally will depend upon the status of such partner, member or owner, the activities of such entity and certain determinations made at the partner, member or owner level. Such entities holding Notes, and persons holding interests in such entities, should each consult their own tax advisors as to the consequences of investing in the Notes in their individual circumstances.

Taxation of U.S. Holders

Payments or accruals of interest on a Note generally will be taxable to a U.S. holder as ordinary interest income at the time they are received (actually or constructively) or accrued, in accordance with the U.S. holder’s regular method of tax accounting.

If the issue price of a Note is less than its stated principal amount by more than, or an amount equal to, a specified de minimis amount, the Note will be considered as having been issued for U.S. federal income tax purposes with original issue discount (“OID”) in an amount equal to such excess. If the Note is issued with OID, a U.S. holder generally will be required to include the OID in gross income as ordinary interest income as the OID accrues, in advance of the receipt of cash attributable to that income and regardless of such holder’s regular method of tax accounting. Such OID will be included in gross income for each day during each taxable year in which a Note is held by a U.S. holder using a constant yield to maturity method that reflects the compounding of interest. This means that a U.S. holder will be required to include increasingly greater amounts of OID over time.

If a U.S. holder purchases a Note in this offering at a price that exceeds the stated principal amount of the Note, such holder will be considered to have purchased the Note with amortizable bond premium equal to the amount of that excess. A U.S. holder generally may elect to amortize the premium using a constant yield method over the remaining term of the Note as an offset to interest when included in income in accordance with such holder’s regular method of tax accounting. This election to amortize premium on a constant yield method will apply to all debt obligations (other than debt obligations the interest on which is excludable from gross income) held by such holder as of the beginning of, or acquired during or after, the first taxable year for which the election applies and may not be revoked without the consent of the Internal Revenue Service, or the IRS. If a U.S. holder makes the election to amortize bond premium with respect to a Note, such holder will be required to reduce its adjusted tax basis in such Note by the amount of the premium amortized. If a U.S. holder does not elect to amortize bond premium, that premium will decrease the gain or increase the loss such holder would otherwise recognize on the sale, exchange, redemption, retirement or other taxable disposition of the Note. Prospective investors should consult their own tax advisors regarding this election.

Upon the sale, exchange, redemption, retirement or other taxable disposition of a Note, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, retirement or other taxable disposition (excluding amounts representing accrued and unpaid interest, which are treated as ordinary income) and the U.S. holder’s adjusted tax basis in the Note. A U.S. holder’s adjusted tax basis in a Note generally will equal the U.S. holder’s initial investment in the Note, increased by OID previously included in income with respect to the Note and reduced by the amount of any bond premium previously amortized by the U.S. holder with respect to the Note as well as any cash payments on the Note other than qualified stated interest. Capital gain or loss generally will be long- term capital gain or loss if the U.S. holder’s holding period in the Note was more than one year. Long-term capital gains generally are taxed at reduced rates for individuals and certain other non-corporate U.S. holders, and the deductibility of capital losses is subject to limitations.

Taxation of Non-U.S. Holders

A non-U.S. holder generally will not be subject to U.S. federal income or withholding taxes on payments of principal or interest on a Note, provided that (i) income on the Note is not effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, (ii) in the case of interest income, the non-U.S. holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, does not own (actually or constructively) 10 percent or more of the total combined voting power of all classes of our stock and is not a controlled foreign corporation for U.S. federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership and (iii) the non-U.S. holder provides a statement on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) signed under penalties of perjury that includes the non-U.S. holder’s name and address and certifies that it is not a United States person in compliance with applicable requirements, or satisfies documentary evidence requirements for establishing that it is a non-U.S. holder. The amount of interest paid to a non-U.S. holder on the Notes will be reported to the non-U.S. holder and the IRS annually on IRS Form 1042-S even if the non-U.S. holder is exempt from the U.S. federal income or withholding taxes described above. Copies of the information returns reporting those payments and the amounts withheld also may be made available to the tax authorities in the country where the non-U.S. holder is resident under the provisions of an applicable income tax treaty or agreement.

A non-U.S. holder that is not exempt from tax under these rules generally will be subject to U.S. federal income tax withholding on payments of interest on the Notes at a rate of 30 percent unless (i) the income is effectively connected with the conduct of a U.S. trade or business, in which case the interest will be subject to U.S. federal income tax on a net income basis generally in the same manner as U.S. holders, or (ii) an applicable income tax treaty provides for a lower rate of, or exemption from, such withholding tax. To claim the benefit of an applicable income tax treaty, the non-U.S. holder must timely provide a properly executed IRS Form W-8BEN or IRS Form W-BEN-E (or other applicable form) and, to claim exemption from withholding tax because the interest income is effectively connected with a U.S. trade or business, the non-U.S. holder must timely provide a properly executed IRS Form W-8ECI (or other applicable form).

In the case of a non-U.S. holder that is a corporation and receives income that is effectively connected with the conduct of a U.S. trade or business, such income may also be subject to a branch profits tax (which is generally imposed on a non-U.S. corporation on the actual or deemed repatriation from the United States of earnings and profits attributable to a U.S. trade or business) at a 30 percent rate. The branch profits tax may not apply (or may apply at a reduced rate) if the non-U.S. holder is eligible for benefits under an applicable income tax treaty.

Generally, a non-U.S. holder will not be subject to U.S. federal income or withholding taxes on any amount that constitutes capital gain upon the sale, exchange, redemption, retirement or other taxable disposition of a Note, unless the gain is effectively connected with the conduct of a trade or business in the United States by the non-U.S. holder (and, if an income tax treaty applies, is attributable to a United States “permanent establishment” maintained by the non-U.S. holder). However, if an individual non-U.S. holder is present in the United States for 183 or more days during the taxable year in which the sale, exchange, redemption, retirement or other taxable disposition of a Note occurs, and certain other conditions exist, such U.S. holder will be subject to a flat 30 percent U.S. federal income tax on any resulting gain (except to the extent otherwise provided by an applicable income tax treaty), which may be offset by certain U.S. losses. Non-U.S. holders should consult their own tax advisors with regard to whether taxes will be imposed on capital gain in their individual circumstances.

A Note that is held by an individual who, at the time of such individual’s death, is not a citizen or resident of the United States, for U.S. federal estate tax purposes, generally will not be subject to the U.S. federal estate tax, unless, at the time of death, (i) such individual owns (actually or constructively) 10 percent or more of the total combined voting power of all classes of our stock or (ii) such individual’s interest in the Notes is effectively connected with the individual’s conduct of a U.S. trade or business.

Information Reporting and Backup Withholding

A U.S. holder (other than an “exempt recipient,” including a corporation and certain other persons who, when required, are able to demonstrate their exempt status) may be subject to backup withholding on, and information reporting requirements with respect to, payments of principal or interest on, and proceeds from the sale, exchange, redemption, retirement or other taxable disposition of, the Notes. In general, if a non-corporate U.S. holder subject to information reporting fails to furnish a correct taxpayer identification number or otherwise fails to comply with applicable backup withholding requirements, backup withholding at the applicable statutory rate may apply. Non-U.S. holders generally are exempt from information reporting and backup withholding, provided, if necessary, that they demonstrate their qualification for exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a holder generally would be allowed as a refund or a credit against such holder’s U.S. federal income tax provided the required information is timely furnished to the IRS.

Tax Shelter Reporting Regulations

Under applicable U.S. Treasury Regulations, if a U.S. holder recognizes a loss with respect to the Notes of $2 million or more for a non-corporate U.S. holder or $10 million or more for a corporate U.S. holder in any single taxable year (or a greater loss over a combination of taxable years), the U.S. holder may be required to file with the IRS a disclosure statement on IRS Form 8886. Direct U.S. holders of portfolio securities are in many cases excepted from this reporting requirement, but, under current guidance, U.S. holders of securities issued by a RIC are not exempt from such reporting. Future guidance may extend the current exception from this reporting requirement to U.S. holders of securities issued by most or all RICs. The fact that a loss is reportable under these U.S. Treasury Regulations does not affect the legal determination of whether a taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. holders of the Notes should consult their own tax advisors to determine the applicability of these U.S. Treasury Regulations in light of their individual circumstances.

Medicare Tax on Net Investment Income

A 3.8 percent tax is imposed under Section 1411 of the Code on the “net investment income” of certain U.S. citizens and residents and on the undistributed net investment income of certain estates and trusts. Among other items, net investment income generally includes payments of interest on, and net gains recognized from the sale, exchange, redemption, retirement or other taxable disposition of, the Notes, less certain deductions. Prospective investors in the Notes should consult their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of the Notes.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act provisions of the Code, or FATCA, the related Treasury Regulations and other IRS administrative guidance promulgated thereunder, when applicable, generally impose a U.S. federal withholding tax of 30 percent on interest on a debt obligation that produces U.S. source interest paid to certain non-U.S. entities (including, in some circumstances, where such an entity is acting as an intermediary) that fail to comply with certain certification and information reporting requirements. Prospective investors in the Notes should consult their own tax advisors regarding the effect, if any, of the FATCA rules to them based on their particular circumstances.

THE PRECEDING DISCUSSION IS NOT INTENDED TO BE A COMPLETE DISCUSSION OF ALL THE APPLICABLE TAX CONSEQUENCES TO A HOLDER OF PURCHASING, OWNING OR DISPOSING OF THE NOTES, NOR IS IT INTENDED TO CONSTITUTE TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES IN THEIR INDIVIDUAL CIRCUMSTANCES.

UNDERWRITING

BofA Securities, Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, KKR Capital Markets LLC, SMBC Nikko Securities America, Inc. and Truist Securities, Inc. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement between us and the representatives, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the aggregate principal amount of Notes set forth opposite its name below.

Underwriter	Principal Amount
BofA Securities, Inc.
BMO Capital Markets Corp.
J.P. Morgan Securities LLC
KKR Capital Markets LLC
SMBC Nikko Securities America, Inc.
Truist Securities, Inc.
Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of these Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The following table shows the total underwriting discounts that we are to pay to the underwriters in connection with this offering.

	Per Note		Total
Public offering price		%	$
Underwriting discount (sales load)		%	$
Proceeds, before expenses, to us		%	$

The underwriters propose to offer some of the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the Notes to certain other Financial Industry Regulatory Authority (FINRA) members at the public offering price less a concession not in excess of   % of the aggregate principal amount of the Notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of   % of the aggregate principal amount of the Notes. After the initial offering of the Notes to the public, the public offering price and such concessions may be changed. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The expenses of the offering, not including the underwriting discount, are estimated at $   and are payable by us.

An entity wholly-owned and controlled by an affiliate of the Adviser may purchase a significant amount of Notes in this offering through the underwriters at the offering price.

No Sales of Similar Securities

Subject to certain exceptions, we have agreed not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any debt securities issued or guaranteed by us or any securities convertible into or exercisable or exchangeable for debt securities issued or guaranteed by us or file or cause to be declared effective a registration statement under the Securities Act with respect to any of the foregoing, without the consent of the representatives, until the settlement date of this offering. This consent may be given at any time without public notice.

Listing

The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or quoted on any automated dealer quotation system. We have been advised by certain of the underwriters that certain of the underwriters presently intend to make a market in the Notes after completion of this offering as permitted by applicable laws and regulations. Such underwriters are not obligated, however, to make a market in the Notes and any such market-making may be discontinued at any time in the sole discretion of such underwriters without any notice. Accordingly, no assurance can be given that an active and liquid public trading market for the Notes will develop or be maintained, and no assurance can be given that an active and liquid public trading market for the Notes will be maintained. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.

Price Stabilization, Short Positions

In connection with the offering, the underwriters may purchase and sell Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of Notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing Notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market.

Any of these activities may cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be affected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time without any notice relating thereto.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Alternative Settlement Cycle

We expect that delivery of the Notes offered hereby will be made against payment therefor on or about   , 2024 which will be the     business day following the date of the pricing of the Notes offered hereby (such settlement being herein referred to as “T+ ”). Under Rule 15c6-1 promulgated under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes offered hereby prior to the date of delivery hereunder will be required, by virtue of the fact that the Notes offered hereby initially will settle in T+  business days, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement.

Electronic Offer, Sale and Distribution of Notes

The underwriters may make prospectuses available in electronic (PDF) format. A prospectus in electronic (PDF) format may be made available on a web site maintained by the underwriters, and the underwriters may distribute such prospectuses electronically.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us and our affiliates, for which they received or will receive customary fees and expenses, including acting as underwriter for our and our affiliates’ securities offerings.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours and our affiliates (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, the underwriters or their respective affiliates routinely hedge, or may hedge, its credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

KKR Capital Markets LLC, or KCM, an affiliate of the Company, in its capacity as a Joint Book-Running Manager, is expected to participate in the offering of the Notes described herein. KCM’s participation in the offering of the Notes could be considered an agency cross transaction for purposes of Section 206(3) of the Advisers Act. The Adviser, KCM, their affiliates and their agents and advisors face a potentially conflicting division of loyalties and responsibilities regarding any such transaction. Under Section 206(3) of the Advisers Act, agency cross transactions, if any, require client consent. For the avoidance of doubt, unless the fee has otherwise been disclosed and consented to by an Affiliated Buyer, no fee is being paid to KCM with respect to any participation by an investment fund, vehicle or account that is discretionarily managed in a fiduciary capacity by an affiliate of KCM for the benefit of one or more third party investors (an “Affiliated Buyer”). Each purchaser of Notes or of any beneficial interest therein, and each subsequent transferee thereof, will be deemed by its acquisition of such Notes (or beneficial interest therein) to have provided its consent to the transactions and procedures described above.

Certain of the net proceeds from the sale of the Notes, not including underwriting compensation, may be paid to affiliates of certain of the underwriters as lenders under certain of our financing arrangements. For example, an affiliate of J.P. Morgan Securities LLC is the administrative agent and a lender under the Company’s senior secured revolving credit facility. In addition, an affiliate of SMBC Nikko Securities America, Inc. is the administrative agent, collateral agent and a lender under the credit facility of CCT Tokyo Funding LLC, a wholly-owned special purpose financing subsidiary of the Company, and certain of the underwriters and their affiliates are lenders under the Company’s senior secured revolving credit facility. Further, J.P. Morgan Securities LLC acted as an advisor with respect to the listing of our shares of common stock on the NYSE and it, as well as certain of the underwriters herein, or their respective affiliates, were underwriters or purchasers with respect to the issuance of certain of the Company’s outstanding series of notes. U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee. In addition, a portion of the net proceeds from the sale of the Notes may be used to repay outstanding indebtedness under our credit facilities and certain notes. To the extent any of the underwriters or their affiliates hold some of such outstanding indebtedness, such party would receive a portion of the net proceeds from the sale of the Notes. Accordingly, any such underwriter may have a conflict of interest, in that it has an interest in the offerings beyond the respective underwriting discounts it receives in connection with the offering.

The principal business address of BofA Securities, Inc. is One Bryant Park, New York, New York 10036. The principal business address of BMO Capital Markets Corp. is 151 West 42nd Street, New York, New York 10036. The principal business address of J.P. Morgan Securities LLC is 383 Madison Avenue, New York, New York 10179. The principal business address of KKR Capital Markets LLC is 30 Hudson Yards, New York, New York 10001. The principal business address of SMBC Nikko Securities America, Inc. is 277 Park Avenue, New York, New York 10172. The principal business address of Truist Securities is 3333 Peachtree Road NE, 11th Floor, Atlanta, Georgia 30326.

Notice to the Prospective Investors in the European Economic Area

In relation to each European Economic Area Member State (each a “Relevant Member State”), no notes have been offered or will be offered pursuant to this offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation (as defined below), except that the Notes may be offered to the public in that Relevant Member State at any time:

(i)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(ii)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation) subject to obtaining the prior consent of the underwriters for any such offer; or

(iii) in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the Notes shall require the Company or any bank to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an ‘offer to the public in relation to the Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase any notes, and the expression “Prospectus Regulation” means Regulation (EU) 20 I 7/1129.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any notes under, this offering contemplated hereby will be deemed to have represented, warranted and agreed to and with each of the underwriters and their affiliates and the Company that:

(i)	it is a qualified investor within the meaning of the Prospectus Regulation; and

(ii)

in the case of any notes acquired by it as a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, (i) the Notes acquired by it in this offering have not been acquired on a non- discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the Prospectus Regulation and the prior consent of the underwriters has been given to the offer or resale; or where the Notes have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those notes to it is not treated under the Prospectus Regulation as having been made to such persons.

No key information document required by Regulation (EU) No 1286 /2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in a Relevant Member State has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in a Relevant Member State may be unlawful under the PRIIPs Regulation.

The Company, the underwriters and their affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the underwriters of such fact in writing may, with the prior consent of the underwriters, be permitted to acquire notes in this offering.

Notice to Prospective Investors in the United Kingdom

This Prospectus and any other material in relation to the notes described herein is only being distributed to, and is only directed at, and any investment or investment activity to which this Prospectus relates is available only to, and will be engaged in only with persons who are (i) persons having professional experience in matters relating to investments who fall within the definition of investment professionals in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “FPO”); or (iii) high net worth entities falling within Article 49(2)(a) to (d) of the FPO; (iii) outside the UK; or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any notes may otherwise lawfully be communicated or caused to be communicated, (all such persons together being referred to as “Relevant Persons”). The Notes are only available in the UK to, and any invitation, offer or agreement to purchase or otherwise acquire the Notes will be engaged in only with, the Relevant Persons. This Prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this Prospectus or any of its contents.

No notes have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the Notes which has been approved by the Financial Conduct Authority, except that the Notes may be offered to the public in the United Kingdom at any time:

(i)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(ii)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the initial purchasers for any such offer; or

(iii)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000;

provided that no such offer of the Notes shall require the Company and/or any underwriters or any of their affiliates to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the Notes in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase or subscribe for any notes and the expression “UK Prospectus Regulation” means Regulation (EU)2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

No key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Each person in the UK who acquires any notes in the Offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company, the underwriters and their affiliates that it meets the criteria outlined in this section.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Notes may only be made to persons known as the Exempt Investors who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Notes without disclosure to investors under Chapter 6D of the Corporations Act.

The Notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring the Notes must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or any other associated documents nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The Notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Residents of the People’s Republic of China (excluding Hong Kong, Macau and Taiwan)

This prospectus does not constitute a recommendation to acquire, an invitation to apply for or buy, or an offer to apply for or buy, a solicitation of interest in the application or purchase, of any securities, any interest in any securities investment fund or any other financial investment product, in the People’s Republic of China (for the purpose of this prospectus excluding Taiwan, Hong Kong and Macau) (“PRC”). This prospectus is solely for use by Qualified Domestic Institutional Investors and other qualified investors duly licensed in accordance with applicable laws of the PRC and must not be circulated or disseminated in the PRC for any other purpose. Any person or entity resident in the PRC must satisfy himself/itself that all applicable PRC laws and regulations have been complied with, and all necessary government approvals and licenses (including any investor qualification requirements) have been obtained, in connection with his/its investment outside of the PRC.

Notice to Prospective Investors in Hong Kong

Warning—The contents of this prospectus supplement have not been reviewed, approved or endorsed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice.

The Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) (“SFO”) and any rules made under the SFO, including the Securities and Futures (Professional Investor) Rules (Chapter 571D of the Laws of Hong Kong); or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) (“CWUMPO”) or which do not constitute an offer to the public within the meaning of the CWUMPO. No advertisement, invitation or document relating to the Notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO. This prospectus supplement is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the Notes described herein, and is not to be reproduced or distributed to any other persons (other than professional advisors of the prospective investor receiving this prospectus supplement).

Notice to Prospective Investors in Israel

No action has been, or will be, taken in Israel that would permit an offering of the Notes or a distribution of this prospectus supplement and the accompanying prospectus to the public in Israel. In particular, neither the prospectus supplement nor the accompanying prospectus has been reviewed or approved by the Israel Securities Authority. The Notes are being offered to a limited number of qualified investors listed on the first addendum of the Securities Law (a “Qualified Investor”), in all cases under the circumstances that will fall within the private placement exemption of the Israeli Securities Law of 1968 (“Securities Law”). This prospectus supplement and the accompanying prospectus may not be reproduced or used for any other purpose, nor be furnished to any other person other than those to whom copies have been sent. Any investor in the Notes shall be required to declare in writing prior to such purchase that it qualifies as a Qualified Investor, agrees to be deemed a Qualified Investor, and is aware of the consequences of being classified as a Qualified Investor, that it will comply with the guidelines of the Israel Securities Authority with respect to the sale or offer of securities to Qualified Investors (including those published on September 21, 2014), and that it is purchasing the Notes for its own benefit and on its own account and not with the aim or intention of distributing or offering the Notes to other parties. Nothing in this prospectus supplement or the accompanying prospectus should be considered ‘investment advice’, or ‘investment marketing’ as defined in the Regulation of Investment Advice, Investment Marketing and Portfolio Management Law of 1995. Any investor who purchases the Notes shall be required to declare in writing that it has the knowledge, expertise and experience in financial and business matters so as to be capable of evaluating the risks and merits of an investment in the Notes, without relying on any of the materials provided.

Notice to Prospective Investors in Saudi Arabia

This prospectus supplement may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 3-123-2017 dated 9/4/1439H (corresponding to 27/12/2017G) as amended by resolution number 1-104-2019 dated 01/02/1441H (corresponding to 30/09/2019G), as amended. The CMA does not make any representation as to the accuracy or completeness of this prospectus supplement and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus supplement. Prospective purchasers of the Notes offered hereby should conduct their own due diligence on the accuracy of the information relating to the Notes. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.

Notice to Prospective Investors in Canada

This prospectus constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the Notes. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus or on the merits of the Notes and any representation to the contrary is an offence.

Canadian investors are advised that this prospectus has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, the Company and the underwriters in the offering are exempt from the requirement to provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the Notes in Canada is being made on a private placement basis only and is exempt from the requirement that the Company prepares and files a prospectus under applicable Canadian securities laws. Any resale of Notes by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Notes outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases the Notes will be deemed to have represented to the Company, the underwriters and to each dealer from whom a purchase confirmation is received, as applicable, that the investor is (i) purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws; (ii) an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this prospectus does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the Notes and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the Notes or with respect to the eligibility of the Notes for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defenses under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

LEGAL MATTERS

Certain legal matters regarding the securities offered hereby have been passed upon for us by Dechert LLP, Philadelphia, Pennsylvania, and certain matters with respect to Maryland law have been passed upon by Miles & Stockbridge P.C., Baltimore, Maryland. Certain legal matters in connection with the offering have been passed upon for the underwriters by Ropes & Gray LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The 2023 and 2022 consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference (which reports (1) express an unqualified opinion on the 2023 and 2022 consolidated financial statements, and (2) express an unqualified opinion of the effectiveness of internal control over financial reporting).

INCORPORATION BY REFERENCE

This prospectus supplement is part of a registration statement that we have filed with the SEC. The SEC allows us to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus supplement, and later information that we file with the SEC will automatically update and, where applicable, supersede this information.

We incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities offered by this prospectus supplement have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus supplement.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed by us with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 26, 2024;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2024;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May  8, 2024, August  6, 2024 and November 6, 2024, respectively; and

•	our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on June 3, 2024, June 6, 2024, June 21, 2024 and August 16, 2024.

AVAILABLE INFORMATION

We file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. This information is available free of charge by calling us collect at (215) 495-1150 or on our website at www.fskkradvisor.com/fsk. Information contained on our and FSKR’s website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider that information to be part of this prospectus supplement or the accompanying prospectus. The SEC maintains an Internet website that contains reports, proxy and information statements and other information filed electronically by us with the SEC which are available free of charge on the SEC’s Internet website at http://www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by sending a request by email to: publicinfo@sec.gov.

PROSPECTUS

Common Stock

Preferred Stock

Warrants

Subscription Rights

Debt Securities

We are an externally managed, non-diversified, closed-end management investment company that has elected to be regulated as a business development company, or BDC, under the Investment Company Act of 1940, as amended, or the 1940 Act. Our investments and activities are managed by FS/KKR Advisor, LLC, or the Adviser, a registered investment adviser under the Investment Advisers Act of 1940, as amended, or the Advisers Act, that is jointly operated by an affiliate of Franklin Square Holdings, L.P., or FS Investments, and by KKR Credit Advisors (US) LLC, or KKR Credit.

We may offer, from time to time, in one or more offerings or series, together or separately, our common stock, preferred stock, warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, subscription rights or debt securities, which we refer to, collectively, as the “securities”. We may sell our common stock through underwriters or dealers, “at-the-market” to or through a market maker into an existing trading market or otherwise directly to one or more purchasers or through agents or through a combination of methods of sale. The identities of such underwriters, dealers, market makers or agents, as the case may be, will be described in one or more supplements to this prospectus. The securities may be offered at prices and on terms to be described in one or more supplements to this prospectus. In the event we offer common stock, the offering price per share of our common stock exclusive of any underwriting commissions or discounts will not be less than the net asset value per share of our common stock at the time we make the offering except (1) in connection with a rights offering to our existing stockholders, (2) with the consent of the majority of our common stockholders and approval of our board of directors or (3) under such circumstances as the Securities and Exchange Commission, or the SEC, may permit. In past years, we obtained the approval of our stockholders to issue shares of common stock at prices below the then-current net asset value of our common stock, subject to certain conditions, during the twelve-month periods beginning on the date of such approvals. The current authorization expires on August 16, 2025. At our 2025 annual stockholder meeting, we expect that we will again seek the approval of our stockholders to issue shares of our common stock at prices below the then-current net asset value per share for a twelve-month period following stockholder approval. See “Risk Factors” and “Sales of Common Stock Below Net Asset Value” for more information.

Our common stock is traded on the New York Stock Exchange, LLC, or the NYSE, under the ticker symbol “FSK”. The last reported closing price for our common stock on September 18, 2024 was $19.64 per share. The net asset value of our common stock on June 30, 2024 (the last date prior to the date of this prospectus for which we publicly disclosed our net asset value) was $23.95 per share.

We invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be difficult to value and illiquid.

Investing in our securities may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of investment. See “Risk Factors” beginning on page 14 of this prospectus, in our most recent Annual Report on Form 10-K, in any of our other filings with the SEC, and in any applicable prospectus supplement to read about the risks you should consider before buying our securities, including the risk of leverage.

This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, and any related free writing prospectus, and the documents incorporated by reference, before buying any of the securities being offered and keep them for future reference. We file annual, quarterly and current reports, proxy statements and other information about us with the SEC. This information is available free of charge by contacting us at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112, by calling us collect at (215) 495-1150 or by visiting our website at www.fskkradvisor.com. Information contained on our website is not incorporated by reference into this prospectus or any supplements to this prospectus, and you should not consider that information to be part of this prospectus or any supplements to this prospectus. The contact information provided above may be used by you to make investor inquiries. The SEC also maintains a website at www.sec.gov that contains such information.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

THE DATE OF THIS PROSPECTUS IS SEPTEMBER 19, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using the automatic “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration process, we may offer from time to time, in one or more offerings or series, our common stock, preferred stock, warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, subscription rights or debt securities on the terms to be determined at the time of the offering. We may sell our common stock through underwriters or dealers, “at-the-market” to or through a market maker, into an existing trading market or otherwise directly to one or more purchasers or through agents or through a combination of methods of sale. The identities of such underwriters, dealers, market makers or agents, as the case may be, will be described in one or more supplements to this prospectus. The securities may be offered at prices and on terms described in one or more supplements to this prospectus. This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and the prospectus and prospectus supplement will together serve as the prospectus.

Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described below under “Incorporation by Reference” and “Available Information.” In this prospectus, we use the term “day” to refer to a calendar day, and we use the term “business day” to refer to any day other than Saturday, Sunday, a legal holiday or a day on which banks in New York City are authorized or required to close, or any day that the NYSE is closed for trading.

You should rely only on the information contained in this prospectus, any accompanying prospectus supplement, any free writing prospectus, the documents incorporated by reference in this prospectus and any applicable prospectus supplement, or any other information which we have referred you when considering whether to purchase any securities offered by this prospectus. We have not authorized any other person to provide you with different information from that contained in this prospectus and accompanying prospectus supplements or free writing prospectuses. The information contained in this prospectus, accompanying prospectus supplements and free writing prospectuses is complete and accurate only as of its date. If there is a material change in our affairs, we will amend or supplement these documents only as required by law.

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PROSPECTUS SUMMARY

This summary highlights some of the information contained elsewhere in this prospectus. It is not complete and may not contain all of the information that you may want to consider. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included or incorporated by reference in this prospectus and the accompanying prospectus supplement. Unless otherwise noted in this prospectus, the terms “we,” “us,” “our,” the “Company” and “FSK” refer to FS KKR Capital Corp. In addition, the term “Adviser” refers to FS/KKR Advisor, LLC.

THE COMPANY

Overview

We were incorporated under the general corporation laws of the State of Maryland on December 21, 2007 and formally commenced investment operations on January 2, 2009. We are an externally managed, non-diversified, closed-end management investment company that has elected to be regulated as a BDC under the 1940 Act and has elected to be treated for U.S. federal income tax purposes, and intends to qualify annually, as a regulated investment company, or RIC, under Subchapter M of the Internal Revenue Code of 1986, as amended, or the Code. As of June 30, 2024, we had total assets of approximately $15.1 billion.

We are externally managed by the Adviser pursuant to the investment advisory agreement and supervised by our board of directors, a majority of whom are independent.

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Our investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation. We seek to meet our investment objectives by: utilizing the experience and expertise of the management team of the Adviser;

•	employing a defensive investment approach focused on long-term credit performance and principal protection;

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focusing primarily on debt investments in a broad array of private U.S. companies, including middle market companies, which we define as companies with annual earnings before interest, taxes, depreciation and amortization, or EBITDA, of $50 million to $150 million at the time of investment;

•	investing primarily in established, stable enterprises with positive cash flows; and

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maintaining rigorous portfolio monitoring, in an attempt to anticipate and pre-empt negative credit events within our portfolio, such as an event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company.

We pursue our investment objective by investing primarily in the debt of middle market U.S. companies with a focus on originated transactions sourced through the network of the Adviser and its affiliates. We define direct originations as any investment where the Company’s investment adviser, sub-adviser or their affiliates had negotiated the terms of the transaction beyond just the price, which, for example, may include negotiating financial covenants, maturity dates or interest rate terms. These directly originated transactions include participation in other originated transactions where there may be third parties involved, or a bank acting as an intermediary, for a closely held club, or similar transactions.

Our portfolio is comprised primarily of investments in senior secured loans and second lien secured loans of private middle market U.S. companies and, to a lesser extent, subordinated loans and certain asset-based financing loans of private U.S. companies. Although we do not expect a significant portion of our portfolio to be comprised of subordinated loans, there is no limit on the amount of such loans in which we may invest. We may purchase interests in loans or make other debt investments, including investments in senior secured bonds, through secondary market transactions in the “over-the-counter” market or directly from our target companies as primary market or directly originated investments. In connection with our debt investments, we may on occasion receive equity interests such as warrants or options as additional consideration. We may also purchase or otherwise acquire interests in the form of common or preferred equity or equity-related securities, such as rights and warrants that may be converted into or exchanged for common stock or other equity or the cash value of common stock or other equity, including through a co-investment with a financial sponsor or possibly the restructuring of an investment. In addition, a portion of our portfolio may be comprised of corporate bonds, structured products, other debt securities and derivatives, including total return swaps and credit default swaps. The Adviser will seek to tailor our investment focus as market conditions evolve. Depending on market conditions, we may increase or decrease our exposure to less senior portions of the capital structures of our portfolio companies or otherwise make opportunistic investments, such as where the market price of loans, bonds or other securities reflects a lower value than deemed warranted by the Adviser’s fundamental analysis. Such investment opportunities may occur due to general dislocations in the markets, a misunderstanding by the market of a particular company or an industry being out of favor with the broader investment community and may include event driven investments, anchor orders and structured products.

The senior secured loans, second lien secured loans and senior secured bonds in which we invest generally have stated terms of three to seven years and subordinated debt investments that we make generally have stated terms of up to ten years, but the expected average life of such securities is generally three to four years. However, we may invest in loans and securities with any maturity or duration. Our debt investments may be rated by a nationally recognized statistical rating organization, or NRSRO, and, in such case, generally will carry a rating below investment grade (rated lower than “Baa3” by Moody’s Investors Service, Inc., or Moody’s, or lower than “BBB-” by Standard & Poor’s Ratings Services, or S&P). We may invest without limit in debt or other securities of any rating, as well as debt or other securities that have not been rated by a NRSRO.

To seek to enhance our returns, we employ leverage as market conditions permit and at the discretion of the Adviser, but in no event will leverage employed exceed the maximum amount permitted by the 1940 Act. Prior to June 14, 2019, in accordance with the 1940 Act, we were allowed to borrow amounts such that our asset coverage, calculated pursuant to the 1940 Act, was at least 200% after such borrowing. Effective June 15, 2019, following approval by our stockholders, our asset coverage requirement was reduced from 200% to 150%.

As a BDC, we are subject to certain regulatory restrictions in making our investments. For example, BDCs generally are not permitted to co-invest with certain affiliated entities in transactions originated by the BDC or its affiliates in the absence of an exemptive order from the U.S. Securities and Exchange Commission, or the SEC. However, BDCs are permitted to, and may, simultaneously co-invest in transactions where price is the only negotiated term. In an order dated January 5, 2021, the SEC granted exemptive relief permitting us, subject to the satisfaction of certain conditions, to co-invest in certain privately negotiated investment transactions, including investments originated and directly negotiated by the Adviser or KKR Credit, with certain affiliates of the Adviser, or our co-investment affiliates. We believe this relief enhances our ability to further our investment objectives and strategy. We believe this relief may also increase favorable investment opportunities for us, in part, by allowing us to participate in larger investments, together with our co-investment affiliates, than would be available to us if such relief had not been obtained.

Acquisition of FS KKR Capital Corp. II

On June 16, 2021, pursuant to the Agreement and Plan of Merger dated as of November 23, 2020, or the 2020 Merger Agreement, we completed the merger of Rocky Merger Sub, Inc., or the Merger Sub, with and into FS KKR Capital Corp. II, or FSKR, with FSKR continuing as the surviving company, and as a wholly-owned subsidiary of the Company, or the First Merger, and immediately thereafter, FSKR merged with and into the Company, with the Company continuing as the surviving company, or together with the First Merger, the 2021 Merger. In accordance with the terms of the 2020 Merger Agreement, (i) each outstanding share of FSKR common stock was converted into the right to receive 0.9498 shares of the Company’s common stock. This exchange ratio was determined based on the closing net asset value, or NAV, per share of $26.77 and $25.42 for the Company and FSKR, respectively, as of June 14, 2021, to ensure that the NAV of shares investors will own in FSK is equal to the NAV of the shares they held in FSKR. As a result, the Company issued an aggregate of approximately 161,374,028 shares of its common stock to former FSKR stockholders. Following the consummation of the 2021 Merger, we entered into an amended and restated investment advisory agreement with the Adviser, or the investment advisory agreement.

About the Adviser

The Adviser is a Delaware limited liability company, located at 201 Rouse Boulevard, Philadelphia, PA 19112, registered as an investment adviser with the SEC under the Advisers Act. The Adviser is a partnership between an affiliate of Franklin Square Holdings, L.P. (which does business as FS Investments), or FS Investments, and KKR Credit. Our chairman and chief executive officer, Michael C. Forman, serves as the Adviser’s chairman and chief executive officer.

The Adviser has significant experience in private lending and private equity investing, and has developed an expertise in using all levels of a firm’s capital structure to produce income-generating investments, while focusing on risk management. The Adviser also has extensive knowledge of the managerial, operational and regulatory requirements of publicly registered alternative asset entities, such as BDCs. We believe that the active and ongoing participation by the Adviser, FS Investments, KKR Credit and their respective affiliates in the credit markets, and the depth of experience and disciplined investment approach of the Adviser, will allow the Adviser to successfully execute our investment strategies.

Our board of directors, which is comprised of a majority of independent directors, oversees and monitors our investment performance, and beginning with the second anniversary of the effective date of the investment advisory agreement, will review the investment advisory agreement to determine, among other things, whether the fees payable under such agreement are reasonable in light of the services provided.

About FS Investments

FS Investments is a global alternative asset manager dedicated to delivering superior performance and innovative investment and capital solutions. The firm manages over $82 billion in assets for a wide range of clients, including institutional investors, financial professionals and individual investors. FS Investments provides access to a broad suite of alternative asset classes and strategies through its best-in-class investment teams and partners. With its diversified platform and flexible capital solutions, the firm is a valued partner to general partners, asset owners and portfolio companies. FS Investments is grounded in its high-performance culture and guided by its commitment to building value for its clients, investing in its colleagues and giving back to its communities. The firm has more than 500 employees across offices in the U.S., Europe and Asia and is headquartered in Philadelphia.

About KKR Credit

KKR Credit is a Delaware limited liability company, located at 555 California Street, 50th Floor, San Francisco, CA 94104, registered as an investment adviser with the SEC under the Advisers Act. It had approximately $237 billion of assets under management as of June 30, 2024 across investment funds, structured finance vehicles, specialty finance companies and separately managed accounts that invest capital in both liquid and illiquid credit strategies on behalf of some of the largest public and private pension plans, global financial institutions, university endowments and other institutional and public market investors. Its investment professionals utilize an industry and thematic approach to investing and benefit from access, where appropriate, to the broader resources and intellectual capital of KKR & Co. Inc., or KKR & Co.

KKR Credit is a subsidiary of KKR & Co., a leading global investment firm with over $601 billion in assets under management as of June 30, 2024, that manages investments across multiple asset classes, including private equity, energy, infrastructure, real estate and credit, with strategic manager partnerships that manage hedge funds. KKR & Co. aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR & Co. portfolio companies. KKR & Co. invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business.

Risk Factors

Investing in FSK involves risks. The following is a summary of the principal risks that you should carefully consider before investing in our securities. In addition, see “Risk Factors” beginning on page 14 and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q incorporated by reference herein for a more detailed discussion of the principal risks as well as certain other risks you should carefully consider before deciding to invest in our securities.

Risks Related to Our Business and Structure

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If our investment advisory agreement were to be terminated, or if the Adviser loses any members of its senior management team, our ability to achieve our investment objectives could be significantly harmed.

•	The inability of the Adviser to generate investment opportunities through relationships with private equity sponsors, investment banks and commercial banks could adversely affect our business.

•	We operate in a highly competitive market for investment opportunities.

•	The Small Business Credit Availability Act allows us to incur additional leverage.

•	Failure to safeguard the security of our data could compromise our ability to conduct business.

Risks Related to the Adviser and its Affiliates

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The Adviser and its affiliates face conflicts of interest as a result of arrangements between us and the Adviser and related to obligations the Adviser and its affiliates have to our affiliates and to other clients.

•	We may be obligated to pay the Adviser incentive compensation on income that we have not received.

•	We may face additional competition because employees of the Adviser are not prohibited from raising money for or managing another entity that makes the same types of investments that we target.

Risks Related to Business Development Companies and RICs

•	Failure to maintain our status as a BDC would reduce our operating flexibility.

•	Our ability to acquire investments may be adversely affected if we cannot obtain financing.

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The requirement that we invest a sufficient portion of our assets in qualifying assets could preclude us from investing in accordance with our current business strategy; conversely, the failure to invest a sufficient portion of our assets in qualifying assets could result in our failure to maintain our status as a BDC.

Risks Related to our Investments

•	Inflation may adversely affect the business, results of operations and financial condition of our portfolio companies.

•	Our investments in prospective portfolio companies may be risky, and we could lose all of our investment.

•	Our investments in private investment funds subject us indirectly to the underlying risks of such private investment funds and additional fees and expenses.

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There may be circumstances where our debt investments could be subordinated to claims of other creditors or we could be subject to lender liability claims. If there is a default, the value of any collateral securing our debt investments may not be sufficient to repay in full both the other creditors and us.

•	Declines in market values or fair market values of our investments could result in significant net unrealized depreciation of our portfolio, which in turn would reduce our net asset value.

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A significant portion of our investment portfolio does not have a readily available market price and is and will be recorded at fair value in accordance with policies and procedures approved by our board of directors and, as a result, there is and will be uncertainty as to the value of our portfolio investments.

•	We are exposed to risks associated with changes in interest rates.

•	Our investments may include original issue discount and PIK instruments.

•	We may from time to time enter into derivative transactions which expose us to certain risks.

Risks Related to Debt Financing

•	We currently incur indebtedness to make investments, which magnifies the potential for gain or loss on amounts invested in our common stock and may increase the risk of investing in our common stock.

•	The agreements governing our debt financing arrangements contain various covenants which, if not complied with, could have a material adverse effect on our ability to meet our investment obligations.

Risks Related to an Investment in Our Common Stock

•	There is a risk that investors in our common stock may not receive distributions.

•	Portions of the distributions that we make may represent a return of capital to stockholders.

•	Our shares of common stock may trade at a discount to net asset value, and we may issue shares at prices below our then-current net asset value.

•	We may pay distributions from offering proceeds, borrowings or the sale of assets.

•	Certain provisions of our charter and bylaws as well as provisions of the Maryland General Corporation Law could deter takeover attempts and have an adverse impact on the value of our common stock.

•	Holders of any preferred stock that we issue will have the right to elect members of the board of directors.

General Risk Factors

•	Future disruptions or instability in capital markets could negatively impact the valuation of our investments and our ability to raise capital.

•	Future economic recessions or downturns could impair our portfolio companies and harm our operating results.

•	Events outside of our control, including public health crises, could negatively affect our portfolio companies and our results of operations.

•

If a period of capital market disruption and instability continues for an extended period of time, there is a risk that investors in our equity securities may not receive distributions consistent with historical levels or at all or that our distributions may not grow over time and a portion of our distributions may be a return of capital.

•	Economic sanction laws in the United States and other jurisdictions may prohibit us and our affiliates from transacting with certain countries, individuals and companies.

Our Corporate Information

Our principal executive offices are located at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19122 and our telephone number is (215) 495-1150. We maintain a website located at www.fskkradvisor.com. Information on our website is not incorporated by reference into this prospectus, and you should not consider such information to be part of this prospectus.

OFFERINGS

We may offer, from time to time, in one or more offerings or series, our common stock, preferred stock, warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, subscription rights or debt securities on terms to be determined at the time of the offering. We will offer our securities at prices and on terms to be set forth in one or more supplements to this prospectus. The offering price per share of our common stock, less any underwriting commissions or discounts, generally will not be less than the net asset value per share of our common stock at the time of an offering. However, we may issue shares of our common stock pursuant to this prospectus at a price per share that is less than our net asset value per share (a) in connection with a rights offering to our existing stockholders, (b) with the prior approval of the majority of our common stockholders or (c) under such other circumstances as the SEC may permit. Any such issuance of shares of our common stock below net asset value may be dilutive to the net asset value of our common stock. See “Risk Factors—Risks Related to Debt Financing” and “Risk Factors—Risks Related to an Investment in Our Common Stock” in our most recent Annual Report on Form 10-K as well as “Risk Factors” included in this prospectus.

We may offer our securities directly to one or more purchasers, including existing stockholders in a rights offering, through agents that we designate from time to time or to or through underwriters or dealers. The prospectus supplement relating to each offering will identify any agents or underwriters involved in the sale of our securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution.” We may not sell any of our securities through agents, underwriters or dealers without delivery of a prospectus supplement describing the method and terms of the offering of our securities. Set forth below is additional information regarding offerings of our securities:

Use of proceeds	Unless otherwise specified in a prospectus supplement or any free writing prospectus relating to an offering, we intend to use substantially all of the proceeds from a sale of our securities, net of expenses, for general corporate purposes, which may include, among other things, making investments in private U.S. companies in accordance with our investment objectives and using the strategies described in this prospectus or repaying indebtedness. Each supplement to this prospectus relating to an offering will more fully identify the use of the proceeds from such offering. See “Use of Proceeds.”

Distributions	Subject to applicable legal restrictions and the sole discretion of our board of directors, we intend to declare and pay regular cash distributions on a quarterly basis. From time to time, we may also pay special interim distributions in the form of cash or shares of our common stock at the discretion of our board of directors. The timing and amount of any future distributions to stockholders are subject to applicable legal restrictions and the sole discretion of our board of directors. See “Distributions.”

Taxation	We have elected to be subject to tax as a RIC under Subchapter M of the Code. As a RIC, we generally will not be subject to pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that we timely distribute each tax year as distributions for U.S. federal income tax purposes to our stockholders. To qualify for and maintain our qualification as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described herein). See “Material U.S. Federal Income Tax Considerations.”

Distribution reinvestment plan	We have adopted an “opt out” distribution reinvestment plan that provides for reinvestment of our distributions on behalf of our stockholders unless a stockholder elects to receive cash. As a result, if our board of directors declares a cash distribution, then stockholders who have not elected to “opt out” of our distribution reinvestment plan will have their cash distributions automatically reinvested in additional shares of our common stock as described below. The timing and amount of any future distributions to stockholders are subject to applicable legal restrictions and the sole discretion of our board of directors. See “Distribution Reinvestment Plan” below.

Trading Symbol	“FSK”

Leverage	We borrow funds to make additional investments. We use this practice, which is known as “leverage,” to attempt to increase returns to our stockholders, but it involves significant risks. See “Risk Factors” and “Senior Securities.” We are currently allowed to borrow amounts such that our asset coverage, as calculated pursuant to the Investment Company Act, equals at least 150% after such borrowing. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Financial Condition, Liquidity and Capital Resources” in our most recent Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Financial Condition, Liquidity and Capital Resources” in our most recent Quarterly Report on Form 10-Q.

Management arrangements	FS/KKR Advisor, LLC serves as our investment adviser and as our administrator. For a description of the Adviser, see “Business” in our most recent Annual Report on Form 10-K under the captions “About the Adviser” and “Operating and Regulatory Structure.”

Available information	We file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. This information is available free of charge by calling us collect at (215) 495-1150 or on our website at www.fskkradvisor.com. Information contained on our website is not incorporated by reference into this prospectus or any supplements to this prospectus, and you should not consider that information to be part of this prospectus or any supplements to this prospectus. The SEC maintains an Internet website that contains reports, proxy and information statements and other information filed electronically by us with the SEC which are available free of charge on the SEC’s Internet website at http://www.sec.gov. See “Available Information.”

Incorporation by reference	This prospectus is part of a registration statement that we have filed with the SEC. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that document. Any reports filed by us with the SEC before the date that any offering of any securities by means of this prospectus and any accompanying prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. See “Incorporation by Reference.”

FEES AND EXPENSES

The following table is intended to assist you in understanding the costs and expenses that an investor in shares of our common stock will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “you,” “us” or “FS KKR Capital Corp.,” or that “we” will pay fees or expenses, stockholders will indirectly bear such fees or expenses as investors in us.

Stockholder Transaction Expenses (as a percentage of offering price)
Sales load(1)	—%
Offering expenses(2)	—%
Distribution reinvestment plan expenses(3)	None

Total stockholder transaction expenses	—%

Annual expenses (as a percentage of net assets attributable to common stock)(4)
Base management fee(5)	3.16%
Incentive fees payable under the investment advisory agreement(6)	2.56%
Interest payments on borrowed funds(7)	9.39%
Other expenses(8)	0.86%
Acquired fund fees and expenses(9)	1.63%
Total annual expenses(10)	17.60%

(1)	In the event that the securities to which this prospectus relates are sold to or through underwriters or agents, a corresponding prospectus supplement will disclose the applicable sales load.
(2)

The related prospectus supplement will disclose the estimated amount of total offering expenses (which may include offering expenses borne by third parties on our behalf), the offering price and the offering expenses borne by us as a percentage of the offering price.

(3)	The estimated expenses associated with our distribution reinvestment plan are included in “Other expenses.” See “Distribution Reinvestment Plan.”
(4)	“Net assets attributable to common stock” equals our average net assets of $6.9 billion as of June 30, 2024.
(5)

Our base management fee under the investment advisory agreement is payable quarterly in arrears and is calculated at an annual rate of 1.50% of the average weekly value of our gross assets, which are assumed to equal 222% of our average net assets as described in Note 4 above. To the extent our gross assets financed by leverage exceed 1.0x debt-to-equity, the excess amount of gross assets are calculated at rate of 1.00%. The base management fee shown in the table above is higher than 1.50% because the base management fee in the table is required to be calculated as a percentage of our average net assets, rather than gross assets.

(6)

The incentive fee in the investment advisory agreement consists of two parts. The first part of the incentive fee, which is referred to as the subordinated incentive fee on income, will be calculated and payable quarterly in arrears, will equal 17.5% of our “pre-incentive fee net investment income” for the immediately preceding quarter and will be subject to a hurdle rate, expressed as a rate of return on our net assets, equal to 1.75% per quarter, or an annualized hurdle rate of 7.0%. The amount in the table above assumes that the subordinated incentive fee on income will be 2.56% of average net assets. This figure is based on the annualized subordinated incentive fees on income accrued for the six months ended June 30, 2024 recalculated based on the base management fee and incentive fee in the investment advisory agreement, and assumes that such amount represents the subordinated incentive fees on income that will be payable over the twelve months following June 30, 2024. The actual subordinated incentive fee on income as a percentage of our average net assets may be higher than this amount.

The second part of the incentive fee, which is referred to as the incentive fee on capital gains, is determined and payable in arrears as of the end of each calendar year (or upon termination of the investment advisory agreement). This fee equals 20.0% of our incentive fee capital gains, which equals our realized capital gains on a cumulative basis from inception, calculated as of the end of the applicable period, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains incentive fees. The amount in the table assumes that there is no incentive fee on capital gains and is based on the net unrealized depreciation as of June 30, 2024. Such amounts are expressed as a percentage of the average net assets as of such date.

(7)

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources” in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q for a discussion of our financing arrangements. The calculation assumes (i) $19.2 billion in total assets, (ii) a weighted average cost of funds of 5.34%, (iii) $12.1 billion in debt outstanding (i.e., assumes that the maximum amount of available borrowings under our current debt facilities that we are permitted under the 1940 Act minimum asset coverage requirement is outstanding as of June 30, 2024) and (iv) $6.7 billion in stockholders’ equity.

(8)

Other expenses include accounting, legal and auditing fees and excise and state taxes, as well as the reimbursement of the compensation of administrative personnel and fees payable to our directors who do not also serve in an executive officer capacity for us or the Adviser. The amount presented in the table reflects annualized results of our operations for the quarter ended June 30, 2024.

(9)

Stockholders indirectly bear the expenses of underlying funds or other investment vehicles in which we invest that (1) are investment companies or (2) would be investment companies under section 3(a) of the 1940 Act but for the exceptions to that definition provided for in sections 3(c)(1) and 3(c)(7) of the 1940 Act. This amount includes the fees and expenses of Credit Opportunities Partners JV, LLC (“COP JV”), our joint venture with South Carolina Retirement Systems Group Trust. The amount shown is the expense ratio of COP JV for the six months ended June 30, 2024 and multiplied by the value of the Company’s holding of COP JV as of June 30, 2024, divided by the Company’s net assets as of June 30, 2024.

(10)

“Total annual expenses” as a percentage of net assets attributable to common stock are higher than the total annual expenses percentage would be for a company that is not leveraged. We borrow money to leverage our net assets and increase our total assets. The SEC requires that the “total annual expenses” percentage be calculated as a percentage of net assets (defined as total assets less indebtedness), rather than the total assets, including assets that have been funded with borrowed monies. If the “total annual expenses” percentage were calculated instead as a percentage of total assets, our “total annual expenses” would be 7.95% of total assets.

Example

The following example demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in our common stock. Transaction expenses are not included in the following example. In the event that shares of common stock are sold to or through underwriters or agents, a corresponding prospectus supplement will restate this example to reflect the applicable sales load. See “Plan of Distribution” for additional information regarding stockholder transaction expenses.

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return (none of which is subject to our incentive fee on capital gains):	$143	$387	$585	$929
You would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return resulting entirely from net realized capital gains (all of which is subject to our incentive fee on capital gains):	$152	$406	$608	$947

The example and the expenses in the tables above should not be considered a representation of our future expenses, and actual expenses may be greater or less than those shown. Because the example assumes, as required by the SEC, a 5.0% annual return, no subordinated incentive fee on income would be accrued and payable in any of the indicated time periods. Our performance will vary and may result in a return greater or less than 5.0%. If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, our expenses, and returns to our investors, would be higher. In addition, while the example assumes reinvestment of all distributions at net asset value, reinvestment of distributions under our distribution reinvestment plan may occur at a price per share that differs from the then-current net asset value per share. See “Distribution Reinvestment Plan” for additional information regarding our distribution reinvestment plan. See “Plan of Distribution” for additional information regarding stockholder transaction expenses.

FINANCIAL HIGHLIGHTS

The information contained in Note 12 to our audited consolidated financial statements in our most recent Annual Report on Form 10-K and in Note 11 to our unaudited consolidated financial statements in our most recent Quarterly Report on Form 10-Q is incorporated by reference herein.

The following is a schedule of financial highlights of the Company for the years ended December 31, 2018, 2017, 2016, 2015 and 2014. The below schedule does not give effect to the 4 to 1 reverse stock split consummated by the Company on June 15, 2020.

	Year Ended December 31,
	2018	2017	2016	2015	2014
Per Share Data:(1)
Net asset value, beginning of period	$9.30	$9.41	$9.10	$9.83	$10.18
Results of operations(2)
Net investment income (loss)	0.82	0.83	0.85	1.10	0.97
Net realized gain (loss) and unrealized appreciation (depreciation)	(1.43)	(0.08)	0.35	(0.94)	(0.19)

Net increase (decrease) in net assets resulting from operations	(0.61)	0.75	1.20	0.16	0.78

Stockholder distributions(3)
Distributions from net investment income	(0.85)	(0.86)	(0.89)	(0.75)	(0.79)
Distributions from net realized gain on investments	—	—	—	(0.14)	(0.29)

Net decrease in net assets resulting from stockholder distributions	(0.85)	(0.86)	(0.89)	(0.89)	(1.08)

Capital share transactions
Issuance of common stock(4)	0.00	0.00	0.00	0.00	0.00
Repurchases of common stock(5)	0.04	—	—	—	(0.05)
Deduction of deferred costs(6)	(0.04)	—	—	—	—

Net increase (decrease) in net assets resulting from capital share transactions	0.00	—	—	—	(0.05)

Net asset value, end of period	$7.84	$9.30	$9.41	$9.10	$9.83

Per share market value, end of period	$5.18	$7.35	$10.30	$8.99	$9.93

Shares outstanding, end of period	531,478,739	245,725,416	244,063,357	242,847,016	240,896,559

Total return based on net asset value(7)	(6.56)%	7.97%	13.19%	1.63%	7.17%

Total return based on market value(8)	(20.15)%	(21.39)%	25.91%	(0.78)%	5.52%

Ratio/Supplemental Data:
Net assets, end of period	$4,166	$2,285	$2,297	$2,209	$2,367
Ratio of net investment income to average net assets(9)	9.15%	8.86%	9.32%	11.25%	9.54%
Ratio of total operating expenses to average net assets(8)	8.57%	9.48%	9.69%	8.90%	8.90%
Ratio of net operating expenses to average net assets(9)	8.44%	9.37%	9.69%	8.90%	8.79%
Portfolio turnover	19.92%	29.17%	29.65%	39.93%	50.27%
Total amount of senior securities outstanding, exclusive of treasury securities	$3,397	$1,722	$1,703	$1,835	$1,864
Asset coverage per unit(10)	2.23	2.33	2.35	2.20	2.27

(1)	Per share data may be rounded in order to recompute the ending net asset value per share.
(2)	The per share data was derived by using the weighted average shares outstanding during the applicable period.

(3)	The per share data for distributions reflect the actual amount of distributions paid per share during the applicable period.
(4)

The issuance of common stock on a per share basis reflects the incremental net asset value changes as a result of the issuance of shares of common stock pursuant to the Company’s distribution reinvestment plan. The issuance of common stock at a price that is greater than the net asset value per share results in an increase in net asset value per share. The per share impact of the Company’s distribution reinvestment plan is an increase to the net asset value of less than $0.01 per share during the years ended December 31, 2018, 2017, 2016, 2015 and 2014.

(5)

Represents the incremental impact of the Company’s share repurchase program by buying shares in the open market at a price lower than net asset value per share for the year ended December 31, 2018. For the year ended December 31, 2014, represents a reduction to net asset value as a result of the Company repurchasing shares at a price greater than its net asset value per share for the year ended December 31, 2014.

(6)

As a result of the purchase price allocation for the Merger, the Company permanently wrote off approximately $22 of deferred costs and prepaid assets from CCT’s balance sheet. Refer to Note 13 for a discussion of the Merger.

(7)

The total return based on net asset value for each year presented was calculated by taking the net asset value per share as of the end of the applicable year, adding the cash distributions per share that were declared during the applicable calendar year and dividing the total by the net asset value per share at the beginning of the applicable year. Total return based on net asset value does not consider the effect of any sales commissions or charges that may be incurred in connection with the sale of shares of the Company’s common stock. The historical calculation of total return based on net asset value in the table should not be considered a representation of the Company’s future total return based on net asset value, which may be greater or less than the return shown in the table due to a number of factors, including the Company’s ability or inability to make investments in companies that meet its investment criteria, the interest rates payable on the debt securities the Company acquires, the level of the Company’s expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which the Company encounters competition in its markets and general economic conditions. As a result of these factors, results for any previous period should not be relied upon as being indicative of performance in future periods. The total return calculations set forth above represent the total return on the Company’s investment portfolio during the applicable period and do not represent an actual return to stockholders.

(8)

The total return based on market value for each period presented was calculated based on the change in market price during the applicable period, including the impact of distributions reinvested in accordance with the Company’s DRP. The total return based on market value for the year ended December 31, 2014 was calculated based on the period from April 16, 2014, the first day the shares began trading on the NYSE at a closing price of $10.25, to December 31, 2014. Total return based on market value does not consider the effect of any sales commissions or charges that may be incurred in connection with the sale of shares of the Company’s common stock. The historical calculation of total return based on market value in the table should not be considered a representation of the Company’s future total return based on market value, which may be greater or less than the return shown in the table due to a number of factors, including the Company’s ability or inability to make investments in companies that meet its investment criteria, the interest rates payable on the debt securities the Company acquires, the level of the Company’s expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which the Company encounters competition in its markets, general economic conditions and fluctuations in per share market value. As a result of these factors, results for any previous period should not be relied upon as being indicative of performance in future periods.

(9)

Weighted average net assets during the applicable period are used for this calculation. The following is a schedule of supplemental ratios for the years ended December 31, 2018, 2017, 2016, 2015 and 2014:

	Year Ended December 31,
	2018	2017	2016	2015	2014
Ratio of accrued capital gains incentive fees to average net assets	—	—	—	(0.89)%	(0.37)%
Ratio of subordinated income incentive fees to average net assets	1.16%	2.19%	2.33%	2.59%	2.29%
Ratio of interest expense to average net assets	3.75%	3.44%	3.33%	3.19%	2.56%
Ratio of excise taxes to average net assets	0.31%	0.23%	0.25%	0.26%	0.21%

(10)

Asset coverage per unit is the ratio of the carrying value of the Company’s total consolidated assets, less liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness.

RISK FACTORS

Investing in our securities involves a number of significant risks. In addition to the other information contained in this prospectus and the applicable prospectus supplement and any free writing prospectus, you should consider carefully the following information and the risk factors incorporated by reference in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act and the risk factors and other information contained in any prospectus supplement and any free writing prospectus before acquiring any of such securities before making an investment in our securities. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance. Each of the risk factors could materially adversely affect our business, financial condition and results of operations. In such case, the net asset value and market price of our common stock could decline or the value of our preferred stock, warrants, subscription rights or debt securities may decline, and investors may lose all or part of their investment.

Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, reputation, financial condition, results of operations, revenue, and future prospects could be seriously harmed. This could cause our net asset value and the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus, including the documents we incorporate by reference herein and any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference therein, constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements contained in this prospectus and any applicable prospectus supplement or free writing prospectus may include statements as to:

•	our future operating results;

•	our business prospects and the prospects of the companies in which we may invest;

•	the impact of the investments that we expect to make;

•	the ability of our portfolio companies to achieve their objectives;

•	our current and expected financings and investments;

•	receiving and maintaining corporate credit ratings and changes in the general interest rate environment;

•	the elevated levels of inflation, and its impact on our portfolio companies and on the industries in which we invest;

•	the adequacy of our cash resources, financing sources and working capital;

•	the timing and amount of cash flows, distributions and dividends, if any, from our portfolio companies;

•	our contractual arrangements and relationships with third parties;

•	actual and potential conflicts of interest with the other funds managed by the Adviser, FS Investments, KKR Credit or any of their respective affiliates;

•	the dependence of our future success on the general economy and its effect on the industries in which we may invest;

•	general economic, political and industry trends and other external factors, including uncertainty surrounding the financial and political stability of the United States and other countries;

•	our use of financial leverage;

•	the ability of the Adviser to locate suitable investments for us and to monitor and administer our investments;

•	the ability of the Adviser or its affiliates to attract and retain highly talented professionals;

•	our ability to maintain our qualification as a RIC and as a BDC;

•	the impact on our business of the U.S. and international financial reform legislation, rules and regulations;

•	the effect of changes to tax legislation on us and the portfolio companies in which we may invest and our and their tax position; and

•	the tax status of the enterprises in which we may invest.

In addition, words such as “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words. The forward-looking statements contained in or incorporated by reference into this prospectus and any applicable prospectus supplement or free writing prospectus are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause our actual results to differ materially from those expressed or forecasted in the forward-looking statements for any reason, including those factors incorporated by reference in “Risk Factors” and elsewhere in this prospectus. Other factors that could cause actual results to differ materially include:

•	changes in the economy;

•	geo-political risks;

•	risks associated with possible disruption in our operations or the economy generally due to terrorism, natural disasters or pandemics;

•	future changes in laws or regulations and conditions in our operating areas; and

•	the price at which shares of our common stock may trade on the NYSE.

Discussions containing these forward-looking statements may be found in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K, as well as any amendments filed with the SEC. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties in the sections titled “Risk Factors” in the applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering and in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K as well as any amendments reflected in subsequent filings with the SEC. In addition, statements that we “believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us on the date of this prospectus, free writing prospectus and documents incorporated by reference into this prospectus and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements. Except as required by the federal securities laws, we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement or any free writing prospectus relating to an offering, we intend to use substantially all of the proceeds from a sale of our securities, net of expenses, for general corporate purposes, which may include, among other things, making investments in private U.S. companies in accordance with our investment objectives and using the strategies described in this prospectus or repaying indebtedness. We anticipate that we will use substantially all of the net proceeds of an offering for the above purposes within approximately six months after the completion of such offering. However, depending on market conditions and other factors, including the availability of investments that meet our investment objectives, we may be unable to invest such proceeds within the time period we anticipate.

Pending such use, we intend to invest the net proceeds of any offering primarily in cash, cash equivalents, including money market funds, U.S. government securities, repurchase agreements and high-quality debt instruments maturing in one year or less from the time of investment, consistent with our BDC election and our election for taxation as a RIC. These temporary investments may have lower yields than our other investments and, accordingly, may result in lower distributions, if any, during such period. Our ability to achieve our investment objectives may be limited to the extent that the net proceeds from an offering, pending full investment, are held in lower yielding interest-bearing deposits or other short-term instruments.

DISTRIBUTIONS

Subject to applicable legal restrictions and the sole discretion of our board of directors, we intend to declare and pay regular cash distributions on a quarterly basis. From time to time, we may also pay special interim distributions in the form of cash or shares of our common stock at the discretion of our board of directors. The timing and amount of any future distributions to stockholders are subject to applicable legal restrictions and the sole discretion of our board of directors.

During certain periods, our distributions may exceed our earnings. As a result, it is possible that a portion of the distributions we make may represent a return of capital. A return of capital generally is a return of a stockholder’s investment rather than a return of earnings or gains derived from our investment activities. Each year a statement on Form 1099-DIV identifying the sources of the distributions will be mailed to our stockholders. No portion of the distributions paid during the tax years ended December 31, 2023, 2022 or 2021 represented a return of capital.

We intend to continue to make our regular distributions in the form of cash, out of assets legally available for distribution, except for those stockholders who receive their distributions in the form of shares of our common stock under our distribution reinvestment plan. Any distributions reinvested under the plan will nevertheless remain taxable to a U.S. stockholder.

We have elected to be subject to tax as a RIC under Subchapter M of the Code. In order to maintain RIC tax treatment, we must, among other things, make distributions treated as dividends for U.S. federal income tax purposes of an amount at least equal to 90% of our investment company taxable income, determined without regard to any deduction for distributions paid, each tax year. As long as the distributions are declared by the later of the fifteenth day of the ninth month following the close of a tax year or the extended due date of the tax return for such tax year, including extensions, distributions paid up to twelve months after the current tax year can be carried back to the prior tax year for determining the distributions paid in such tax year. We intend to make sufficient distributions treated as dividends for U.S. federal income tax purposes to our stockholders to qualify for and maintain our RIC tax status each tax year. We are also subject to a 4% nondeductible federal excise taxes on certain undistributed income unless we make distributions in a timely manner to our stockholders generally of an amount at least equal to the sum of (1) 98% of our net ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of our capital gain net income, which is the excess of capital gains in excess of capital losses, or “capital gain net income” (adjusted for certain ordinary losses), for the one-year period ending October 31 of that calendar year and (3) any net ordinary income and capital gain net income for the preceding years that were not distributed during such years and on which we incurred no U.S. federal income tax. Any distribution treated as dividends for U.S. federal income tax purposes that is declared by us during October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following calendar year, will be treated as if it had been paid by us, as well as received by our U.S. stockholders, on December 31 of the calendar year in which the distribution was declared. We can offer no assurance that we will achieve results that will permit us to pay any cash distributions. If we issue senior securities, we will be prohibited from making distributions if doing so causes us to fail to maintain the asset coverage ratios stipulated by the 1940 Act or if distributions are limited by the terms of any of our borrowings. See “Regulation” in our most recent Annual Report on Form 10-K and “Material U.S. Federal Income Tax Considerations” in this prospectus.

Pursuant to our distribution reinvestment plan, we will reinvest all cash dividends or distributions declared by our board of directors on behalf of stockholders who do not elect to receive their distributions in cash. As a result, if our board of directors declares a distribution, then stockholders who have not elected to “opt out” of our distribution reinvestment plan will have their distributions automatically reinvested in additional shares of our common stock.

Registered stockholders must notify our transfer agent in writing if they wish to “opt out” of our distribution reinvestment plan. No action is required on the part of registered stockholders to have their cash distributions reinvested in shares of our common stock.

If a stockholder holds shares of our common stock in the name of a broker or financial intermediary, they should contact such broker or financial intermediary regarding their option to elect to receive distributions in cash in lieu of shares of our common stock.

With respect to each distribution pursuant to our distribution reinvestment plan, we reserve the right to either issue new shares of common stock or purchase shares of common stock in the open market in connection with implementation of our distribution reinvestment plan. Unless in our sole discretion, we otherwise direct the plan administrator, (A) if the per share market price (as defined in our distribution reinvestment plan) is equal to or greater than the estimated net asset value per share (rounded up to the nearest whole cent) of our common stock on the payment date for the distribution, then we will issue shares of common stock at the greater of (i) net asset value per share of common stock or (ii) 95% of the market price; or (B) if the market price is less than the net asset value per share, then, in our sole discretion, (i) shares of common stock will be purchased in open market transactions for the accounts of participants to the extent practicable, or (ii) we will issue shares of common stock at net asset value per share. Pursuant to the terms of our distribution reinvestment plan, the number of shares of common stock to be issued to a participant will be determined by dividing the total dollar amount of the distribution payable to a participant by the price per share at which we issue such shares; provided, however, that shares purchased in open market transactions by the plan administrator will be allocated to a participant based on the average purchase price, excluding any brokerage charges or other charges, of all shares of common stock purchased in the open market.

If a stockholder’s cash distributions are reinvested in our common stock pursuant to our distribution reinvestment plan, such stockholder generally will be subject to the same federal, state and local tax consequences as if it elected to receive distributions in cash. If our common stock is trading at or below net asset value, a stockholder reinvesting in our common stock will be treated as receiving a distribution in the amount of cash that they would have received if they had elected to receive the distribution in cash. If our common stock is trading above net asset value, a stockholder reinvesting in our common stock will be treated as receiving a distribution in the amount of the fair market value of our common stock. The stockholder’s basis for determining gain or loss upon the sale of common stock received on reinvestment of a cash distribution will be equal to the total dollar amount of the distribution payable to the stockholder. Any stock received on reinvestment of a cash distribution will have a holding period for tax purposes commencing on the day following the day on which the shares of common stock are credited to the stockholder’s account.

We may fund our cash distributions to stockholders from any sources of funds legally available to us, including proceeds from the sale of shares of our common stock, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends or other distributions paid to us on account of preferred and common equity investments in portfolio companies. We have not established limits on the amount of funds we may use from available sources to make distributions. There can be no assurance that we will be able to pay distributions at a specific rate or at all.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The information contained under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q is incorporated by reference herein.

SENIOR SECURITIES

Information about our senior securities (including debt securities and other indebtedness) is shown in the table below as of June 30, 2024 and December 31, 2023, 2022, 2021, 2020, 2019, 2018, 2017, 2016, 2015 and 2014. The information as of June 30, 2024 has been derived from our unaudited financial statements for such period. The information as of December 31, 2023, 2022, 2021, 2020 and 2019 has been derived from our audited financial statements for such period, which have been audited by Deloitte & Touche LLP, our independent registered public accounting firm as of such date. The information as of December 31, 2018, 2017, 2016, 2015, and 2014 has been derived from our audited financial statements for these periods, which have been audited by RSM US LLP, our independent registered public accounting firm as of such dates. This information about our senior securities should be read in conjunction with our audited consolidated financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our most recent Annual Report on Form 10-K.

Year Ended December 31,	Total Amount Outstanding Exclusive of Treasury Securities(1)	Asset Coverage per Unit(2)	Involuntary Liquidation Preference per Unit(3)	Average Market Value per Unit(4) (Exclude Bank Loans)
2014	$1,864	2.27	—	N/A
2015	$1,835	2.20	—	N/A
2016	$1,703	2.35	—	N/A
2017	$1,722	2.33	—	N/A
2018	$3,397	2.23	—	N/A
2019	$4,195	1.92	—	N/A
2020	$4,042	1.77	—	N/A
2021	$9,179	1.84	—	N/A
2022	$8,731	1.80	—	N/A
2023	$8,223	1.83	—	N/A
2024 (as of June 30, 2024, unaudited)	$8,001	1.84	—	N/A

(1)	Total amount (in millions) of each class of senior securities outstanding at the end of the period presented.
(2)

Asset coverage per unit is the ratio of the carrying value of our total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness.

(3)

The amount to which such class of senior security would be entitled upon the voluntary liquidation of the issuer in preference to any security junior to it. The “—” in this column indicates that the SEC expressly does not require this information to be disclosed for certain types of senior securities.

(4)	Not applicable because senior securities are not registered for public trading on a stock exchange.

BUSINESS

The information contained under the captions “Business” and “Legal Proceedings” in our most recent Annual Report on Form 10-K is incorporated by reference herein.

PRICE RANGE OF COMMON STOCK

Our common stock has been listed on the NYSE since April 16, 2014. Our common stock traded under the ticker symbol “FSIC” until December 19, 2018 and has traded under the ticker symbol “FSK” since December 20, 2018. Prior to April 16, 2014, there was no public market for our common stock. Our shares of common stock have historically traded at prices both above and below our net asset value per share. It is not possible to predict whether shares of our common stock will trade at, above or below our net asset value in the future. See “Risk Factors.”

The following table sets forth: (i) the net asset value per share of our common stock as of the applicable period end, (ii) the range of high and low closing sales prices of our common stock as reported on the NYSE during the applicable period, (iii) the closing high and low sales prices as a premium (discount) to net asset value during the appropriate period, and (iv) the distribution per share of our common stock during the applicable period.

For the Three Months Ended (unless otherwise indicated)		Closing Sales Price		Premium / (Discount) of High Sales Price to NAV(2)	Premium / (Discount) of Low Sales Price to NAV(2)	Distributions per Share
	NAV per Share(1)	High	Low
Fiscal Year Ended December 31, 2022
March 31, 2022	$27.33	$23.30	$21.15	(14.75)%	(22.61)%	0.63
June 30, 2022	26.41	23.10	18.37	(12.53)%	(30.44)%	0.68
September 30, 2022	25.30	22.43	16.83	(11.34)%	(33.48)%	0.67
December 31, 2022	24.89	19.94	17.19	(19.89)%	(30.94)%	0.68
Fiscal Year Ended December 31, 2023
March 31, 2023	24.93	20.00	17.45	(19.78)%	(30.00)%	0.70
June 30, 2023	24.69	19.90	17.69	(19.40)%	(28.39)%	0.75
September 30, 2023	24.89	20.63	19.21	(17.12)%	(22.82)%	0.75
December 31, 2023	24.46	20.47	18.65	(16.31)%	(23.75%)%	0.75
Fiscal Year Ended December 31, 2024
March 31, 2024	24.32	20.89	18.36	(14.10)%	(24.51)%	0.75
June 30, 2024	23.95	20.71	18.82	(13.53)%	(21.42)%	0.75
September 30, 2024 (through September 18, 2024)	N/A	20.43	18.74	N/A	N/A

(1)

Net asset value per share is determined as of the last day in the relevant period and therefore may not reflect the net asset value per share on the date of the high and low closing sales prices. The net asset values shown are based on outstanding shares at the end of the relevant period. Net asset value per share has not yet been publicly disclosed for any portion of the three months ending September 30, 2024.

(2)	Calculated as the respective high or low closing sale price less net asset value, divided by net asset value (in each case, as of the applicable period).

On September 18, 2024, the last reported closing sales price of our common stock on the NYSE was $19.64 per share.

As of September 13, 2024, we had 9,687 record holders of our common stock, which does not include beneficial owners of shares of common stock held in “street” name by brokers and other institutions on behalf of beneficial owners.

SALES OF COMMON STOCK BELOW NET ASSET VALUE

Our stockholders have in the past and may again approve our ability to sell shares of our common stock, not exceeding 25% of our then outstanding common stock, below our then-current net asset value per share in one or more public offerings of our common stock. In making a determination that an offering below net asset value per share is in our and our stockholders’ best interests, our board of directors, a majority of our directors who have no financial interest in the sale and a majority of our independent directors, may also consider a variety of factors, including:

•	the effect that an offering below net asset value per share would have on our stockholders, including the potential dilution they would experience as a result of the offering;

•	the amount per share by which the offering price per share and the net proceeds per share are less than the most recently determined net asset value per share;

•	the relationship of recent market prices of our common stock to net asset value per share and the potential impact of the offering on the market price per share of our common stock;

•	whether the estimated offering price would closely approximate the market value of our shares, less distributing commissions or discounts, and would not be below current market price;

•	the potential market impact of being able to raise capital in the current financial market;

•	the nature of any new investors anticipated to acquire shares in the offering;

•	the anticipated rate of return on and quality, type and availability of investments;

•	the leverage available to us, both before and after the offering and other borrowing terms; and

•	the potential investment opportunities available relative to the potential dilutive effect of additional capital at the time of the offering.

Our board of directors may also consider the fact that a sale of shares of common stock at a discount will benefit the Adviser, as the Adviser will earn additional investment base management fees on the proceeds of such offerings, as it would from the offering of any of our other securities or from the offering of common stock at premium to net asset value per share.

Sales by us of our common stock at a discount to net asset value pose potential risks for our existing stockholders whether or not they participate in the offering, as well as for new investors who participate in the offering.

We will not sell shares of our common stock pursuant to stockholder approval (or any rights or warrants to purchase shares of our common stock) under this prospectus or an accompanying prospectus supplement without first filing a new post-effective amendment to the registration statement where such offering will result in (i) greater than 15% dilution in the aggregate to existing stockholder net asset value, (ii) us receiving an auditor’s going-concern opinion or (iii) a material adverse change making the financial statements materially misleading. The limitation in clause (i) above would be measured separately for each offering pursuant to the registration statement, as amended by this post-effective amendment, by calculating the percentage dilution or accretion to aggregate net asset value from that offering and then summing the percentage from each offering. For example, if our most recently determined net asset value per share at the time of the first offering is $10.00, and we have 100 million shares outstanding, the sale of an additional 25 million shares at net proceeds to us of $5.00 per share (a 50% discount) would produce dilution of 10.0%. If we subsequently determined that our net asset value per share increased to $11.00 on the then outstanding 125 million shares and contemplated an additional offering, we could, for example, propose to sell approximately 31.25 million additional shares at a price that would be expected to yield net proceeds to us of $8.25 per share, resulting in incremental dilution of 5.0%, before we would reach the aggregate 15% limit. If we file a new post-effective amendment, the threshold would reset.

The following three headings and accompanying tables explain and provide hypothetical examples assuming proceeds are temporarily invested in cash equivalents on the impact of an offering at a price less than net asset value per share on three different sets of investors:

•	existing stockholders who do not purchase any shares in the offering;

•	existing stockholders who purchase a relatively small amount of shares in the offering or a relatively large amount of shares in the offering; and

•	new investors who become stockholders by purchasing shares in the offering.

Impact on Existing Stockholders who do not Participate in the Offering

Our existing stockholders who do not participate, or who are not given the opportunity to participate, in an offering below net asset value per share by us or who do not buy additional shares in the secondary market at the same or lower price obtained by us in an offering (after expenses and any underwriting discounts and commissions) face the greatest potential risks. All stockholders will experience an immediate decrease (often called dilution) in the net asset value per share of the shares they hold. Stockholders who do not participate in the offering will also experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than stockholders who do participate in the offering. All stockholders may also experience a decline in the market price of their shares, which often reflects, to some degree, announced or potential increases and decreases in net asset value per share. A decrease could be more pronounced as the size of the offering and level of discounts increase.

The following examples illustrate the level of net asset value dilution that would be experienced by a nonparticipating stockholder in four different hypothetical common stock offerings of different sizes and levels of discount to net asset value per share, although it is not possible to predict the level of market price decline that may also occur. Actual sales prices and discounts may differ from presentation below.

The examples assume that Entity XYZ has 1,000,000 shares of common stock outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current net asset value and net asset value per share are thus $10,000,000 and $10.00, respectively. The table below illustrates the dilutive effect on nonparticipating stockholder A of (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after offering expenses and any underwriting discounts and commissions (a 5% discount to net asset value per share); (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after offering expenses and any underwriting discounts and commissions (a 10% discount to net asset value per share); and (3) an offering of 200,000 shares (20% of the outstanding shares) at $8.00 per share after offering expenses and any underwriting discounts and commissions (a 20% discount to net asset value per share).

		Example 1 5% offering at 5% Discount		Example 2 10% offering at 10% Discount		Example 3 20% offering at 20% Discount
	Prior to Sale Below Net Asset Value per Share	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public	—	$10.05	—	$9.52	—	$8.47	—
Net Proceeds per Share to Issuer	—	$9.50	—	$9.00	—	$8.00	—
Decrease to Net Asset Value per Share
Total Shares Outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,200,000	20.00%
Net Asset Value per Share	$10.00	$9.98	(0.20)%	$9.91	(0.90)%	$9.67	(3.30)%

		Example 1 5% offering at 5% Discount		Example 2 10% offering at 10% Discount		Example 3 20% offering at 20% Discount
	Prior to Sale Below Net Asset Value per Share	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Dilution to Stockholder
Shares Held by Stockholder A	10,000	10,000	—	10,000	—	10,000	—
Percentage Held by Stockholder A	1.00%	0.95%	(5.00)%	0.91%	(9.00)%	0.83%	(17.00)%
Total Asset Values
Total Net Asset Value Held by Stockholder A	$100,000	$99,800	(0.20)%	$99,100	(0.90)%	$96,700	(3.30)%
Total Investment by Stockholder A (Assumed to be $10.00 per Share)	$100,000	$100,000	—	$100,000	—	$100,000	—
Total Dilution to Stockholder A (Total Net Asset Value Less Total Investment)	—	$(200)	—	$(900)	—	$(3,300)	—
Per Share Amounts
Net Asset Value per Share Held by Stockholder A	—	$9.98	—	$9.91	—	$9.67	—
Investment per Share Held by Stockholder A (Assumed to be $10.00 per Share on Shares Held Prior to Sale)	$10.00	$10.00	—	$10.00	—	$10.00	—
Dilution per Share Held by Stockholder A (Net Asset Value per Share Less Investment per Share)	—	$(0.02)	—	$(0.09)	—	$(0.33)	—
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)	—	—	(0.20)%	—	(0.90)%	—	(3.30)%

Impact on Existing Stockholders who Participate in the Offering

Our existing stockholders who participate in an offering by us of shares at a price below net asset value per share or who buy additional shares in the secondary market at the same or lower price as obtained by us in an offering (after expenses and any underwriting discounts and commissions) will experience the same types of net asset value per share dilution as the nonparticipating stockholders, albeit at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in the shares immediately prior to the offering. The level of net asset value per share dilution on an aggregate basis will decrease as the number of shares such stockholders purchase increases. Our existing stockholders who buy more than such percentage will experience net asset value per share dilution, but will, in contrast to our existing stockholders who purchase less than their proportionate share of the offering, experience an increase (often called accretion) in net asset value per share over their investment per share and will also experience a disproportionately greater increase in their participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to the offering. The level of accretion will increase as the excess number of shares such stockholder purchases increases. Even a stockholder who over-participates will, however, be subject to the risk that we may make additional discounted offerings in the future in which such stockholder does not participate, in which case such stockholder will experience net asset value per share dilution as described above in such subsequent offerings. These stockholders may also experience a decline in the market price of their shares, which often reflects, to some degree, announced or potential increases and decreases in net asset value per share. Their decrease could be more pronounced as the size of our offering and level of discount to net asset value per share increases.

The following examples assume that Entity XYZ has 1,000,000 shares of common stock outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current net asset value and net asset value per share are thus $10,000,000 and $10.00, respectively. The table below illustrates the dilutive and accretive effect in the hypothetical 20% discount offering from the prior chart for stockholder A that acquires shares equal to (1) 50% of their proportionate share of the offering (i.e., 1,000 shares, which is 0.50% of the offering of 200,000 shares rather than their 1.00% proportionate share) and (2) 150% of their proportionate share of the offering (i.e., 3,000 shares, which is 1.50% of the offering of 200,000 shares rather than their 1.00% proportionate share).

The prospectus pursuant to which any offering at a price less than the then-current net asset value per share is made will include a chart for its example based on the actual number of shares in such offering and the actual discount to the most recently determined net asset value per share.

		50% Participation		150% Participation
	Prior to Sale Below Net Asset Value per Share	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per share to public	—	$8.47	—	$8.47	—
Net proceeds per share to issuer	—	$8.00	—	$8.00	—
Increases in Shares and Decrease to Net Asset Value per Share
Total shares outstanding	1,000,000	1,200,000	20.00%	1,200,000	20.00%
Net Asset Value per share	$10.00	$9.67	(3.30)%	$9.67	(3.30)%
(Dilution)/Accretion to Participating Stockholder A
Shares held by stockholder A	10,000	11,000	10.00%	13,000	30.00%
Percentage held by stockholder A	1.0%	0.92%	(8.00)%	1.08%	8.00%
Total Asset Values
Total Net Asset Value held by stockholder A	$100,000	$106,370	6.37%	$125,710	25.71%
Total investment by stockholder A (assumed to be $10.00 per share on shares held prior to sale)	$100,000	$108,470	8.47%	$125,410	25.41%
Total (dilution)/accretion to stockholder A (total net asset value per share less total investment)	—	$(2,100)	—	$300	—
Per Share Amounts
Net Asset Value per share held by stockholder A	—	$9.67	—	$9.67	—
Investment per share held by stockholder A (assumed to be $10.00 per share on shares held prior to sale)	$10.00	$9.86	(1.40)%	$9.65	(3.50)%
(Dilution)/accretion per share held by stockholder A (net asset value per share less investment per share)	—	$(0.19)	—	$0.02	—
Percentage (dilution)/accretion to stockholder A (dilution/accretion per share divided by investment per share)	—	—	(1.93)%	—	0.21%

Impact on New Investors

The following examples illustrate the level of net asset value dilution or accretion that would be experienced by a new stockholder in three different hypothetical common stock offerings of different sizes and levels of discount to net asset value per share, although it is not possible to predict the level of market price decline that may also occur. Actual sales prices and discounts may differ from the presentation below.

Investors who are not currently stockholders, but who participate in an offering by us below net asset value per share and whose investment per share is greater than the resulting net asset value per share due to expenses and any underwriting discounts and commissions paid by us will experience an immediate decrease, albeit small, in the net asset value of their shares and their net asset value per share compared to the price they pay for their shares. Investors who are not currently stockholders and who participate in an offering by us of shares at a price below net asset value per share and whose investment per share is also less than the resulting net asset value per share due to expenses and any underwriting discounts and commissions paid by us being significantly less than the discount per share, will experience an immediate increase in the net asset value of their shares and their net asset value per share compared to the price they pay for their shares. All these investors will experience a disproportionately greater participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests. These investors will, however, be subject to the risk that we may make additional discounted offerings in which such new stockholder does not participate, in which case such new stockholder will experience dilution as described above in such subsequent offerings by us. These investors may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in net asset value per share. Their decrease could be more pronounced as the size of the offering and level of discounts increases.

The following examples illustrate the level of net asset value per share dilution or accretion that would be experienced by a new stockholder of Entity XYZ who purchases the same percentage (1.00%) of shares in the three different hypothetical offerings of common stock of different sizes and levels of discount to net asset value per share. The examples assume that Entity XYZ has 1,000,000 shares outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current net asset value and net asset value per share are thus $10,000,000 and $10.00, respectively. The table below illustrates the dilutive and accretive effects on stockholder A at (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after offering expenses and any underwriting discounts and commissions (a 5% discount to net asset value per share); (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after offering expenses and any underwriting discounts and commissions (a 10% discount to net asset value per share); and (3) an offering of 200,000 shares (20% of the outstanding shares) at $8.00 per share after offering expenses and any underwriting discounts and commissions (a 20% discount to net asset value per share).

		Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 20% Offering at 20% Discount
	Prior to Sale Below Net Asset Value per Share	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per share to public	—	$10.05	—	$9.52	—	$8.47	—
Net offering proceeds per share to issuer	—	$9.50	—	$9.00	—	$8.00	—
Decrease to Net Asset Value per Share
Total shares outstanding	—	1,050,000	5.00%	1,100,000	10.00%	1,200,000	20.00%
Net Asset Value per Share	—	$9.98	(0.20)%	$9.91	(0.90)%	$9.67	(3.30)%

		Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 20% Offering at 20% Discount
	Prior to Sale Below Net Asset Value per Share	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Dilution to Stockholder A
Shares held by stockholder A	—	500	—	1,000	—	2,000	—
Percentage held by stockholder A	—	0.05%	—	0.09%	—	0.17%	—
Total Asset Values
Total Net Asset Value held by stockholder A	—	$4,990	—	$9,910	—	$19,340	—
Total investment by stockholder A	—	$5,025	—	$9,952	—	$16,940	—
Total dilution to stockholder A (total net asset value less total investment)	—	$(35)	—	$390	—	$2,400	—
Per Share Amounts
Net asset value per share held by stockholder A	—	$9.98	—	$9.91	—	$9.67	—
Investment per share held by stockholder A	—	$10.05	—	$9.52	—	$8.47	—
(Dilution)/accretion per share held by stockholder A (net asset value per share less investment per share)	—	$(0.07)	—	$0.39	—	$1.20	—
Percentage (dilution)/accretion to stockholder A (dilution/accretion per share divided by investment per share)	—	—	(0.70)%	—	4.10%	—	14.17%

DETERMINATION OF NET ASSET VALUE

Our board of directors is responsible for overseeing the valuation of our portfolio investments at fair value as determined in good faith pursuant to the Adviser’s valuation policy. As permitted by Rule 2a-5 of the 1940 Act, our board of directors has designated the Adviser as our valuation designee with day-to-day responsibility for implementing the portfolio valuation process set forth in the Adviser’s valuation policy.

The Adviser determines the fair value of our investment portfolio each quarter. Securities that are publicly-traded with readily available market prices will be valued at the reported closing price on the valuation date. Securities that are not publicly-traded with readily available market prices will be valued at fair value as determined in good faith by the Adviser. In connection with that determination, the Adviser will prepare portfolio company valuations which are based on relevant inputs, including, but not limited to, indicative dealer quotes, values of like securities, recent portfolio company financial statements and forecasts, and valuations prepared by independent third-party pricing and valuation services.

Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosure, or ASC Topic 820, issued by the Financial Accounting Standards Board, or FASB, clarifies the definition of fair value and requires companies to expand their disclosure about the use of fair value to measure assets and liabilities in interim and annual periods subsequent to initial recognition. ASC Topic 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 also establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets for identical securities; Level 2, which includes inputs such as quoted prices for similar securities in active markets and quoted prices for identical securities where there is little or no activity in the market; and Level 3, defined as unobservable inputs for which little or no market data exists, therefore requiring an entity to develop its own assumptions.

With respect to investments for which market quotations are not readily available, we undertake a multi-step valuation process each quarter, as described below:

•

our quarterly fair valuation process begins by the Adviser facilitating the delivery of updated quarterly financial and other information relating to each investment to an independent third-party pricing or valuation service;

•

the independent third-party pricing or valuation service then reviews and analyzes the information, along with relevant market and economic data, and determines proposed valuations for each portfolio company or investment according to the valuation methodologies in the Adviser’s valuation policy and communicates the information to the Adviser in the form of a valuation range for Level 3 assets;

•

the Adviser then reviews the preliminary valuation information for each portfolio company or investment and provides feedback about the accuracy, completeness and timeliness of the valuation-related inputs considered by the independent third-party pricing or valuation service and any suggested revisions thereto prior to the independent third-party pricing or valuation service finalizing its valuation range;

•

the Adviser then provides the valuation committee with its valuation determinations and valuation-related information for each portfolio company or investment, along with any applicable supporting materials and other information that is relevant to the fair valuation process as required by the Adviser’s board reporting obligations;

•

the valuation committee meets with the Adviser to receive the relevant quarterly reporting from the Adviser and to discuss any questions from the valuation committee in connection with the valuation committee’s role in overseeing the fair valuation process; and

•

following the completion of its fair value oversight activities, the valuation committee (with the assistance of the Adviser) provides our board of directors with a report regarding the quarterly valuation process.

In circumstances where the Adviser deems appropriate, the Adviser’s internal valuation team values certain investments. When performing the internal valuations, the Adviser utilizes similar valuation techniques as an independent third-party pricing service would use. Such valuations are approved by an internal valuation committee of the Adviser, as well as the valuation committee of the board of directors, as described above.

Determination of fair value involves subjective judgments and estimates. Accordingly, the notes to our consolidated financial statements refer to the uncertainty with respect to the possible effect of such valuations and any change in such valuations on our consolidated financial statements. In making its determination of fair value, the Adviser may use any independent third-party pricing or valuation services for which it has performed the appropriate level of due diligence. However, the Adviser is not required to determine fair value in accordance with the valuation provided by any single source, and may use any relevant data, including information sourced by the Adviser or provided by any independent third-party valuation or pricing service that the Adviser deems to be reliable in determining fair value under the circumstances. Below is a description of factors that the Adviser and any independent third-party valuation services may consider when determining the fair value of our investments.

The valuation methods utilized for each portfolio company may vary depending on industry and company-specific considerations. Typically, the first step is to make an assessment as to the enterprise value of the portfolio company’s business in order to establish whether the portfolio company’s enterprise value is greater than the amount of its debt as of the valuation date. This analysis helps to determine a risk profile for the applicable portfolio company and its related investments, and the appropriate valuation methodology to utilize as part of the security valuation analysis. The enterprise valuation may be determined using a market or income approach.

Valuation of fixed income investments, such as loans and debt securities, depends upon a number of factors, including prevailing interest rates for like securities, expected volatility in future interest rates, call features, put features and other relevant terms of the debt. For investments without readily available market prices, the Adviser may incorporate these factors into discounted cash flow models to arrive at fair value. Various methods may be used to determine the appropriate rate in a discounted cash flow model.

Other factors that may be considered include the borrower’s ability to adequately service its debt, the fair market value of the borrower in relation to the face amount of its outstanding debt and the quality of collateral securing our debt investments.

For convertible debt securities, fair value generally approximates the fair value of the debt plus the fair value of an option to purchase the underlying security (i.e., the security into which the debt may convert) at the conversion price. To value such an option, a standard option pricing model may be used.

Our equity interests in portfolio companies for which there is no liquid public market are valued at fair value. Generally, the value of our equity interests in public companies for which market quotations are readily available is based upon the most recent closing public market price.

When we receive warrants or other equity securities at nominal or no additional cost in connection with an investment in a debt security, the cost basis in the investment will be allocated between the debt securities and any such warrants or other equity securities received at the time of origination. The Adviser subsequently values these warrants or other equity securities received at their fair value.

Determinations in Connection with Offerings

Under the 1940 Act, a BDC is only permitted to sell its common stock at a price below the current net asset value of such stock under certain circumstances. Accordingly, a determination must be made that we are not selling shares of our common stock at a price below net asset value of our common stock at the time at which the sale is made unless we receive the consent of the majority of our common stockholders to do so, and the board of directors decides that such an offering is in the best interests of our common stockholders. In making such determination, the following factors, among others, are generally considered:

•	the net asset value of our common stock disclosed in the most recent periodic report that we filed with the SEC;

•

our management’s and the Adviser’s assessment of whether any material change in the net asset value of our common stock has occurred (including through the realization of net gains on the sale of our portfolio investments) during the period beginning on the date of the most recent public filing with the SEC that discloses the net asset value of our common stock and ending two days prior to the date of the sale of our common stock; and

•

the magnitude of the difference between the offering price of the shares of our common stock in the proposed offering and management’s assessment of any material change in the net asset value of our common stock during the period discussed above.

Importantly, this determination will not necessarily require that we calculate the net asset value of our common stock in connection with each offering of shares of our common stock, but instead it will involve the determination that we are not selling shares of our common stock at a price below the then-current net asset value of our common stock at the time at which the sale is made or otherwise in violation of the 1940 Act. However, if we receive the consent of a majority of our common stockholders to issue shares of our common stock at a price below our then-current net asset value and our board of directors decides that such an offering is in the best interest of our common stockholders, then we may undertake such an offering. See “Sales of Common Stock Below Net Asset Value” for more information.

To the extent that the above procedures result in a possibility that we may (i) in the absence of stockholder approval issue shares of our common stock at a price below the then-current net asset value of our common stock at the time at which the sale is made or (ii) trigger our undertaking to suspend the offering of shares of our common stock pursuant to this prospectus if the net asset value fluctuates by certain amounts in certain circumstances until the prospectus is amended, the board of directors or a committee thereof will elect, in the case of clause (i) above, either to postpone the offering until such time that there is no longer the possibility of the occurrence of such event or to undertake to determine net asset value within two days prior to any such sale to ensure that such sale will not be below our then-current net asset value, and, in the case of clause (ii) above, to comply with such undertaking or to undertake to determine net asset value to ensure that such undertaking has not been triggered.

We may, however, subject to the requirements of the 1940 Act, issue rights to acquire our common stock at a price below the current net asset value of the common stock if our board of directors determines that such sale is in our best interests and the best interests of our common stockholders. In any such case, the price at which our securities are to be issued and sold may not be less than a price that closely approximates the market value of such securities. We will not offer transferable subscription rights to our stockholders at a price equivalent to less than the then-current net asset value per share of common stock, excluding underwriting commissions and discounts, unless we first file a post-effective amendment that is declared effective by the SEC with respect to such issuance and the common stock to be purchased in connection with the rights represents no more than one-third of our outstanding common stock at the time such rights are issued. In addition, we note that for us to file a post-effective amendment to this registration statement on Form N-2, we must then be qualified to register our securities on Form N-2. If we raise additional funds by issuing more common stock or warrants or senior securities convertible into, or exchangeable for, our common stock, the percentage ownership of our common stockholders at that time would decrease, and our common stockholders may experience dilution.

These processes and procedures are part of our compliance policies and procedures. Records will be made contemporaneously with all determinations described in this section, and we will maintain these records with other records that we are required to maintain under the 1940 Act.

MANAGEMENT

The information contained under the captions “Proposal 1: Election of Director Nominees” in our most recent Definitive Proxy Statement on Schedule 14A and “Business” of our most recent Annual Report on Form 10-K is incorporated by reference herein.

Portfolio Management

Investment Personnel

The management of our investment portfolio is the responsibility of the Investment Committee which is comprised of four appointees of FS Investments (currently Brian Gerson, Michael Kelly, Drew O’Toole and Christina Snyder) and four appointees of KKR Credit (currently Rony Ma, George Mueller, Daniel Pietrzak and Ryan Wilson). Below is biographical information relating to the Investment Committee.

The members of the Investment Committee are not employed by us and receive no compensation from us in connection with their portfolio management activities.

Brian Gerson has served as the Co-President of the Company since October 2019 and also previously served as the Co-President of FSKR until the 2021 Merger. Mr. Gerson has also served as the Co-President of KKR FS Income Trust, or K-FIT, and KKR FS Income Trust Select, or K-FITS, since each entity’s inception. He joined FS Investments in November 2017 as its Head of Private Credit and has more than 20 years of experience in investing and corporate lending, with specific expertise in lending through BDCs. Mr. Gerson has served on the Adviser’s investment committee since April 2018. Prior to joining FS Investments, he most recently served as Group Head and Managing Director at LStar Capital (“LStar”), the credit affiliate of Lone Star Funds, from April 2015 to November 2017. At LStar, Mr. Gerson developed and maintained deep relationships with the financial sponsor community and middle market intermediaries while significantly expanding LStar’s corporate credit business. Prior to joining LStar, Mr. Gerson was a founding member of Solar Capital Partners, which served as investment adviser to two yield-oriented BDCs. At Solar Capital, he spent seven years from January 2007 to September 2014 in various credit, origination, management, and business development roles, most recently serving as Executive Vice President of Solar Capital Limited. Prior to joining Solar Capital, Mr. Gerson spent 12 years in various positions, including Managing Director at CIBC World Markets in its Leveraged Finance and Financial Sponsors Group. CIBC purchased Mr. Gerson’s prior firm, The Arogsy Group, in 1995 which he joined after beginning his career in the corporate finance department of Merrill Lynch & Co. Mr. Gerson graduated summa cum laude and Phi Beta Kappa from Tufts University where he earned a Bachelor of Arts in Mathematics.

Michael Kelly has served as Co-President of FS Investments since March 2020 and previously served as President since July 2017. Mr. Kelly has also served as Chief Investment Officer of FS Investments since January 2015. Among other things, Mr. Kelly shares oversight of firm strategy and leads the investment management, product development, capital markets, due diligence and investment research functions. Before joining FS Investments, Mr. Kelly was the chief executive officer of ORIX USA Asset Management (“ORIX”), where he led the company’s acquisition of Robeco, a $250 billion global asset management company and the largest acquisition in ORIX’s 50-year history. Mr. Kelly started his career on Wall Street at Salomon Brothers and went on to join hedge fund pioneers Omega Advisors and Tiger Management. Mr. Kelly then helped build and lead the hedge fund firm, FrontPoint Partners, where he first served as chief investment officer and eventually co-chief executive officer. Mr. Kelly is a graduate of Cornell University and earned his M.B.A. at Stanford University. Mr. Kelly is a board member of Invest in Others, a co-founder and board member of the Spotlight Foundation and serves as a trustee of the Tiger Foundation. He has also served as a trustee of the Stanford Business School Trust.

Rony Ma has served as the Vice President of the Company, K-FIT and K-FITS since 2023. Mr. Ma joined KKR & Co. in 2011 and is a Managing Director on the Credit team. He serves as a portfolio manager for the firm’s private credit funds and portfolios. Mr. Ma is a member of the Global Corporate Private Credit Investment Committee and the Investment Committee for the FS/KKR BDC platform. Prior to joining KKR & Co., Mr. Ma was with Deutsche Bank where he was involved in leveraged loan and high yield transactions for private equity and corporate issuers. Mr. Ma holds a B.S. and B.A.S. from the University of Pennsylvania.

George Mueller joined KKR in 2009 and is a Partner within the firm’s Credit & Markets business. He serves as a portfolio manager for the firm’s private credit funds and portfolios. Mr. Mueller is a member of the Global Corporate Private Credit Investment Committee. Mr. Mueller co-leads the team responsible for providing principal investment and capital markets solutions to financial sponsors and other issuers across the capital structure. Prior to joining KKR, Mr. Mueller was with Barclays Capital, where he worked in high yield and leveraged loan credit research, trading and capital markets. Mr. Mueller holds a B.A., magna cum laude, from Vanderbilt University and is a Chartered Financial Analyst (CFA). Mr. Mueller is actively involved in the community, serving a variety of non-profit organizations including the Melanoma Research Alliance and The Aldrich Contemporary Art Museum.

Drew O’Toole has served as the Co-Chief Operating Officer of the Company since October 2019, K-FIT and K-FITS since inception, and also previously served as the Co-Chief Operating Officer of FSKR until the 2021 Merger. He is a Managing Director of FS Investments, which he joined in April 2014. Previously, Mr. O’Toole was a Director of Corporate Strategy at FS Investments. His responsibilities were primarily focused on the design, analysis and implementation of key firm strategic initiatives. Prior to FS Investments, he worked in various roles at Cambridge Associates LLC, an institutional investment advisory and consulting firm. Mr. O’Toole graduated summa cum laude from the University of Pittsburgh with degrees in Finance and Business Management. He is also a CFA charterholder.

Daniel Pietrzak has served as the Company’s Co-President since 2019 and as Chief Investment Officer of the Company since April 2018. He also serves as Co-President and Chief Investment Officer of K-FIT and K-FITS. Mr. Pietrzak also serves on the board of the Company, K-FIT and K-FITS. He previously served as the Co-President and Chief Investment officer of FSKR until the 2021 Merger. Mr. Pietrzak joined KKR Credit in 2016 and is a Member of KKR Credit and Global Head of Private Credit. Mr. Pietrzak is a portfolio manager for KKR Credit’s private credit funds and portfolios and a member of the Global Private Credit Investment Committee, Europe Direct Lending Investment Committee and KKR Credit Portfolio Management Committee. Prior to joining KKR Credit, Mr. Pietrzak was a Managing Director and the Co-Head of Deutsche Bank’s Structured Finance business across the Americas and Europe. Previously, Mr. Pietrzak was based in New York and held various roles in the structured finance and credit businesses of Société Générale and CIBC World Markets. Mr. Pietrzak started his career at PricewaterhouseCoopers in New York and is a Certified Public Accountant. Mr. Pietrzak holds an M.B.A. in Finance from The Wharton School of the University of Pennsylvania and a B.S. in Accounting from Lehigh University.

Christina Snyder joined FS Investments in January 2015 and is an Executive Director in the investment management group. Ms. Snyder previously worked in portfolio management where her responsibilities were focused on BDC reporting. Before joining FS Investments, Ms. Snyder worked at J.P. Morgan Chase supporting the North America fixed income structured products desk. Prior to that, Ms. Snyder began her career with M&T Bank working with several groups across the bank. Ms. Snyder graduated with a B.S. in Finance from the Pennsylvania State University and holds the CFA Institute’s Chartered Financial Analyst designation.

Ryan Wilson has served as the Co-Chief Operating Officer of the Company since October 2019 and also previously served as the Co-Chief Operating Officer FSKR until the 2021 Merger. Mr. Wilson joined KKR Credit in 2006, and he is currently a Managing Director of KKR and the Chief Operating Officer of KKR Private Credit. Mr. Wilson served as CCT’s Chief Operating Officer prior to its merger with FSK in 2018 and has held various roles across KKR Credit. Prior to joining KKR Credit, Mr. Wilson was with PricewaterhouseCoopers, serving a variety of clients across industries. Mr. Wilson holds a B.A. in Economics with honors from Wilfrid Laurier University and a MAcc in Accounting from the University of Waterloo. He also is a CFA charterholder, Chartered Professional Accountant and a Chartered Accountant.

The table below shows the dollar range of shares of common stock beneficially owned as of September 18, 2024 by each member of the Investment Committee of the Adviser, based on the closing price of our common stock as reported on the NYSE as of September 18, 2024.

Name of Investment Committee Member	Dollar Range of Equity Securities in FS KKR Capital Corp.(1)
Brian Gerson		$100,001-$500,000
Michael Kelly	$	over $1,000,000
Rony Ma		$100,001-$500,000
George Mueller	$	None.
Drew O’Toole		$100,000-$500,000
Daniel Pietrzak	$	over $1,000,000
Christina Snyder		$1-$10,000
Ryan Wilson		$500,001-$1,000,000

(1)	Dollar ranges are as follows: None, $1-$10,000, $10,001-$50,000, $50,001-$100,000, $100,001-$500,000, $500,001-$1,000,000 or over $1,000,000.

Board Approval of the Investment Advisory Agreement

The investment advisory agreement between us and our Adviser was initially approved by our board of directors at an in-person meeting in November 2017 and entered into in April 2018. Our most recent amended and restated investment advisory agreement was approved by our board of directors at a meeting held on November 19, 2020 and was approved by our stockholders on May 21, 2021.

In reaching a decision to approve the investment advisory agreement, our board of directors considered (1) various materials and information regarding the nature, extent and quality of the services to be provided by the Adviser, including information previously provided by the Adviser in connection with the board of director’s approval of the previous investment advisory agreement, (2) our updated performance and such performance compared to a group of our peers, (3) the proposed fees to be charged to us under the investment advisory agreement and such fees as compared to other comparable funds advised by the Adviser and as compared to a group of our peers, (4) estimated profitability of the Adviser under the previous investment advisory agreement and the investment advisory agreement, (5) the extent to which economies of scale could be realized by us in the future and (6) other benefits (in addition to advisory fee revenues) derived or potentially derived by the Adviser from its relationship with us. The specific information reviewed and considered by our board of directors included, without limitation, information about:

•	the Adviser’s general qualifications to serve as our investment adviser, including its history, organization, ownership structure, operations and financial position;

•

key personnel of the Adviser and their qualifications, abilities, education, experience and professional accomplishments, the compensation structure of the portfolio managers and the ability of the Adviser to attract and retain high-caliber professionals;

•	the Adviser’s advisory experience and the performance of affiliated fund products;

•

the terms of the investment advisory agreement as well as information on all fees to be paid by us in connection with our advisory arrangements, including “fall-out” and indirect benefits expected potentially to be derived by the Adviser and/or affiliates in connection with the advisory arrangements, profitability to the Adviser of the advisory relationship, the potential for economies of scale, management and other fees associated with the advisory arrangements in comparison to comparable funds’ management and other fees;

•

compliance and related matters, including the Adviser’s compliance policies and procedures, responses to regulatory developments and risk monitoring and management, including management of cybersecurity risk; and

•	legal matters, including any relevant litigation, investigation or examinations, potential conflicts of interest and insurance arrangements.

In addition to evaluating, among other things, the written information provided by the Adviser, our board of directors considered the answers to questions posed by the board to representatives of the Adviser. All of the directors who are not “interested persons” as defined in the 1940 Act, or our independent directors, met separately in executive session with their independent legal counsel to review and consider the information provided regarding the investment advisory agreement.

Based on their review, our independent directors and the board of directors concluded that it was in the best interests of FSK to approve the investment advisory agreement. In its deliberations, our board of directors did not identify any single factor or group of factors as all-important or controlling, but considered all factors together.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The information contained under the caption “Certain Relationships and Related Party Transactions” in our most recent Definitive Proxy Statement on Schedule 14A is incorporated by reference herein.

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS

The information contained under the caption “Security Ownership of Management and Certain Beneficial Owners” in our most recent Definitive Proxy Statement on Schedule 14A is incorporated by reference herein.

PORTFOLIO COMPANIES

The following table sets forth certain information as of June 30, 2024 with respect to each company in which we had a debt or equity/other investment. Other than these investments, our only relationships with our portfolio companies are the managerial assistance we may separately provide to our portfolio companies, which services would be ancillary to our investments and the board observer or participation rights we may receive. In general, under the 1940 Act, the Company would be presumed to “control” a portfolio company if it owned more than 25% of its voting securities or it had the power to exercise control over the management or policies of such portfolio company and would be an “affiliated person” of a portfolio company if it owned 5% or more of its voting securities.

For information relating to the value of our investments in our portfolio companies and information related to portfolio companies we are deemed to “control” or be an “affiliated person” of under the 1940 Act, see our audited consolidated schedule of investments as of December 31, 2023 included of our Annual Report on Form 10-K for the year ended December 31, 2023. Dollar amounts in the table below and the related notes are presented in thousands.

First Lien Senior Secured Loans	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)
3Pillar Global Inc	3Pillar Global Inc 4100 Monument Corner Dr Ste 200 Fairfax, VA, 22030	3Pillar provides outsourced software development and product management to help clients develop revenue-generating customer-facing digital products on various technologies such as mobile, cloud, and big data.		3.1

3Pillar Global Inc	3Pillar Global Inc 4100 Monument Corner Dr Ste 200 Fairfax, VA, 22030	3Pillar provides outsourced software development and product management to help clients develop revenue-generating customer-facing digital products on various technologies such as mobile, cloud, and big data.		123.5

3Pillar Global Inc	3Pillar Global Inc 4100 Monument Corner Dr Ste 200 Fairfax, VA, 22030	3Pillar provides outsourced software development and product management to help clients develop revenue-generating customer-facing digital products on various technologies such as mobile, cloud, and big data.	(1)	6.1

48Forty Solutions LLC	48Forty Solutions LLC 11740 Katy Freeway Energy Tower III Suite 1200 Houston, TX, 77079	48forty Solutions, LLC offers end-to-end pallet solutions, from supply to retrieval, onsite services, and reverse logistics.		174.3

48Forty Solutions LLC	48Forty Solutions LLC 11740 Katy Freeway Energy Tower III Suite 1200 Houston, TX, 77079	48forty Solutions, LLC offers end-to-end pallet solutions, from supply to retrieval, onsite services, and reverse logistics.		8.5

48Forty Solutions LLC	48Forty Solutions LLC 11740 Katy Freeway Energy Tower III Suite 1200 Houston, TX, 77079	48forty Solutions, LLC offers end-to-end pallet solutions, from supply to retrieval, onsite services, and reverse logistics.	(1)	2.1

5 Arch Income Fund 2 LLC	5 Arch Income Fund 2 LLC 19800 MacArthur Boulevard, Suite 1150 Irvine, CA 92612	5 Arches owns and operates a vertically integrated, fully licensed, specialty mortgage company that originates, purchases, and manages specialized mortgage loans.		54.1

Aareon AG	Aareon AG Isaac-Fulda-Allee 6 Mainz, Rhineland-Palatinate, 55124 Germany	Aareon AG provides information technology (IT) systems and consulting services for the real estate industry in Germany, France, the United Kingdom, the Netherlands, Norway, and Sweden.		14.9

First Lien Senior Secured Loans	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

Accuride Corp	Accuride Corp 38777 Six Mile Road Suite 410 Livonia, MI 48152	Accuride Corporation manufactures and supplies commercial vehicle components in North America and Europe.		7.7

Advanced Dermatology & Cosmetic Surgery	Advanced Dermatology & Cosmetic Surgery 151 Southhall Lane Suite 300 Maitland, FL 32751	ADCS Clinics, LLC, doing business as Advanced Dermatology and Cosmetic Surgery, provides dermatologic care services.		0.4

Advanced Dermatology & Cosmetic Surgery	Advanced Dermatology & Cosmetic Surgery 151 Southhall Lane Suite 300 Maitland, FL 32751	ADCS Clinics, LLC, doing business as Advanced Dermatology and Cosmetic Surgery, provides dermatologic care services.		44.5

Advanced Dermatology & Cosmetic Surgery	Advanced Dermatology & Cosmetic Surgery 151 Southhall Lane Suite 300 Maitland, FL 32751	ADCS Clinics, LLC, doing business as Advanced Dermatology and Cosmetic Surgery, provides dermatologic care services.	(1)	3.2

Advania Sverige AB	Advania Sverige AB Fredsborgsgatan 24 Stockholm, Stockholm County 117 43 Sweden	Advania Sverige AB provides information technology solutions to companies.		65.0

Advania Sverige AB	Advania Sverige AB Fredsborgsgatan 24 Stockholm, Stockholm County 117 43 Sweden	Advania Sverige AB provides information technology solutions to companies.		14.9

Advania Sverige AB	Advania Sverige AB Fredsborgsgatan 24 Stockholm, Stockholm County 117 43 Sweden	Advania Sverige AB provides information technology solutions to companies.		5.4

Affordable Care Inc	Affordable Care Inc 629 Davis Drive Suite 300 Morrisville, NC 27560	ACI, through its Affordable Dentures and Implants practices, is the number 1 DSO in the US focused exclusively on tooth replacement services		3.2

Affordable Care Inc	Affordable Care Inc 629 Davis Drive Suite 300 Morrisville, NC 27560	ACI, through its Affordable Dentures and Implants practices, is the number 1 DSO in the US focused exclusively on tooth replacement services		46.3

Affordable Care Inc	Affordable Care Inc 629 Davis Drive Suite 300 Morrisville, NC 27560	ACI, through its Affordable Dentures and Implants practices, is the number 1 DSO in the US focused exclusively on tooth replacement services	(1)	9.6

Affordable Care Inc	Affordable Care Inc 629 Davis Drive Suite 300 Morrisville, NC 27560	ACI, through its Affordable Dentures and Implants practices, is the number 1 DSO in the US focused exclusively on tooth replacement services	(1)	10.4

Alacrity Solutions Group LLC	Alacrity Solutions Group LLC 9725 Windermere Boulevard Fishers, IN 46037	Alacrity Solutions Group, LLC provides property and casualty claims assessment and processing services.		8.2

Alacrity Solutions Group LLC	Alacrity Solutions Group LLC 9725 Windermere Boulevard Fishers, IN 46037	Alacrity Solutions Group, LLC provides property and casualty claims assessment and processing services.		11.7

Alacrity Solutions Group LLC	Alacrity Solutions Group LLC 9725 Windermere Boulevard Fishers, IN 46037	Alacrity Solutions Group, LLC provides property and casualty claims assessment and processing services.	(1)	2.5

Alera Group Intermediate Holdings Inc	Alera Group Intermediate Holdings Inc 3 Parkway North Suite 500 Deerfield, IL 60015	Alera is a national insurance broker offering employee benefits (‘EB’), commercial property & casualty (‘P&C’), insurance and wealth management services to middle market commercial clients and high net worth individuals.		31.2

First Lien Senior Secured Loans	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

Alera Group Intermediate Holdings Inc	Alera Group Intermediate Holdings Inc 3 Parkway North Suite 500 Deerfield, IL 60015	Alera is a national insurance broker offering employee benefits (‘EB’), commercial property & casualty (‘P&C’), insurance and wealth management services to middle market commercial clients and high net worth individuals.		1.2

Alera Group Intermediate Holdings Inc	Alera Group Intermediate Holdings Inc 3 Parkway North Suite 500 Deerfield, IL 60015	Alera is a national insurance broker offering employee benefits (‘EB’), commercial property & casualty (‘P&C’), insurance and wealth management services to middle market commercial clients and high net worth individuals.	(1)	6.4

American Vision Partners	American Vision Partners 4800 North 22Nd Street Phoenix, AZ 85016	American Vision Partners (“AVP”) is a network of ophthalmology and optometry practices with a focus on high acuity medical and surgical procedures in the southwest portion of the US, primarily Arizona.		4.4

American Vision Partners	American Vision Partners 4800 North 22Nd Street Phoenix, AZ 85016	American Vision Partners (“AVP”) is a network of ophthalmology and optometry practices with a focus on high acuity medical and surgical procedures in the southwest portion of the US, primarily Arizona.		90.6

American Vision Partners	American Vision Partners 4800 North 22Nd Street Phoenix, AZ 85016	American Vision Partners (“AVP”) is a network of ophthalmology and optometry practices with a focus on high acuity medical and surgical procedures in the southwest portion of the US, primarily Arizona.	(1)	3.4

Amerivet Partners Management Inc	Amerivet Partners Management Inc 8610 N. New Braunfels Ave. Suite 500 San Antonio, TX 78217	AmeriVet is a national network of ~205 general veterinary practices and 5 emergency animal hospitals across 31 US States.		67.7

Amerivet Partners Management Inc	Amerivet Partners Management Inc 8610 N. New Braunfels Ave. Suite 500 San Antonio, TX 78217	AmeriVet is a national network of ~205 general veterinary practices and 5 emergency animal hospitals across 31 US States.	(1)	8.4

Apex Group Limited	Apex Group Limited 69 Middle Street Brighton, East Sussex BN1 1AL United Kingdom	Apex Group is an independent fund administrator. The Company provides back and middle office functions for alternative asset funds.		2.4

Apex Group Limited	Apex Group Limited 69 Middle Street Brighton, East Sussex BN1 1AL United Kingdom	Apex Group is an independent fund administrator. The Company provides back and middle office functions for alternative asset funds.		2.3

Apex Service Partners LLC	Apex Service Partners LLC 201 East Kennedy Boulevard Suite 1600 Tampa, FL 33602	Apex is the largest provider of residential heating, ventilation, and air conditioning (“HVAC”), plumbing, and electrical repair services in North America.		2.3

Apex Service Partners LLC	Apex Service Partners LLC 201 East Kennedy Boulevard Suite 1600 Tampa, FL 33602	Apex is the largest provider of residential heating, ventilation, and air conditioning (“HVAC”), plumbing, and electrical repair services in North America.		91.0

Apex Service Partners LLC	Apex Service Partners LLC 201 East Kennedy Boulevard Suite 1600 Tampa, FL 33602	Apex is the largest provider of residential heating, ventilation, and air conditioning (“HVAC”), plumbing, and electrical repair services in North America.	(1)	2.8

Apex Service Partners LLC	Apex Service Partners LLC 201 East Kennedy Boulevard Suite 1600 Tampa, FL 33602	Apex is the largest provider of residential heating, ventilation, and air conditioning (“HVAC”), plumbing, and electrical repair services in North America.	(1)	1.6

Arcfield Acquisition Corp	Arcfield Acquisition Corp 14295 Park Meadow Drive Ste 500 Chantilly, VA 20151	Arcfield is a provider of mission-critical, Systems Engineering and Technical Analysis (“SETA”) services that support national security customers predominantly focused on space.		84.2

First Lien Senior Secured Loans	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

Arcfield Acquisition Corp	Arcfield Acquisition Corp 14295 Park Meadow Drive Ste 500 Chantilly, VA 20151	Arcfield is a provider of mission-critical, Systems Engineering and Technical Analysis (“SETA”) services that support national security customers predominantly focused on space.	(1)	10.6

Arcos LLC/VA	Arcos LLC/VA 445 Hutchinson Avenue Suite 700 Columbus, OH 43235	ARCOS, Inc. develops and delivers crew management and callout, and emergency response software for utility companies and other industries in the United States.		12.6

Arcos LLC/VA	Arcos LLC/VA 445 Hutchinson Avenue Suite 700 Columbus, OH 43235	ARCOS, Inc. develops and delivers crew management and callout, and emergency response software for utility companies and other industries in the United States.	(1)	4.5

Ardonagh Group Ltd/The	Ardonagh Group Ltd 2 Minster Court Mincing Lane, London, Greater London C3R 7PD United Kingdom	The Ardonagh Group Limited operates as an independent insurance broker and underwriter in the United Kingdom and internationally.	(1)	3.4

ATX Networks Corp	ATX Networks Corp 8-1602 Tricont Avenue Whitby, ON L1N 7C3 Canada	ATX is a designer and developer of patented, high-margin radio frequency management equipment and digital video processing products.		32.7

ATX Networks Corp	ATX Networks Corp 8-1602 Tricont Avenue Whitby, ON L1N 7C3 Canada	ATX is a designer and developer of patented, high-margin radio frequency management equipment and digital video processing products.		14.3

ATX Networks Corp	ATX Networks Corp 8-1602 Tricont Avenue Whitby, ON L1N 7C3 Canada	ATX is a designer and developer of patented, high-margin radio frequency management equipment and digital video processing products.		46.0

ATX Networks Corp	ATX Networks Corp 8-1602 Tricont Avenue Whitby, ON L1N 7C3 Canada	ATX is a designer and developer of patented, high-margin radio frequency management equipment and digital video processing products.	(1)	5.4

Barbri Inc	Barbri Inc 12222 Merit Drive Suite 1340 Dallas, TX 75251	Barbri, Inc provides bar review and exam preparation courses for law students and attorneys in the United States.		126.5

BDO USA PA	BDO USA PA 330 North Wabash Avenue Suite 3200 Chicago, IL 60611	BDO USA LLC (“BDO”) is the second largest U.S. accounting firm outside of the Big 4.		27.7

Belk Inc	Belk Inc 2801 West Tyvola Road Charlotte, NC 28217	Belk, Inc. owns and operates department stores in the United States.		21.9

Belk Inc	Belk Inc 2801 West Tyvola Road Charlotte, NC 28217	Belk, Inc. owns and operates department stores in the United States.		31.9

BGB Group LLC	BGB Group LLC 250 West 34th St New York, NY 10119	BGB Group LLC (“BGB”) provides medical communication and healthcare marketing to large pharma companies, focusing on the pre-launch and early life cycle stages of a drug during its development.		108.7

BGB Group LLC	BGB Group LLC 250 West 34th St New York, NY 10119	BGB Group LLC (“BGB”) provides medical communication and healthcare marketing to large pharma companies, focusing on the pre-launch and early life cycle stages of a drug during its development.	(1)	19.9

First Lien Senior Secured Loans	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

BGB Group LLC	BGB Group LLC 250 West 34th St New York, NY 10119	BGB Group LLC (“BGB”) provides medical communication and healthcare marketing to large pharma companies, focusing on the pre-launch and early life cycle stages of a drug during its development.	(1)	7.4

Bloom Fresh International Limited	Bloom Fresh International Limited Suite 1 7th Floor 50 Broadway London, Greater London SW1H 0BL United Kingdom	Leading global breeder of patented table (eating) grapes, engaged in the development of premium varieties using natural breeding methods (non GMO).		7.9

Bowery Farming Inc	Bowery Farming Inc 151 W 26th St 12th Floor New York, NY 10001	Bowery Farming is a vertical farming company that grows primarily leafy greens at 2 operational facilities in MD and PA.		54.2

Bowery Farming Inc	Bowery Farming Inc 151 W 26th St 12th Floor New York, NY 10001	Bowery Farming is a vertical farming company that grows primarily leafy greens at 2 operational facilities in MD and PA.		5.0

Bowery Farming Inc	Bowery Farming Inc 151 W 26th St 12th Floor New York, NY 10001	Bowery Farming is a vertical farming company that grows primarily leafy greens at 2 operational facilities in MD and PA.	(1)	5.0

Cadence Education LLC	Cadence Education LLC 8767 East Via De Ventura Suite 200 Scottsdale, AZ 85258	One of the largest providers of pre-K education services in the US. Cadence has 136 schools across 19 states housing 18,000+ full-time students.		55.0

Cadence Education LLC	Cadence Education LLC 8767 East Via De Ventura Suite 200 Scottsdale, AZ 85258	One of the largest providers of pre-K education services in the US. Cadence has 136 schools across 19 states housing 18,000+ full-time students.	(1)	8.5

Cadence Education LLC	Cadence Education LLC 8767 East Via De Ventura Suite 200 Scottsdale, AZ 85258	One of the largest providers of pre-K education services in the US. Cadence has 136 schools across 19 states housing 18,000+ full-time students.	(1)	14.4

CFC Underwriting Ltd	CFC Underwriting Ltd 85 Gracechurch Street London, Greater London EC3V 0AA United Kingdom	CFC is a global SME insurance platform focused on emerging insurance markets.	(1)	5.7

Circana Group (f.k.a. NPD Group)	Circana Group (f.k.a. NPD Group) 203 N LaSalle St Chicago, IL 60601	Circana is a leading provider of consumer insights and market share data to CPG manufacturers and retailers.		0.7

Circana Group (f.k.a. NPD Group)	Circana Group (f.k.a. NPD Group) 203 N LaSalle St Chicago, IL 60601	Circana is a leading provider of consumer insights and market share data to CPG manufacturers and retailers.		19.7

Circana Group (f.k.a. NPD Group)	Circana Group (f.k.a. NPD Group) 203 N LaSalle St Chicago, IL 60601	Circana is a leading provider of consumer insights and market share data to CPG manufacturers and retailers.	(1)	0.4

Civica Group Ltd	Civica Group Ltd Southbank Central 30 Stamford Street London, Greater London SE1 9LQ United Kingdom	Civica Group Limited designs and develops software applications, cloud services, and IT-enhanced outsourcing solutions in the United Kingdom, Australia, New Zealand, Singapore, and North America.		3.2

Civica Group Ltd	Civica Group Ltd Southbank Central 30 Stamford Street London, Greater London SE1 9LQ United Kingdom	Civica Group Limited designs and develops software applications, cloud services, and IT-enhanced outsourcing solutions in the United Kingdom, Australia, New Zealand, Singapore, and North America.	(1)	6.4

Clarience Technologies LLC	Clarience Technologies LLC 20600 Civic Center Drive Southfield, MI 48076	Clarience Technologies, LLC manufactures transportation safety and visibility solutions that include lighting products and systems		0.7

First Lien Senior Secured Loans	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

Clarience Technologies LLC	Clarience Technologies LLC 20600 Civic Center Drive Southfield, MI 48076	Clarience Technologies, LLC manufactures transportation safety and visibility solutions that include lighting products and systems		158.2

Clarience Technologies LLC	Clarience Technologies LLC 20600 Civic Center Drive Southfield, MI 48076	Clarience Technologies, LLC manufactures transportation safety and visibility solutions that include lighting products and systems	(1)	21.0

Clarience Technologies LLC	Clarience Technologies LLC 20600 Civic Center Drive Southfield, MI 48076	Clarience Technologies, LLC manufactures transportation safety and visibility solutions that include lighting products and systems	(1)	21.7

Community Brands Inc	Community Brands Inc 9620 Executive Center Dr. N #200 Saint Petersburg, FL 33702	Community Brands (“CB”) is a provider of software and payment solutions serving three verticals and five total lines of business		31.8

Community Brands Inc	Community Brands Inc 9620 Executive Center Dr. N #200 Saint Petersburg, FL 33702	Community Brands (“CB”) is a provider of software and payment solutions serving three verticals and five total lines of business	(1)	1.9

Consilium Safety Group AB	Consilium Safety Group AB Gothenburg, Västra Götaland County 402 76 Sweden	Leading provider of fire and gas safety systems with a focus on marine end markets.		35.5

Consilium Safety Group AB	Consilium Safety Group AB Gothenburg, Västra Götaland County 402 76 Sweden	Leading provider of fire and gas safety systems with a focus on marine end markets.		15.9

Consilium Safety Group AB	Consilium Safety Group AB Gothenburg, Västra Götaland County 402 76 Sweden	Leading provider of fire and gas safety systems with a focus on marine end markets.	(1)	10.5

Constellis Holdings LLC	Constellis Holdings LLC 12018 Sunrise Valley Drive Suite 140 Reston, VA 20191	Constellis is a provider of operational support and risk management services to government and commercial clients worldwide.		14.8

Corsearch Intermediate Inc	Corsearch Intermediate Inc 220 West 42nd St. 11th Floor New York, NY 10036	Corsearch, Inc. provides clearance and protection solutions for trademark and brand professionals.		28.9

CSafe Global	CSafe Global 2900 Dryden Road Dayton, OH 45439	CSafe designs, develops and manufactures cold chain management products for the pharmaceutical industry.		78.8

CSafe Global	CSafe Global 2900 Dryden Road Dayton, OH 45439	CSafe designs, develops and manufactures cold chain management products for the pharmaceutical industry.		19.8

CSafe Global	CSafe Global 2900 Dryden Road Dayton, OH 45439	CSafe designs, develops and manufactures cold chain management products for the pharmaceutical industry.		3.7

CSafe Global	CSafe Global 2900 Dryden Road Dayton, OH 45439	CSafe designs, develops and manufactures cold chain management products for the pharmaceutical industry.	(1)	4.7

CSafe Global	CSafe Global 2900 Dryden Road Dayton, OH 45439	CSafe designs, develops and manufactures cold chain management products for the pharmaceutical industry.	(1)	7.8

Dechra Pharmaceuticals Ltd	Dechra Pharmaceuticals Ltd 24 Cheshire Avenue Cheshire Business Park Lostock Northwich, Cheshire CW9 7UA United Kingdom	DECHRA PHARMACEUTICALS LIMITED develops, manufactures, regulates, markets, and sells veterinary pharmaceuticals and related products for veterinarians.		14.2

First Lien Senior Secured Loans	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

Dechra Pharmaceuticals Ltd	Dechra Pharmaceuticals Ltd 24 Cheshire Avenue Cheshire Business Park Lostock Northwich, Cheshire CW9 7UA United Kingdom	DECHRA PHARMACEUTICALS LIMITED develops, manufactures, regulates, markets, and sells veterinary pharmaceuticals and related products for veterinarians.		14.9

Dechra Pharmaceuticals Ltd	Dechra Pharmaceuticals Ltd 24 Cheshire Avenue Cheshire Business Park Lostock Northwich, Cheshire CW9 7UA United Kingdom	DECHRA PHARMACEUTICALS LIMITED develops, manufactures, regulates, markets, and sells veterinary pharmaceuticals and related products for veterinarians.	(1)	3.4

Dechra Pharmaceuticals Ltd	Dechra Pharmaceuticals Ltd 24 Cheshire Avenue Cheshire Business Park Lostock Northwich, Cheshire CW9 7UA United Kingdom	DECHRA PHARMACEUTICALS LIMITED develops, manufactures, regulates, markets, and sells veterinary pharmaceuticals and related products for veterinarians.	(1)	3.6

Dental Care Alliance Inc	Dental Care Alliance Inc 6240 Lake Osprey Drive Sarasota, FL 34240	Dental Care Alliance, LLC. provides dental support services to the dental care organizations.		108.0

Dental365 LLC	Dental365 LLC 3333 New Hyde Park Road Suite 304 New Hyde Park, NY 11042	Dental365 provides dental care services. The company’s services include, cosmetic dentistry, restorative dentistry, oral surgery, emergency dentistry, general dentistry, preventive dentistry, endodontics, periodontics, laser dentistry, and dental sleep medic services.		21.6

Dental365 LLC	Dental365 LLC 3333 New Hyde Park Road Suite 304 New Hyde Park, NY 11042	Dental365 provides dental care services. The company’s services include, cosmetic dentistry, restorative dentistry, oral surgery, emergency dentistry, general dentistry, preventive dentistry, endodontics, periodontics, laser dentistry, and dental sleep medic services.	(1)	5.1

Dental365 LLC	Dental365 LLC 3333 New Hyde Park Road Suite 304 New Hyde Park, NY 11042	Dental365 provides dental care services. The company’s services include, cosmetic dentistry, restorative dentistry, oral surgery, emergency dentistry, general dentistry, preventive dentistry, endodontics, periodontics, laser dentistry, and dental sleep medic services.	(1)	13.7

DOC Generici Srl	DOC Generici Srl Via Filippo Turati, 40 Milan, MI 20121 Italy	Doc Generici (“Doc”) is the second largest (Teva #1) Italian generic pharmaceutical company focused on the sales and marketing activities in the pharma value chain.		11.3

DOC Generici Srl	DOC Generici Srl Via Filippo Turati, 40 Milan, MI 20121 Italy	Doc Generici (“Doc”) is the second largest (Teva #1) Italian generic pharmaceutical company focused on the sales and marketing activities in the pharma value chain.	(1)	2.3

DOXA Insurance Holdings LLC	DOXA Insurance Holdings LLC 101 E. Washington Boulevard 10th Floor Fort Wayne, IN 46802	DOXA Insurance Holdings (“DOXA” or the “Company”) is an insurance distribution platform with programs including MGAs (Managing General Agencies), Affinity Programs, and Specialty Wholesale.		26.7

DOXA Insurance Holdings LLC	DOXA Insurance Holdings LLC 101 E. Washington Boulevard 10th Floor Fort Wayne, IN 46802	DOXA Insurance Holdings (“DOXA” or the “Company”) is an insurance distribution platform with programs including MGAs (Managing General Agencies), Affinity Programs, and Specialty Wholesale.	(1)	3.3

First Lien Senior Secured Loans	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

DOXA Insurance Holdings LLC	DOXA Insurance Holdings LLC 101 E. Washington Boulevard 10th Floor Fort Wayne, IN 46802	DOXA Insurance Holdings (“DOXA” or the “Company”) is an insurance distribution platform with programs including MGAs (Managing General Agencies), Affinity Programs, and Specialty Wholesale.	(1)	3.0

DOXA Insurance Holdings LLC	DOXA Insurance Holdings LLC 101 E. Washington Boulevard 10th Floor Fort Wayne, IN 46802	DOXA Insurance Holdings (“DOXA” or the “Company”) is an insurance distribution platform with programs including MGAs (Managing General Agencies), Affinity Programs, and Specialty Wholesale.	(1)	22.6

DuBois Chemicals Inc	DuBois Chemicals Inc 3630 E Kemper Road Sharonville, OH 45241	DuBois Chemicals, Inc. develops and manufactures specialty chemical solutions for metal finishing/paint pretreatment, metalworking/lubricants, water/wastewater treatment, maintenance/equipment cleaning, paper chemicals, food processing cleaning/sanitizing, finished goods manufacturing, and transportation cleaning.		87.2

DuBois Chemicals Inc	DuBois Chemicals Inc 3630 E Kemper Road Sharonville, OH 45241	DuBois Chemicals, Inc. develops and manufactures specialty chemical solutions for metal finishing/paint pretreatment, metalworking/lubricants, water/wastewater treatment, maintenance/equipment cleaning, paper chemicals, food processing cleaning/sanitizing, finished goods manufacturing, and transportation cleaning.	(1)	14.7

DuBois Chemicals Inc	DuBois Chemicals Inc 3630 E Kemper Road Sharonville, OH 45241	DuBois Chemicals, Inc. develops and manufactures specialty chemical solutions for metal finishing/paint pretreatment, metalworking/lubricants, water/wastewater treatment, maintenance/equipment cleaning, paper chemicals, food processing cleaning/sanitizing, finished goods manufacturing, and transportation cleaning.	(1)	14.7

Element Materials Technology Group US Holdings Inc	Element Materials Technology Group Davidson Building 5 Southampton Street London, Greater London WC2E 7HA United Kingdom	Element Materials Technology Group is one of the world’s leading global providers of testing, inspection, and certification (“TIC”) services for a broad range of products, materials and technologies in advanced industrial supply chains.		1.4

Element Materials Technology Group US Holdings Inc	Element Materials Technology Group Davidson Building 5 Southampton Street London, Greater London WC2E 7HA United Kingdom	Element Materials Technology Group is one of the world’s leading global providers of testing, inspection, and certification (“TIC”) services for a broad range of products, materials and technologies in advanced industrial supply chains.		0.4

Envirotainer Ltd	Envirotainer Ltd Staffans vAeg 2A Sollentuna, Stockholm County 192 78 Sweden	Envirotainer AB engages in the production, development, and rental of active temperature-controlled containers for the air transportation of temperature-sensitive healthcare products.	(1)	2.7

Excelitas Technologies Corp	Excelitas Technologies Corp 200 West Street, Suite E403 Waltham, MA 02451	Manufactures customized optoelectronic and advanced electronic systems to global OEM customers.		1.9

Excelitas Technologies Corp	Excelitas Technologies Corp 200 West Street, Suite E403 Waltham, MA 02451	Manufactures customized optoelectronic and advanced electronic systems to global OEM customers.	(1)	2.4

Excelitas Technologies Corp	Excelitas Technologies Corp 200 West Street, Suite E403 Waltham, MA 02451	Manufactures customized optoelectronic and advanced electronic systems to global OEM customers.	(1)	23.4

Follett Software Co	Follett Software Co 1340 Rigdeview Dr McHenry, IL 60050-7041	Follett Software Co is a provider of asset management and student information system software to K-12 schools.		72.1

First Lien Senior Secured Loans	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

Follett Software Co	Follett Software Co 1340 Rigdeview Dr McHenry, IL 60050-7041	Follett Software Co is a provider of asset management and student information system software to K-12 schools.	(1)	9.9

Foundation Consumer Brands LLC	Foundation Consumer Brands LLC 106 Isabella Street Suite 602 Pittsburgh, PA 15215	Foundation Consumer Brands, LLC produces nasal strips, pediatric cough and cold drugs, and oral analgesics.		66.8

Foundation Consumer Brands LLC	Foundation Consumer Brands LLC 106 Isabella Street Suite 602 Pittsburgh, PA 15215	Foundation Consumer Brands, LLC produces nasal strips, pediatric cough and cold drugs, and oral analgesics.	(1)	6.6

Foundation Risk Partners Corp	Foundation Risk Partners Corp 780 W. Granada Blvd. Ormond Beach, FL 32174	Foundation Risk Partners is a retail insurance brokerage firm focused on providing commercial property and casualty.		61.7

Foundation Risk Partners Corp	Foundation Risk Partners Corp 780 W. Granada Blvd. Ormond Beach, FL 32174	Foundation Risk Partners is a retail insurance brokerage firm focused on providing commercial property and casualty.	(1)	11.8

Foundation Risk Partners Corp	Foundation Risk Partners Corp 780 W. Granada Blvd. Ormond Beach, FL 32174	Foundation Risk Partners is a retail insurance brokerage firm focused on providing commercial property and casualty.	(1)	23.0

Galaxy Universal LLC	Galaxy Universal LLC 700 Canal Street 5th Fl Stamford, CT 06902	Galaxy is a vertically integrated global footwear and apparel company operating in Brand Licensing and Sourcing / Wholesale for athletic footwear.		86.7

Galaxy Universal LLC	Galaxy Universal LLC 700 Canal Street 5th Fl Stamford, CT 06902	Galaxy is a vertically integrated global footwear and apparel company operating in Brand Licensing and Sourcing / Wholesale for athletic footwear.		18.5

Galway Partners Holdings LLC	Galway Partners Holdings LLC 425 California Street Suite 2400 San Francisco, CA 94104	Galway Partners Holdings LLC provides property and casualty insurance brokerage services.		1.7

Galway Partners Holdings LLC	Galway Partners Holdings LLC 425 California Street Suite 2400 San Francisco, CA 94104	Galway Partners Holdings LLC provides property and casualty insurance brokerage services.		84.9

Galway Partners Holdings LLC	Galway Partners Holdings LLC 425 California Street Suite 2400 San Francisco, CA 94104	Galway Partners Holdings LLC provides property and casualty insurance brokerage services.	(1)	11.2

Galway Partners Holdings LLC	Galway Partners Holdings LLC 425 California Street Suite 2400 San Francisco, CA 94104	Galway Partners Holdings LLC provides property and casualty insurance brokerage services.	(1)	8.4

General Datatech LP	General Datatech LP 999 Metromedia Place Dallas, TX 75247	General Datatech, LP designs, builds, and delivers technology and architectural solutions for service providers, enterprise networks, data centers, and others. Its solutions include enterprise networking, data center modernization, hybrid cloud, security solutions, high-definition audio and video solutions, and edge and 5G enablement.		127.3

Gigamon Inc	Gigamon Inc 3300 Olcott Street Santa Clara, CA 95054	Gigamon is a technology company based in Santa Clara, CA that provides tools that simplify a customer’s network and allow for efficient monitoring and sorting of data.		3.7

Gigamon Inc	Gigamon Inc 3300 Olcott Street Santa Clara, CA 95054	Gigamon is a technology company based in Santa Clara, CA that provides tools that simplify a customer’s network and allow for efficient monitoring and sorting of data.		104.9

Gigamon Inc	Gigamon Inc 3300 Olcott Street Santa Clara, CA 95054	Gigamon is a technology company based in Santa Clara, CA that provides tools that simplify a customer’s network and allow for efficient monitoring and sorting of data.	(1)	5.6

First Lien Senior Secured Loans	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

Gracent LLC	Gracent LLC 950 Lee Street Ste 210 Des Plaines, IL 60016	Provides ABA Therapy and other core therapy for children with Autism in Chicagoland and Dallas/Houston, Texas Area		27.3

Granicus Inc	Granicus Inc 1999 Broadway Suite 3600 Denver, CO 80202	Granicus is a leading citizen engagement software platform with a broad suite of government focused applications helping federal, state and local agencies manage government-to-citizen interactions		16.1

Granicus Inc	Granicus Inc 1999 Broadway Suite 3600 Denver, CO 80202	Granicus is a leading citizen engagement software platform with a broad suite of government focused applications helping federal, state and local agencies manage government-to-citizen interactions		–

Granicus Inc	Granicus Inc 1999 Broadway Suite 3600 Denver, CO 80202	Granicus is a leading citizen engagement software platform with a broad suite of government focused applications helping federal, state and local agencies manage government-to-citizen interactions	(1)	2.4

Granicus Inc	Granicus Inc 1999 Broadway Suite 3600 Denver, CO 80202	Granicus is a leading citizen engagement software platform with a broad suite of government focused applications helping federal, state and local agencies manage government-to-citizen interactions	(1)	2.2

Heniff Transportation Systems LLC	Heniff Transportation Systems LLC 2015 Spring Road Suite 780 Oak Brook, IL 60523	Heniff Transportation Systems, LLC provides liquid bulk chemical transportation services in the United States, Canada, and Mexico.		12.6

Heniff Transportation Systems LLC	Heniff Transportation Systems LLC 2015 Spring Road Suite 780 Oak Brook, IL 60523	Heniff Transportation Systems, LLC provides liquid bulk chemical transportation services in the United States, Canada, and Mexico.		89.5

Heniff Transportation Systems LLC	Heniff Transportation Systems LLC 2015 Spring Road Suite 780 Oak Brook, IL 60523	Heniff Transportation Systems, LLC provides liquid bulk chemical transportation services in the United States, Canada, and Mexico.	(1)	5.2

Heritage Environmental Services Inc	Heritage Environmental Services Inc 6510 Telecom DR Suite 400 Indianapolis, IN 46278-1366	Heritage is a leading provider of hazardous industrial waste management solutions for commercial end-markets.		53.0

Heritage Environmental Services Inc	Heritage Environmental Services Inc 6510 Telecom DR Suite 400 Indianapolis, IN 46278-1366	Heritage is a leading provider of hazardous industrial waste management solutions for commercial end-markets.	(1)	7.3

Hibu Inc	Hibu Inc 221 3rd Ave SE Suite 300 Cedar Rapids, IA 52401	Hibu Inc. provides digital marketing solutions to small and medium-sized businesses in the United States.		113.6

Higginbotham Insurance Agency Inc	Higginbotham Insurance Agency Inc 500 West 13th Street Fort Worth, TX 76102-4659	Higginbotham Insurance Agency, Inc. provides insurance brokerage services to customers in Texas.		10.2

Higginbotham Insurance Agency Inc	Higginbotham Insurance Agency Inc 500 West 13th Street Fort Worth, TX 76102-4659	Higginbotham Insurance Agency, Inc. provides insurance brokerage services to customers in Texas.		6.6

Higginbotham Insurance Agency Inc	Higginbotham Insurance Agency Inc 500 West 13th Street Fort Worth, TX 76102-4659	Higginbotham Insurance Agency, Inc. provides insurance brokerage services to customers in Texas.		2.0

Higginbotham Insurance Agency Inc	Higginbotham Insurance Agency Inc 500 West 13th Street Fort Worth, TX 76102-4659	Higginbotham Insurance Agency, Inc. provides insurance brokerage services to customers in Texas.	(1)	16.2

Highgate Hotels Inc	Highgate Hotels Inc 545 East John Carpenter Freeway Suite 1400 Irving, TX	Highgate is one of the nation’s premier third party operators of urban hotels.		33.5

First Lien Senior Secured Loans	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

Highgate Hotels Inc	Highgate Hotels Inc 545 East John Carpenter Freeway Suite 1400 Irving, TX	Highgate is one of the nation’s premier third party operators of urban hotels.		1.3

Highgate Hotels Inc	Highgate Hotels Inc 545 East John Carpenter Freeway Suite 1400 Irving, TX	Highgate is one of the nation’s premier third party operators of urban hotels.	(1)	3.0

HKA	HKA 3200 Daresbury Park Warrington, Cheshire WA4 4BU United Kingdom	HKA is a global consulting firm focused in the field of dispute resolution, with a primary focus in the Capital Projects and Infrastructure (“CP&I”) sector		4.5

HM Dunn Co Inc	HM Dunn Co Inc 4201 S 119th St W Wichita, KS 67215	HM Dunn is engaged in the manufacture and distribution of aircraft components, assemblies and kits used by original equipment manufacturers (OEMs) in the defense, commercial and civil sectors of the aerospace and defense industry.		35.3

HM Dunn Co Inc	HM Dunn Co Inc 4201 S 119th St W Wichita, KS 67215	HM Dunn is engaged in the manufacture and distribution of aircraft components, assemblies and kits used by original equipment manufacturers (OEMs) in the defense, commercial and civil sectors of the aerospace and defense industry.		2.2

HM Dunn Co Inc	HM Dunn Co Inc 4201 S 119th St W Wichita, KS 67215	HM Dunn is engaged in the manufacture and distribution of aircraft components, assemblies and kits used by original equipment manufacturers (OEMs) in the defense, commercial and civil sectors of the aerospace and defense industry.	(1)	2.7

Individual FoodService	Individual FoodService 17611 Hidden Oaks Road Encino Los Angeles, CA 91316	Southern California’s premier distributor of food, paper, plastic, packaging, janitorial, and smallwares products.		72.5

Individual FoodService	Individual FoodService 17611 Hidden Oaks Road Encino Los Angeles, CA 91316	Southern California’s premier distributor of food, paper, plastic, packaging, janitorial, and smallwares products.	(1)	2.9

Individual FoodService	Individual FoodService 17611 Hidden Oaks Road Encino Los Angeles, CA 91316	Southern California’s premier distributor of food, paper, plastic, packaging, janitorial, and smallwares products.	(1)	5.9

Industria Chimica Emiliana Srl	Industria Chimica Emiliana Srl Via Sicilia, 8/10 Reggio Emilia, RE 42100 Italy	Industria Chimica Emiliana S.r.l manufactures and markets pharmaceutical, bacteriological, and feed grade acids.		20.6

Industria Chimica Emiliana Srl	Industria Chimica Emiliana Srl Via Sicilia, 8/10 Reggio Emilia, RE 42100 Italy	Industria Chimica Emiliana S.r.l manufactures and markets pharmaceutical, bacteriological, and feed grade acids.		82.7

Industry City TI Lessor LP	Industry City TI Lessor LP 220 36th Street, #2-A Brooklyn, NY 11232	The Brooklyn Nets are an NBA basketball team. Indsutry City TI Lessor LP is a diversified real estate activities company. It is headquartered in the United States.		18.7

iNova Pharmaceuticals (Australia) Pty Limited	iNova Pharmaceuticals (Australia) Pty Limited Level 10 12 Help Street Chatswood, NSW 2067 Australia	iNova Pharmaceuticals is a leading consumer healthcare company with a diverse brand and product portfolio across ANZ, Asia and South Africa		0.6

First Lien Senior Secured Loans	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

iNova Pharmaceuticals (Australia) Pty Limited	iNova Pharmaceuticals (Australia) Pty Limited Level 10 12 Help Street Chatswood, NSW 2067 Australia	iNova Pharmaceuticals is a leading consumer healthcare company with a diverse brand and product portfolio across ANZ, Asia and South Africa	(1)	1.6

Insight Global LLC	Insight Global LLC 1224 Hammond Drive Suite 1500 Atlanta, GA 30346	Insight Global is a staffing company that provides long-term, short-term, temporary-to-permanent, placement staffing, and enhanced staffing services to primarily Fortune 1000 companies along with SMBs.		174.3

Insight Global LLC	Insight Global LLC 1224 Hammond Drive Suite 1500 Atlanta, GA 30346	Insight Global is a staffing company that provides long-term, short-term, temporary-to-permanent, placement staffing, and enhanced staffing services to primarily Fortune 1000 companies along with SMBs.	(1)	47.9

Insightsoftware.Com Inc	Insightsoftware.Com Inc 8529 Six Forks Road, Suite 400 Raleigh, North Carolina 27615	Leading provider of software solutions for the office of the CFO		1.1

Insightsoftware.Com Inc	Insightsoftware.Com Inc 8529 Six Forks Road, Suite 400 Raleigh, North Carolina 27615	Leading provider of software solutions for the office of the CFO		0.7

Insightsoftware.Com Inc	Insightsoftware.Com Inc 8529 Six Forks Road, Suite 400 Raleigh, North Carolina 27615	Leading provider of software solutions for the office of the CFO		2.4

Insightsoftware.Com Inc	Insightsoftware.Com Inc 8529 Six Forks Road, Suite 400 Raleigh, North Carolina 27615	Leading provider of software solutions for the office of the CFO	(1)	20.2

Insightsoftware.Com Inc	Insightsoftware.Com Inc 8529 Six Forks Road, Suite 400 Raleigh, North Carolina 27615	Leading provider of software solutions for the office of the CFO	(1)	4.6

Integrity Marketing Group LLC	Integrity Marketing Group LLC 1445 Ross Ave, 22nd Floor Dallas, Texas 75202	Integrity is the nation’s largest insurance Independent Marketing organization that distributes health, life and wealth products focused on the senior market		0.9

Integrity Marketing Group LLC	Integrity Marketing Group LLC 1445 Ross Ave, 22nd Floor Dallas, Texas 75202	Integrity is the nation’s largest insurance Independent Marketing organization that distributes health, life and wealth products focused on the senior market		97.9

Integrity Marketing Group LLC	Integrity Marketing Group LLC 1445 Ross Ave, 22nd Floor Dallas, Texas 75202	Integrity is the nation’s largest insurance Independent Marketing organization that distributes health, life and wealth products focused on the senior market	(1)	1.6

Integrity Marketing Group LLC	Integrity Marketing Group LLC 1445 Ross Ave, 22nd Floor Dallas, Texas 75202	Integrity is the nation’s largest insurance Independent Marketing organization that distributes health, life and wealth products focused on the senior market	(1)	0.1

J S Held LLC	J S Held LLC 50 Jericho Quadrangle Suite 117 Jericho, NY 11753	J.S. Held is a specialty consulting firm that is primarily engaged by insurance carriers and loss adjusters to provide consulting services on a range of construction and engineering matters relating to insurance claims.		149.9

J S Held LLC	J S Held LLC 50 Jericho Quadrangle Suite 117 Jericho, NY 11753	J.S. Held is a specialty consulting firm that is primarily engaged by insurance carriers and loss adjusters to provide consulting services on a range of construction and engineering matters relating to insurance claims.		12.6

J S Held LLC	J S Held LLC 50 Jericho Quadrangle Suite 117 Jericho, NY 11753	J.S. Held is a specialty consulting firm that is primarily engaged by insurance carriers and loss adjusters to provide consulting services on a range of construction and engineering matters relating to insurance claims.	(1)	1.4

First Lien Senior Secured Loans	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

Karman Space Inc	Karman Space Inc 5351 Argosy Ave Huntington Beach, CA 92649	Karman is a leading manufacturer of highly specialized, critical components for spacecraft, rockets, and hypersonic platforms. The Company’s customer based includes top-tier OEMs across A&D and other end-markets.		94.0

Karman Space Inc	Karman Space Inc 5351 Argosy Ave Huntington Beach, CA 92649	Karman is a leading manufacturer of highly specialized, critical components for spacecraft, rockets, and hypersonic platforms. The Company’s customer based includes top-tier OEMs across A&D and other end-markets.		5.2

Karman Space Inc	Karman Space Inc 5351 Argosy Ave Huntington Beach, CA 92649	Karman is a leading manufacturer of highly specialized, critical components for spacecraft, rockets, and hypersonic platforms. The Company’s customer based includes top-tier OEMs across A&D and other end-markets.	(1)	0.1

Kellermeyer Bergensons Services LLC	Kellermeyer Bergensons Services LLC 3605 Ocean Ranch Boulevard Suite 200 Oceanside, CA 92056	Kellermeyer Bergensons Services, LLC provides facilities management services to retail and grocery chains.		187.4

Kellermeyer Bergensons Services LLC	Kellermeyer Bergensons Services LLC 3605 Ocean Ranch Boulevard Suite 200 Oceanside, CA 92056	Kellermeyer Bergensons Services, LLC provides facilities management services to retail and grocery chains.		82.3

Kellermeyer Bergensons Services LLC	Kellermeyer Bergensons Services LLC 3605 Ocean Ranch Boulevard Suite 200 Oceanside, CA 92056	Kellermeyer Bergensons Services, LLC provides facilities management services to retail and grocery chains.	(1)	5.5

Laboratoires Vivacy SAS	Laboratoires Vivacy SAS 44 rue Paul Valéry Paris, Ile-de-France 75116 France	Vivacy is a medtech company specialising in the design, production and distribution of hyaluronic acid (“HA”) based injectable dermal fillers for aesthetic treatments		8.2

Laboratoires Vivacy SAS	Laboratoires Vivacy SAS 44 rue Paul Valéry Paris, Ile-de-France 75116 France	Vivacy is a medtech company specialising in the design, production and distribution of hyaluronic acid (“HA”) based injectable dermal fillers for aesthetic treatments	(1)	0.6

Lakefield Veterinary Group	Lakefield Veterinary Group 19717 62nd Avenue South Suite F103 Kent, WA 98032	Lakefield operates 70 veterinary hospitals across 10 states in the US, with a presence in the West, Southwest and Midwest regions.		116.9

Lakeview Farms Inc	Lakeview Farms Inc 1600 Gressel Drive P.O. Box 98 Delphos, OH 45833-0098	Lakeview Farms, LLC produces dips, desserts, and specialty products. It offers dessert products, such as puddings, gelatins, and parfaits.		66.3

Lakeview Farms Inc	Lakeview Farms Inc 1600 Gressel Drive P.O. Box 98 Delphos, OH 45833-0098	Lakeview Farms, LLC produces dips, desserts, and specialty products. It offers dessert products, such as puddings, gelatins, and parfaits.	(1)	6.8

Lazer Logistics Inc	Lazer Logistics Inc 6525 Shiloh Road Suite 900 Alpharetta, GA 30005	Lazer Logistics (“Lazer”) provides yard spotting, shuttling and gate management services at >550 manufacturing and distribution centers in North America.		24.1

Lazer Logistics Inc	Lazer Logistics Inc 6525 Shiloh Road Suite 900 Alpharetta, GA 30005	Lazer Logistics (“Lazer”) provides yard spotting, shuttling and gate management services at >550 manufacturing and distribution centers in North America.	(1)	1.9

Lazer Logistics Inc	Lazer Logistics Inc 6525 Shiloh Road Suite 900 Alpharetta, GA 30005	Lazer Logistics (“Lazer”) provides yard spotting, shuttling and gate management services at >550 manufacturing and distribution centers in North America.	(1)	5.7

Lexitas Inc	Lexitas Inc 5301 Southwest Pkwy Austin, TX	Lexitas is a provider of outsourced deposition, records retrieval, Registered agent, and process serving services to largely legal firms, insurance companies and corporations.		115.4

First Lien Senior Secured Loans	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

Lexitas Inc	Lexitas Inc 5301 Southwest Pkwy Austin, TX	Lexitas is a provider of outsourced deposition, records retrieval, Registered agent, and process serving services to largely legal firms, insurance companies and corporations.	(1)	8.4

Lexitas Inc	Lexitas Inc 5301 Southwest Pkwy Austin, TX	Lexitas is a provider of outsourced deposition, records retrieval, Registered agent, and process serving services to largely legal firms, insurance companies and corporations.	(1)	28.6

Lionbridge Technologies Inc	Lionbridge Technologies Inc 1050 Winter Street Suite 2300 Waltham, MA 2451	Lionbridge Technologies, Inc. provides translation and localization solutions for enterprises.		101.2

Lipari Foods LLC	Lipari Foods LLC 26661 Bunert Road Warren, MI 48089	Lipari Foods, LLC engages in the distribution of food products. Its products include bakery products, confectionery products, dairy products, meat and seafood products, and foodservice products.		99.0

Lipari Foods LLC	Lipari Foods LLC 26661 Bunert Road Warren, MI 48089	Lipari Foods, LLC engages in the distribution of food products. Its products include bakery products, confectionery products, dairy products, meat and seafood products, and foodservice products.	(1)	15.0

Lloyd’s Register Quality Assurance Ltd	Lloyd’s Register Quality Assurance Ltd 71 Fenchurch Street London, Greater London EC3M 4BS United Kingdom	Lloyd’s Register Quality Assurance (“LRQA”) is a leading, global scaled assurance platform serving 62,000+ customers.		15.9

Lloyd’s Register Quality Assurance Ltd	Lloyd’s Register Quality Assurance Ltd 71 Fenchurch Street London, Greater London EC3M 4BS United Kingdom	Lloyd’s Register Quality Assurance (“LRQA”) is a leading, global scaled assurance platform serving 62,000+ customers.	(1)	4.1

Magna Legal Services LLC	Magna Legal Services LLC 1635 Market Street 8th Floor Philadelphia, PA 19103	Magna is a national legal services provider to customers in the legal and insurance end markets, supporting clients with deposition services, record retrieval, and litigation consulting offerings.		2.1

Magna Legal Services LLC	Magna Legal Services LLC 1635 Market Street 8th Floor Philadelphia, PA 19103	Magna is a national legal services provider to customers in the legal and insurance end markets, supporting clients with deposition services, record retrieval, and litigation consulting offerings.		23.1

Magna Legal Services LLC	Magna Legal Services LLC 1635 Market Street 8th Floor Philadelphia, PA 19103	Magna is a national legal services provider to customers in the legal and insurance end markets, supporting clients with deposition services, record retrieval, and litigation consulting offerings.	(1)	2.2

Magna Legal Services LLC	Magna Legal Services LLC 1635 Market Street 8th Floor Philadelphia, PA 19103	Magna is a national legal services provider to customers in the legal and insurance end markets, supporting clients with deposition services, record retrieval, and litigation consulting offerings.	(1)	11.2

MB2 Dental Solutions LLC	MB2 Dental Solutions LLC 2403 Lacy Lane Carrollton, TX 75006	MB2 Dental Solutions, LLC, a dental partnership organization, provides dental practice management services to dentists in Alaska, Arkansas, Arizona, Colorado, Florida, Kansas, Louisiana, Missouri, New Mexico, Oklahoma, Tennessee, and Texas.		109.3

MB2 Dental Solutions LLC	MB2 Dental Solutions LLC 2403 Lacy Lane Carrollton, TX 75006	MB2 Dental Solutions, LLC, a dental partnership organization, provides dental practice management services to dentists in Alaska, Arkansas, Arizona, Colorado, Florida, Kansas, Louisiana, Missouri, New Mexico, Oklahoma, Tennessee, and Texas.		2.4

First Lien Senior Secured Loans	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

MB2 Dental Solutions LLC	MB2 Dental Solutions LLC 2403 Lacy Lane Carrollton, TX 75006	MB2 Dental Solutions, LLC, a dental partnership organization, provides dental practice management services to dentists in Alaska, Arkansas, Arizona, Colorado, Florida, Kansas, Louisiana, Missouri, New Mexico, Oklahoma, Tennessee, and Texas.	(1)	77.3

MB2 Dental Solutions LLC	MB2 Dental Solutions LLC 2403 Lacy Lane Carrollton, TX 75006	MB2 Dental Solutions, LLC, a dental partnership organization, provides dental practice management services to dentists in Alaska, Arkansas, Arizona, Colorado, Florida, Kansas, Louisiana, Missouri, New Mexico, Oklahoma, Tennessee, and Texas.	(1)	8.3

Medallia Inc	Medallia Inc 6220 Stoneridge Mall Road Floor 2 Pleasanton, CA 94588	Medallia provides software that captures experience data from customers and employees (through surveys and other feedback methods), and then, using proprietary AI technology, analyzes the data to derive predictive insights.		219.7

Med-Metrix	Med-Metrix 9 Entin Road 3rd Floor Parsippany, NJ 07054	Med-Metrix provides RCM and business intelligence services to hospitals, health systems, and physician practices.		79.8

Med-Metrix	Med-Metrix 9 Entin Road 3rd Floor Parsippany, NJ 07054	Med-Metrix provides RCM and business intelligence services to hospitals, health systems, and physician practices.		39.3

Med-Metrix	Med-Metrix 9 Entin Road 3rd Floor Parsippany, NJ 07054	Med-Metrix provides RCM and business intelligence services to hospitals, health systems, and physician practices.	(1)	7.8

Miami Beach Medical Group LLC	Miami Beach Medical Group LLC 1200 Alton Road Miami Beach, FL 33139	Miami Beach Medical Group LLC operates a medical and wellness center in South Florida.		124.0

Misys Ltd	Misys Ltd 1 Kingdom Street, Paddington London, W2 6BL UK	Provides industry specific software for banking, treasury, trading, and risk solutions.		0.2

Misys Ltd	Misys Ltd 1 Kingdom Street, Paddington London, W2 6BL UK	Provides industry specific software for banking, treasury, trading, and risk solutions.	(1)	1.4

Model N Inc	Model N Inc 777 Mariners Island Boulevard Suite 300 San Mateo, CA 94404	Model N, Inc. provides cloud revenue management solutions for life sciences and high-tech companies in the United States and internationally.		24.7

Model N Inc	Model N Inc 777 Mariners Island Boulevard Suite 300 San Mateo, CA 94404	Model N, Inc. provides cloud revenue management solutions for life sciences and high-tech companies in the United States and internationally.	(1)	5.1

Model N Inc	Model N Inc 777 Mariners Island Boulevard Suite 300 San Mateo, CA 94404	Model N, Inc. provides cloud revenue management solutions for life sciences and high-tech companies in the United States and internationally.	(1)	2.7

NBG Home	NBG Home 12303 Technology Boulevard , Suite 950 Austin, TX 78727	A designer, manufacturer and distributor of products for the home décor market.		10.1

NBG Home	NBG Home 12303 Technology Boulevard , Suite 950 Austin, TX 78727	A designer, manufacturer and distributor of products for the home décor market.		30.7

NCI Inc	NCI Inc 11730 Plaza America Drive Reston, VA 20190	Provides enterprise systems management, information assurance, information assurance policies, and process development and validation solutions.		33.0

Net Documents	Net Documents 2500 W Executive Pkwy Suite 300 Lehi, UT 84043	NetDocs is a cloud-based document & email mgmt service that provides enterprise-level security, mobility, disaster recovery, & collaboration solutions to law firms & corporations.		32.8

First Lien Senior Secured Loans	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

Net Documents	Net Documents 2500 W Executive Pkwy Suite 300 Lehi, UT 84043	NetDocs is a cloud-based document & email mgmt service that provides enterprise-level security, mobility, disaster recovery, & collaboration solutions to law firms & corporations.		1.8

Net Documents	Net Documents 2500 W Executive Pkwy Suite 300 Lehi, UT 84043	NetDocs is a cloud-based document & email mgmt service that provides enterprise-level security, mobility, disaster recovery, & collaboration solutions to law firms & corporations.	(1)	1.2

New Era Technology Inc	New Era Technology Inc 208 Carter Drive Suite 7 West Chester, PA 19382	New Era Technology, Inc. offers managed services, cloud solutions, and systems integration services to customers in the United States, the United Kingdom, Australia, New Zealand, and other parts of the world.		24.4

New Era Technology Inc	New Era Technology Inc 208 Carter Drive Suite 7 West Chester, PA 19382	New Era Technology, Inc. offers managed services, cloud solutions, and systems integration services to customers in the United States, the United Kingdom, Australia, New Zealand, and other parts of the world.		3.7

New Era Technology Inc	New Era Technology Inc 208 Carter Drive Suite 7 West Chester, PA 19382	New Era Technology, Inc. offers managed services, cloud solutions, and systems integration services to customers in the United States, the United Kingdom, Australia, New Zealand, and other parts of the world.	(1)	0.9

Nordic Climate Group Holding AB	Nordic Climate Group Holding AB Svärdvägen 21 Danderyd, Stockholm County 182 33 Sweden	Nordic Climate Group Holding Ab operates as a research and consulting services company.		29.0

Nordic Climate Group Holding AB	Nordic Climate Group Holding AB Svärdvägen 21 Danderyd, Stockholm County 182 33 Sweden	Nordic Climate Group Holding Ab operates as a research and consulting services company.		3.4

Nordic Climate Group Holding AB	Nordic Climate Group Holding AB Svärdvägen 21 Danderyd, Stockholm County 182 33 Sweden	Nordic Climate Group Holding Ab operates as a research and consulting services company.		42.8

Nordic Climate Group Holding AB	Nordic Climate Group Holding AB Svärdvägen 21 Danderyd, Stockholm County 182 33 Sweden	Nordic Climate Group Holding Ab operates as a research and consulting services company.	(1)	17.6

NovaTaste Austria GmbH	NovaTaste Austria GmbH Adolf-Schemel-Straße 9 Salzburg, Salzburg 5020 Austria	Global savory solutions business primarily engaged in the development and production of spices, seasonings, marinades and functional ingredients (shelf life extenders, food optimizers).	(1)	4.9

OEConnection LLC	OEConnection LLC 4205 Highlander Parkway Richfield, OH 44286	OEConnection LLC provides technology solutions to original equipment manufacturers and their franchised dealers in automotive, construction, and heavy-duty truck industries worldwide.		9.0

OEConnection LLC	OEConnection LLC 4205 Highlander Parkway Richfield, OH 44286	OEConnection LLC provides technology solutions to original equipment manufacturers and their franchised dealers in automotive, construction, and heavy-duty truck industries worldwide.	(1)	10.3

OEConnection LLC	OEConnection LLC 4205 Highlander Parkway Richfield, OH 44286	OEConnection LLC provides technology solutions to original equipment manufacturers and their franchised dealers in automotive, construction, and heavy-duty truck industries worldwide.	(1)	6.4

Omnimax International Inc	Omnimax International Inc 30 Technology Parkway South Suite 400/600 Peachtree Corners, GA 30092	OmniMax International, Inc. manufactures building and transportation products.		87.2

First Lien Senior Secured Loans	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

Omnimax International Inc	Omnimax International Inc 30 Technology Parkway South Suite 400/600 Peachtree Corners, GA 30092	OmniMax International, Inc. manufactures building and transportation products.		25.2

One Call Care Management Inc	One Call Care Management Inc 841 Prudential Drive Suite 900 Jacksonville, FL 32207	One Call Care Management, Inc. provides specialized cost containment services to the workers’ compensation industry in the United States.		4.7

Oxford Global Resources LLC	Oxford Global Resources LLC 900 Cummings Center Suite 326T Beverly, MA 01915	Oxford provides staffing and consulting services to life sciences, information technology, engineering and healthcare technology end markets.		92.9

Oxford Global Resources LLC	Oxford Global Resources LLC 900 Cummings Center Suite 326T Beverly, MA 01915	Oxford provides staffing and consulting services to life sciences, information technology, engineering and healthcare technology end markets.		8.5

Oxford Global Resources LLC	Oxford Global Resources LLC 900 Cummings Center Suite 326T Beverly, MA 01915	Oxford provides staffing and consulting services to life sciences, information technology, engineering and healthcare technology end markets.	(1)	7.6

PartsSource Inc	PartsSource Inc 777 Lena Drive Aurora, OH 44202	PartsSource is an operator of an online marketplace for the purchase of replacement medical parts used by hospital employees.		2.3

PartsSource Inc	PartsSource Inc 777 Lena Drive Aurora, OH 44202	PartsSource is an operator of an online marketplace for the purchase of replacement medical parts used by hospital employees.		71.7

PartsSource Inc	PartsSource Inc 777 Lena Drive Aurora, OH 44202	PartsSource is an operator of an online marketplace for the purchase of replacement medical parts used by hospital employees.	(1)	2.0

PartsSource Inc	PartsSource Inc 777 Lena Drive Aurora, OH 44202	PartsSource is an operator of an online marketplace for the purchase of replacement medical parts used by hospital employees.	(1)	16.9

Performance Health Holdings Inc	Performance Health Holdings Inc 28100 Torch Parkway Suite 700 Warrenville, IL 60555	Performance Health Holdings is a vertically integrated supplier and distributor of primarily consumable rehab and physical therapy products.		92.6

Production Resource Group LLC	Production Resource Group LLC 200 Business Park Drive, Suite 109 Armonk, NY 10504	Production Resource Group is a supplier of entertainment and event technology. It provides integrated services and equipment, including audio, video, lighting, staging and automation systems.		96.2

Production Resource Group LLC	Production Resource Group LLC 200 Business Park Drive, Suite 109 Armonk, NY 10504	Production Resource Group is a supplier of entertainment and event technology. It provides integrated services and equipment, including audio, video, lighting, staging and automation systems.		176.5

Production Resource Group LLC	Production Resource Group LLC 200 Business Park Drive, Suite 109 Armonk, NY 10504	Production Resource Group is a supplier of entertainment and event technology. It provides integrated services and equipment, including audio, video, lighting, staging and automation systems.		0.2

Production Resource Group LLC	Production Resource Group LLC 200 Business Park Drive, Suite 109 Armonk, NY 10504	Production Resource Group is a supplier of entertainment and event technology. It provides integrated services and equipment, including audio, video, lighting, staging and automation systems.		99.0

PSC Group	PSC Group 1051 Perimeter Drive Suite 500 Schaumburg, IL 60173	PSC Group, LLC offers professional services and information technology consulting services.		0.3

PSC Group	PSC Group 1051 Perimeter Drive Suite 500 Schaumburg, IL 60173	PSC Group, LLC offers professional services and information technology consulting services.		13.6

First Lien Senior Secured Loans	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

PSC Group	PSC Group 1051 Perimeter Drive Suite 500 Schaumburg, IL 60173	PSC Group, LLC offers professional services and information technology consulting services.	(1)	2.1

PSC Group	PSC Group 1051 Perimeter Drive Suite 500 Schaumburg, IL 60173	PSC Group, LLC offers professional services and information technology consulting services.	(1)	5.5

PSKW LLC (dba ConnectiveRx)	PSKW LLC 200 Jefferson Park Whippany, NJ 7981	PSKW is a leading developer and marketer of co-pay assistance (CPA) programs and tools that help to reduce the cost of prescription drugs for patients.		227.7

Pure Fishing Inc	Pure Fishing Inc 7 Science Court Columbia, SC 29203	Pure Fishing, Inc. manufactures and sells outdoor and recreational lifestyle products. The company offers fishing tackle, lures, rods and reels, anglers, soft baits, and accessories.		32.9

Radwell International LLC/PA	Radwell International LLC/PA 1 Millennium Drive Willingboro, NJ 08046	Radwell is an industry leader in the procurement and distribution of hard-to-find components with a supplier base of 15,000+ vendors and 40+ years of data on inventory and sales trends.		1.6

Radwell International LLC/PA	Radwell International LLC/PA 1 Millennium Drive Willingboro, NJ 08046	Radwell is an industry leader in the procurement and distribution of hard-to-find components with a supplier base of 15,000+ vendors and 40+ years of data on inventory and sales trends.		67.0

Radwell International LLC/PA	Radwell International LLC/PA 1 Millennium Drive Willingboro, NJ 08046	Radwell is an industry leader in the procurement and distribution of hard-to-find components with a supplier base of 15,000+ vendors and 40+ years of data on inventory and sales trends.	(1)	5.3

Reliant Rehab Hospital Cincinnati LLC	Reliant Rehab Hospital Cincinnati LLC 5800 Granite Parkway, Suite 1000 Plano, TX 75024	Reliant Rehabilitation Holdings, Inc. provides contract therapy and rehabilitation management services. It offers physical, occupational, and speech therapy services to skilled nursing facilities.		42.3

Reliant Rehab Hospital Cincinnati LLC	Reliant Rehab Hospital Cincinnati LLC 5800 Granite Parkway, Suite 1000 Plano, TX 75024	Reliant Rehabilitation Holdings, Inc. provides contract therapy and rehabilitation management services. It offers physical, occupational, and speech therapy services to skilled nursing facilities.		43.1

Reliant Rehab Hospital Cincinnati LLC	Reliant Rehab Hospital Cincinnati LLC 5800 Granite Parkway, Suite 1000 Plano, TX 75024	Reliant Rehabilitation Holdings, Inc. provides contract therapy and rehabilitation management services. It offers physical, occupational, and speech therapy services to skilled nursing facilities.	(1)	2.1

Revere Superior Holdings Inc	Revere Superior Holdings Inc 100 Summer Street 17th Floor Boston, MA 2110	Develops a staffing and recruiting software for startups, SMBs, and enterprises.		41.8

Revere Superior Holdings Inc	Revere Superior Holdings Inc 100 Summer Street 17th Floor Boston, MA 2110	Develops a staffing and recruiting software for startups, SMBs, and enterprises.	(1)	3.8

Rise Baking Company	Rise Baking Company 828 Kasota Avenue SE Minneapolis, MN 55414	Rise Baking Company produces and retails bakery products, including breads, cookies, and bars. The company was founded in 2013 and is headquartered in Minneapolis, Minnesota.		0.9

Rise Baking Company	Rise Baking Company 828 Kasota Avenue SE Minneapolis, MN 55414	Rise Baking Company produces and retails bakery products, including breads, cookies, and bars. The company was founded in 2013 and is headquartered in Minneapolis, Minnesota.		27.7

Rise Baking Company	Rise Baking Company 828 Kasota Avenue SE Minneapolis, MN 55414	Rise Baking Company produces and retails bakery products, including breads, cookies, and bars. The company was founded in 2013 and is headquartered in Minneapolis, Minnesota.	(1)	4.3

First Lien Senior Secured Loans	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

Rockefeller Capital Management LP	Rockefeller Capital Management LP 45 Rockefeller Plaza Floor 5 New York, NY 10111	Rockefeller Capital Management L.P. offers wealth management and financial advisory services.		23.6

RSC Insurance Brokerage Inc	RSC Insurance Brokerage Inc 160 Federal Street 4th floor Boston, MA 02110-1700	Provides insurance brokerage, risk management, and risk advisory services to commercial companies, non-profits, public entities, and individuals.		182.2

RSC Insurance Brokerage Inc	RSC Insurance Brokerage Inc 160 Federal Street 4th floor Boston, MA 02110-1700	Provides insurance brokerage, risk management, and risk advisory services to commercial companies, non-profits, public entities, and individuals.	(1)	7.6

Safe-Guard Products International LLC	Safe-Guard Products International LLC Two Concourse Parkway Suite 500 Atlanta, GA 30328	Safe-Guard Products International, LLC develops, markets, and administers finance and insurance programs for the automotive aftermarket industry, as well as the RV, marine and motorcycle/powersports segments.		43.1

Safe-Guard Products International LLC	Safe-Guard Products International LLC Two Concourse Parkway Suite 500 Atlanta, GA 30328	Safe-Guard Products International, LLC develops, markets, and administers finance and insurance programs for the automotive aftermarket industry, as well as the RV, marine and motorcycle/powersports segments.	(1)	8.8

SAMBA Safety Inc	SAMBA Safety Inc 5619 DTC Parkway Suite 1000 Greenwood Village, CO 80111	SambaSafety Inc is a provider of driver risk management solutions to a wide variety of employers, background check companies and insurance carriers and brokers in North America.		8.0

SAMBA Safety Inc	SAMBA Safety Inc 5619 DTC Parkway Suite 1000 Greenwood Village, CO 80111	SambaSafety Inc is a provider of driver risk management solutions to a wide variety of employers, background check companies and insurance carriers and brokers in North America.		0.8

SAMBA Safety Inc	SAMBA Safety Inc 5619 DTC Parkway Suite 1000 Greenwood Village, CO 80111	SambaSafety Inc is a provider of driver risk management solutions to a wide variety of employers, background check companies and insurance carriers and brokers in North America.	(1)	1.6

Shaw Development LLC	Shaw Development LLC 25190 Bernwood Drive Bonita Springs, FL 34135	Designs, engineers, and assembles integrated diesel exhaust fluid (“DEF”) systems and sensor solutions for off-road and on-road heavy duty applications to mitigate, neutralize and regulate pollutant emissions such as NOx produced by diesel exhaust		28.4

Shaw Development LLC	Shaw Development LLC 25190 Bernwood Drive Bonita Springs, FL 34135	Designs, engineers, and assembles integrated diesel exhaust fluid (“DEF”) systems and sensor solutions for off-road and on-road heavy duty applications to mitigate, neutralize and regulate pollutant emissions such as NOx produced by diesel exhaust	(1)	3.4

SitusAMC Holdings Corp	SitusAMC Holdings Corp Tower 49 12 East 49Th Street 34th Floor New York, NY 10017	Situs provides outsourced services for RE credit/equity investment diligence / legal services, outsourced services (eg. outsourced agent), and an outsourced valuation provider.		28.0

Source Code LLC	Source Code LLC 232 Vanderbilt Avenue Norwood, MA 02062	Source Code is a global provider of customised servers (“CS”), edge computing (“EC”) hardware and IT services (managed services, managed security, project services) with production facilities in the US (2) and Europe (1).		52.5

Spins LLC	Spins LLC 222 West Hubbard Street Suite 300 Chicago, IL 60654	Spins LLC is a software and data platform for the health and wellness grocery segment providing insight into point-of-sale data.		63.0

Spins LLC	Spins LLC 222 West Hubbard Street Suite 300 Chicago, IL 60654	Spins LLC is a software and data platform for the health and wellness grocery segment providing insight into point-of-sale data.	(1)	9.1

First Lien Senior Secured Loans	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

Spins LLC	Spins LLC 222 West Hubbard Street Suite 300 Chicago, IL 60654	Spins LLC is a software and data platform for the health and wellness grocery segment providing insight into point-of-sale data.	(1)	7.9

Spotless Brands LLC	Spotless Brands LLC 1 Mid America Plaza Unit 210 Oakbrook Terrace, IL 60181	Spotless Brands (“Spotless”) is a holding company that operates 4 unique express car wash brands – Cobblestone, Okie Express, Flagship, and Ultimate Shine – across a variety of key MSAs in 9 different states with ~150 currently open car wash sites.		12.5

Spotless Brands LLC	Spotless Brands LLC 1 Mid America Plaza Unit 210 Oakbrook Terrace, IL 60181	Spotless Brands (“Spotless”) is a holding company that operates 4 unique express car wash brands – Cobblestone, Okie Express, Flagship, and Ultimate Shine – across a variety of key MSAs in 9 different states with ~150 currently open car wash sites.		12.1

Spotless Brands LLC	Spotless Brands LLC 1 Mid America Plaza Unit 210 Oakbrook Terrace, IL 60181	Spotless Brands (“Spotless”) is a holding company that operates 4 unique express car wash brands – Cobblestone, Okie Express, Flagship, and Ultimate Shine – across a variety of key MSAs in 9 different states with ~150 currently open car wash sites.	(1)	6.0

STV Group Inc	STV Group Inc 205 West Welsh Drive Douglassville, PA 19518	STV is a national professional services firm specializing in engineering and architecture		0.6

STV Group Inc	STV Group Inc 205 West Welsh Drive Douglassville, PA 19518	STV is a national professional services firm specializing in engineering and architecture		41.0

STV Group Inc	STV Group Inc 205 West Welsh Drive Douglassville, PA 19518	STV is a national professional services firm specializing in engineering and architecture	(1)	7.7

STV Group Inc	STV Group Inc 205 West Welsh Drive Douglassville, PA 19518	STV is a national professional services firm specializing in engineering and architecture	(1)	11.9

Summit Interconnect Inc	Summit Interconnect Inc 223 North Crescent Way Anaheim, CA 92801	Summit manufactures printed circuit boards (PCB’s) focused on defence and commercial end markets in North America, offering design for manufacturing, prototyping, and low to mid volume production.		134.0

Sweeping Corp of America Inc	Sweeping Corp of America Inc 4141 Rockside Road Suite 100 Cleveland, OH 44131	Sweeping Corporation of America, Inc. provides contract sweeping services for commercial customers.		15.1

Sweeping Corp of America Inc	Sweeping Corp of America Inc 4141 Rockside Road Suite 100 Cleveland, OH 44131	Sweeping Corporation of America, Inc. provides contract sweeping services for commercial customers.		28.8

Sweeping Corp of America Inc	Sweeping Corp of America Inc 4141 Rockside Road Suite 100 Cleveland, OH 44131	Sweeping Corporation of America, Inc. provides contract sweeping services for commercial customers.	(1)	5.7

Tangoe LLC	Tangoe LLC 8888 Keystone Crossing Suite 1300 Indianapolis, IN 46240	Tangoe LLC provides connection life cycle management software and related services. The Comapny offers technology life cycle management for mobility, network, and Cloud.		161.1

Tangoe LLC	Tangoe LLC 8888 Keystone Crossing Suite 1300 Indianapolis, IN 46240	Tangoe LLC provides connection life cycle management software and related services. The Comapny offers technology life cycle management for mobility, network, and Cloud.		11.5

TeamSystem SpA	TeamSystem SpA Via Gagarin, 205 Pesaro, PS 61122 Italy	TeamSystem provides mission critical software to the Italian SME market and to professional organisations (legal, accounting etc) who serve the SME market.		19.0

First Lien Senior Secured Loans	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

Tekfor HoldCo (formerly Amtek Global Technology Pte Ltd)	Tekfor HoldCo 141 Cecil Street #02-03 Tung Ann Association Building Singapore	Global automotive supplier offering engineered components to manufacturers and suppliers.		40.1

ThreeSixty Group	ThreeSixty Group 1 Venture, Suite 110 Irvine, CA 92618	ThreeSixty is a designer, sourcer and seller of high-velocity hardline consumer products bundled under curated merchandise programs.		92.8

Time Manufacturing Co	Time Manufacturing Co 7601 Imperial Drive Waco, TX 76712	Time Manufacturing is a designer, manufacturer and distributor of vehicle-mounted aerial lifts (60% of gross profit) and associated parts & services (40% of gross profit) serving infrastructure markets globally (utility/power distribution, telecom, bridge inspection, etc.)		44.5

Time Manufacturing Co	Time Manufacturing Co 7601 Imperial Drive Waco, TX 76712	Time Manufacturing is a designer, manufacturer and distributor of vehicle-mounted aerial lifts (60% of gross profit) and associated parts & services (40% of gross profit) serving infrastructure markets globally (utility/power distribution, telecom, bridge inspection, etc.)		9.1

Time Manufacturing Co	Time Manufacturing Co 7601 Imperial Drive Waco, TX 76712	Time Manufacturing is a designer, manufacturer and distributor of vehicle-mounted aerial lifts (60% of gross profit) and associated parts & services (40% of gross profit) serving infrastructure markets globally (utility/power distribution, telecom, bridge inspection, etc.)		14.4

Time Manufacturing Co	Time Manufacturing Co 7601 Imperial Drive Waco, TX 76712	Time Manufacturing is a designer, manufacturer and distributor of vehicle-mounted aerial lifts (60% of gross profit) and associated parts & services (40% of gross profit) serving infrastructure markets globally (utility/power distribution, telecom, bridge inspection, etc.)	(1)	14.7

Trescal SA	Trescal SA Parc d’Affaires Silic 8 rue de l’Estérel—BP 30441 Cedex Rungis, Ile-de-France 94593 France	Trescal SA (“Trescal”) is a global provider of calibration services for industrial customers across a variety of industries, including aerospace & defence, energy & utilities, pharmaceuticals and automotive.		4.0

Trescal SA	Trescal SA Parc d’Affaires Silic 8 rue de l’Estérel—BP 30441 Cedex Rungis, Ile-de-France 94593 France	Trescal SA (“Trescal”) is a global provider of calibration services for industrial customers across a variety of industries, including aerospace & defence, energy & utilities, pharmaceuticals and automotive.	(1)	1.0

Turnpoint Services Inc	Turnpoint Services Inc 3416 Robards Ct Louisville, KY 40218	Turnpoint Services, LLC provides plumbing, heating, ventilation and air conditioning, electrical, and maintenance and repair services for residential and commercial customers.		12.8

Turnpoint Services Inc	Turnpoint Services Inc 3416 Robards Ct Louisville, KY 40218	Turnpoint Services, LLC provides plumbing, heating, ventilation and air conditioning, electrical, and maintenance and repair services for residential and commercial customers.	(1)	1.6

Turnpoint Services Inc	Turnpoint Services Inc 3416 Robards Ct Louisville, KY 40218	Turnpoint Services, LLC provides plumbing, heating, ventilation and air conditioning, electrical, and maintenance and repair services for residential and commercial customers.	(1)	2.5

Ultra Electronics Holdings Ltd	Ultra Electronics Holdings Ltd 35 Portman Square Marylebone London, Greater London W1H 6LR United Kingdom	Ultra Electronics provides application-engineered bespoke solutions in the Defense, security, critical detection, and control markets.		1.7

First Lien Senior Secured Loans	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

Ultra Electronics Holdings Ltd	Ultra Electronics Holdings Ltd 35 Portman Square Marylebone London, Greater London W1H 6LR United Kingdom	Ultra Electronics provides application-engineered bespoke solutions in the Defense, security, critical detection, and control markets.		1.6

Version1 Software Ltd	Version1 Software Ltd Millennium House Millennium Walkway Dublin, Co. Dublin D01 F5P8 Ireland	Large scale multi-year IT and digital transformation initiatives including ERP implementations and upgrades, Cloud transformations and Software engineering (e.g. mission critical IT transformation)		1.1

Version1 Software Ltd	Version1 Software Ltd Millennium House Millennium Walkway Dublin, Co. Dublin D01 F5P8 Ireland	Large scale multi-year IT and digital transformation initiatives including ERP implementations and upgrades, Cloud transformations and Software engineering (e.g. mission critical IT transformation)		1.3

Version1 Software Ltd	Version1 Software Ltd Millennium House Millennium Walkway Dublin, Co. Dublin D01 F5P8 Ireland	Large scale multi-year IT and digital transformation initiatives including ERP implementations and upgrades, Cloud transformations and Software engineering (e.g. mission critical IT transformation)		2.5

Version1 Software Ltd	Version1 Software Ltd Millennium House Millennium Walkway Dublin, Co. Dublin D01 F5P8 Ireland	Large scale multi-year IT and digital transformation initiatives including ERP implementations and upgrades, Cloud transformations and Software engineering (e.g. mission critical IT transformation)	(1)	–

Version1 Software Ltd	Version1 Software Ltd Millennium House Millennium Walkway Dublin, Co. Dublin D01 F5P8 Ireland	Large scale multi-year IT and digital transformation initiatives including ERP implementations and upgrades, Cloud transformations and Software engineering (e.g. mission critical IT transformation)	(1)	12.3

VetCor Professional Practices LLC	VetCor Professional Practices LLC 141 Longwater Drive Suite 108 Norwell, MA 02061	VetCor Professional Practices LLC (“VetCor”) is one of the largest general practice veterinary platforms in the US.		67.7

VetCor Professional Practices LLC	VetCor Professional Practices LLC 141 Longwater Drive Suite 108 Norwell, MA 02061	VetCor Professional Practices LLC (“VetCor”) is one of the largest general practice veterinary platforms in the US.		4.2

VetCor Professional Practices LLC	VetCor Professional Practices LLC 141 Longwater Drive Suite 108 Norwell, MA 02061	VetCor Professional Practices LLC (“VetCor”) is one of the largest general practice veterinary platforms in the US.	(1)	6.6

VetCor Professional Practices LLC	VetCor Professional Practices LLC 141 Longwater Drive Suite 108 Norwell, MA 02061	VetCor Professional Practices LLC (“VetCor”) is one of the largest general practice veterinary platforms in the US.	(1)	4.2

Vytalogy Wellness LLC (fka Jarrow Formulas Inc)	Vytalogy Wellness LLC 1824 S. Robertson Blvd Los Angeles, CA 90035	Vytalogy manufactures and sells vitamins, minerals and supplements (“VMS”).		112.5

Wealth Enhancement Group LLC	Wealth Enhancement Group LLC 505 Highway 169 N Ste 900 Plymouth, MN 55441	WEG is a high-growth, highly acquisitive and USA focused investment advisor. It provides a full suite of solutions, including investment management, retirement planning, estate planning, financial planning, tax and risk management.		6.4

Wealth Enhancement Group LLC	Wealth Enhancement Group LLC 505 Highway 169 N Ste 900 Plymouth, MN 55441	WEG is a high-growth, highly acquisitive and USA focused investment advisor. It provides a full suite of solutions, including investment management, retirement planning, estate planning, financial planning, tax and risk management.	(1)	1.1

Wealth Enhancement Group LLC	Wealth Enhancement Group LLC 505 Highway 169 N Ste 900 Plymouth, MN 55441	WEG is a high-growth, highly acquisitive and USA focused investment advisor. It provides a full suite of solutions, including investment management, retirement planning, estate planning, financial planning, tax and risk management.	(1)	2.1

First Lien Senior Secured Loans	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

Wittur Holding GmbH	Wittur Holding GmbH Rohrbachstr. 26-30 Sulzemoos, Bavaria 85259 Germany	Wittur Holding GmbH manufactures and supplies components, modules, and systems for the elevator industry.		55.9

Woolpert Inc	Woolpert Inc 4454 Idea Center Boulevard Suite 400 Dayton, OH 45430-1500	Woolpert, Inc. provides architecture, engineering, geospatial, and strategic consulting services.		3.7

Woolpert Inc	Woolpert Inc 4454 Idea Center Boulevard Suite 400 Dayton, OH 45430-1500	Woolpert, Inc. provides architecture, engineering, geospatial, and strategic consulting services.		67.0

Woolpert Inc	Woolpert Inc 4454 Idea Center Boulevard Suite 400 Dayton, OH 45430-1500	Woolpert, Inc. provides architecture, engineering, geospatial, and strategic consulting services.	(1)	14.8

Woolpert Inc	Woolpert Inc 4454 Idea Center Boulevard Suite 400 Dayton, OH 45430-1500	Woolpert, Inc. provides architecture, engineering, geospatial, and strategic consulting services.	(1)	37.1

Worldwise Inc	Worldwise Inc 6 Hamilton Landing, Suite 150 Novato, CA 94949	Worldwise has an extensive pet product offering		40.6

Worldwise Inc	Worldwise Inc 6 Hamilton Landing, Suite 150 Novato, CA 94949	Worldwise has an extensive pet product offering		10.8

Worldwise Inc	Worldwise Inc 6 Hamilton Landing, Suite 150 Novato, CA 94949	Worldwise has an extensive pet product offering	(1)	28.0

Worldwise Inc	Worldwise Inc 6 Hamilton Landing, Suite 150 Novato, CA 94949	Worldwise has an extensive pet product offering	(1)	3.4

Zendesk Inc	Zendesk Inc 989 Market Street San Francisco, CA 94103	Provides software-as-a-service products related to customer support, sales, and other customer communications.		59.2

Zendesk Inc	Zendesk Inc 989 Market Street San Francisco, CA 94103	Provides software-as-a-service products related to customer support, sales, and other customer communications.	(1)	14.4

Zendesk Inc	Zendesk Inc 989 Market Street San Francisco, CA 94103	Provides software-as-a-service products related to customer support, sales, and other customer communications.	(1)	6.0

Zeus Industrial Products Inc	Zeus Industrial Products Inc 3740 Industrial Blvd Orangeburg, South Carolina 29118	Zeus designs and manufactures specialized components primarily used in catheters such as heat shrinks, tubing, and liners.		82.5

Zeus Industrial Products Inc	Zeus Industrial Products Inc 3740 Industrial Blvd Orangeburg, South Carolina 29118	Zeus designs and manufactures specialized components primarily used in catheters such as heat shrinks, tubing, and liners.	(1)	11.6

Zeus Industrial Products Inc	Zeus Industrial Products Inc 3740 Industrial Blvd Orangeburg, South Carolina 29118	Zeus designs and manufactures specialized components primarily used in catheters such as heat shrinks, tubing, and liners.	(1)	15.5

Second Lien Senior Secured Loans	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

Apex Group Limited	Apex Group Limited 69 Middle Street Brighton, East Sussex BN1 1AL United Kingdom	Apex Group is an independent fund administrator. The Company provides back and middle office functions for alternative asset funds.		54.2

Belk Inc	Belk Inc 2801 West Tyvola Road Charlotte, NC 28217	Belk, Inc. owns and operates department stores in the United States.		4.2

Constellis Holdings LLC	Constellis Holdings LLC 12018 Sunrise Valley Drive Suite 140 Reston, VA 20191	Constellis is a provider of operational support and risk management services to government and commercial clients worldwide.		13.1

Cubic Corp	Cubic Corp 9233 Balboa Avenue San Diego, CA 92123	Cubic Corporation designs, integrates, and operates systems, products, and services for command, control, communications, computers, intelligence, surveillance, and reconnaissance (C4ISR) customers worldwide.		42.6

Ellucian Inc	Ellucian Inc 2003 Edmund Halley Drive Suite 500 Reston, VA 20191	Provides Administrative (ERP, system of record) and Academic (LMS, content/community mgmt) software to higher education institutions		107.1

Integrated Power Services LLC	Integrated Power Services LLC 250 Executive Center Drive Suite 201 Greenville, SC 29615	IPS is a provider of electric motor and generator repair services for mission critical processing equipment at customer power plants, factories, and other industrial sites		45.6

Miami Beach Medical Group LLC	Miami Beach Medical Group LLC 1200 Alton Road Miami Beach, FL 33139	Miami Beach Medical Group LLC operates a medical and wellness center in South Florida.		3.6

Peraton Corp	Peraton Corp 12975 Worldgate Drive 7Th Floor Herndon, VA 20170-6008	Peraton Corporation provides technology-focused services and solutions to various federal government agencies, including space, intelligence, defense, civil, and healthcare.		167.6

Peraton Corp	Peraton Corp 12975 Worldgate Drive 7Th Floor Herndon, VA 20170-6008	Peraton Corporation provides technology-focused services and solutions to various federal government agencies, including space, intelligence, defense, civil, and healthcare.		125.1

Quoizel, LLC	Quoizel, LLC 6 Corporate Parkway Goose Creek, South Carolina 29445	Quoizel provides decorative lighting at both the middle and high-end price range.		6.9

Quoizel, LLC	Quoizel, LLC 6 Corporate Parkway Goose Creek, South Carolina 29445	Quoizel provides decorative lighting at both the middle and high-end price range.		7.2

Solera LLC	Solera Holdings, Inc. 1500 Solana Blvd. Westlake, TX 76262	Solera is a global leader in data, applications and services for insurance and automotive.		322.9

Sweeping Corp of America Inc	Sweeping Corp of America Inc 4141 Rockside Road Suite 100 Cleveland, OH 44131	Sweeping Corporation of America, Inc. provides contract sweeping services for commercial customers.		4.5

Sweeping Corp of America Inc	Sweeping Corp of America Inc 4141 Rockside Road Suite 100 Cleveland, OH 44131	Sweeping Corporation of America, Inc. provides contract sweeping services for commercial customers.		–

Valeo Foods Group Ltd	Valeo Foods Group Ltd 3rd Floor Skybridge House Dublin Airport Dublin, Co. Dublin K67 AE37 Ireland	Valeo Foods is a producer of branded food peoducts with a portfolio of 20 food brands. The Company combines food production, brand development, distribution, and sales		4.1

Valeo Foods Group Ltd	Valeo Foods Group Ltd 3rd Floor Skybridge House Dublin Airport Dublin, Co. Dublin K67 AE37 Ireland	Valeo Foods is a producer of branded food peoducts with a portfolio of 20 food brands. The Company combines food production, brand development, distribution, and sales	(1)	3.0

Other Senior Secured Debt	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

JW Aluminum Co	JW Aluminum Co 435 Old Mount Holly Road Mt. Holly, SC 29445	JW Aluminum, Inc. manufactures and supplies specialty flat rolled aluminum products for use in consumer and commercial applications.		76.0

One Call Care Management Inc	One Call Care Management Inc 841 Prudential Drive Suite 900 Jacksonville, FL 32207	One Call Care Management, Inc. provides specialized cost containment services to the workers’ compensation industry in the United States.		27.6

TIBCO Software Inc	TIBCO Software Inc 3307 Hillview Avenue Palo Alto, CA 94304	TIBCO is a provider of infrastructure and analytical/business intelligence software.		0.6

Warren Resources Inc	Warren Resources Inc 5420 LBJ Freeway, Suite 600 Dallas, TX 75240	Warren Resources is an independent energy company engaged in the exploration, development and production of onshore crude oil and gas reserves.		24.3

Subordinated Debt	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

Apex Service Partners LLC	Apex Service Partners LLC 201 East Kennedy Boulevard Suite 1600 Tampa, FL 33602	Apex is the largest provider of residential heating, ventilation, and air conditioning (“HVAC”), plumbing, and electrical repair services in North America.		20.8

ATX Networks Corp	ATX Networks Corp 8-1602 Tricont Avenue Whitby, ON L1N 7C3 Canada	ATX is a designer and developer of patented, high-margin radio frequency management equipment and digital video processing products.		21.4

Colosseum Dental Group	Colosseum Dental Group Gutenbergstrasse 10 Zürich, Zurich 8002 Switzerland	Colosseum Dental Group AS provides dentistry service.		11.3

Element Materials Technology Group US Holdings Inc	Element Materials Technology Group Davidson Building 5 Southampton Street London, Greater London WC2E 7HA United Kingdom	Element Materials Technology Group is one of the world’s leading global providers of testing, inspection, and certification (“TIC”) services for a broad range of products, materials and technologies in advanced industrial supply chains.		81.7

Encora Digital LLC	Encora Digital LLC 8800 E Raintree Drive Suite 200 Scottsdale, AZ 85260	Encora is a US-based provider of outsourced software engineering services, primarily customers are US companies that are typically well-funded start-ups, larger technology companies and other non-digital companies.		27.0

Miami Beach Medical Group LLC	Miami Beach Medical Group LLC 1200 Alton Road Miami Beach, FL 33139	Miami Beach Medical Group LLC operates a medical and wellness center in South Florida.		14.2

Miami Beach Medical Group LLC	Miami Beach Medical Group LLC 1200 Alton Road Miami Beach, FL 33139	Miami Beach Medical Group LLC operates a medical and wellness center in South Florida.	(1)	12.1

Sorenson Communications LLC	Sorenson Communications LLC 4192 South Riverboat Road Salt Lake City, UT 84123	Sorenson Communications is a provider of IP-based video communication technology and services to the deaf and hard of hearing population in the United States.		8.7

Sorenson Communications LLC	Sorenson Communications LLC 4192 South Riverboat Road Salt Lake City, UT 84123	Sorenson Communications is a provider of IP-based video communication technology and services to the deaf and hard of hearing population in the United States.		32.7

Ultra Electronics Holdings Ltd	Ultra Electronics Holdings Ltd 35 Portman Square Marylebone London, Greater London W1H 6LR United Kingdom	Ultra Electronics provides application-engineered bespoke solutions in the Defense, security, critical detection, and control markets.		61.3

Ultra Electronics Holdings Ltd	Ultra Electronics Holdings Ltd 35 Portman Square Marylebone London, Greater London W1H 6LR United Kingdom	Ultra Electronics provides application-engineered bespoke solutions in the Defense, security, critical detection, and control markets.		69.4

Asset Based Finance	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

801 5th Ave, Seattle, ABF Equity	801 5th Ave Seattle, WA 98104	F5 Tower, 660-foot-tall (200 m) skyscraper in Downtown Seattle, Washington		14.0

801 5th Ave, Seattle, Structure Mezzanine	801 5th Ave Seattle, WA 98104	F5 Tower, 660-foot-tall (200 m) skyscraper in Downtown Seattle, Washington		59.1

Abacus JV, ABF Equity	Abacus JV 2101 Park Center Drive, Suite 170 Orlando, FL 32835	Abacus has been originating and underwriting life settlements since 2003 and selling them onwards to institutional investors, with a small portion being retained by its principals.		46.1

Accelerator Investments Aggregator LP, ABF Equity	Accelerator Investments Aggregator LP Hofplein 20th—21st floor Rotterdam, 3032 AC Netherlands	Neo Direct Lending BV is a vehicle to invest in the European small business loan market. The company acts as a platform to source and facilitate small business loans in the the Netherlands (~90%) and Germany (~10%).		3.2

Altavair AirFinance, ABF Equity	Altavair AirFinance 22833 South East Black Nugget Road Suite 110 Issaquah, WA	A leading global aviation servicing business		129.8

Altitude II IRL WH Borrower DAC, Revolver	Altitude II IRL WH Borrower DAC, Revolver 45 O’Connell Street Limerick, Co. Limerick V94 XE18 Ireland	The Altitude II fund was established in November 2022 to become a pool of commercial Airbus and Boeing aircraft.		4.9

Altitude II IRL WH Borrower DAC, Revolver	Altitude II IRL WH Borrower DAC, Revolver 45 O’Connell Street Limerick, Co. Limerick V94 XE18 Ireland	The Altitude II fund was established in November 2022 to become a pool of commercial Airbus and Boeing aircraft.	(1)	4.9

Australis Maritime II, ABF Equity	Australis Maritime 55 Brompton Road SW3 1DP London United Kingdom	Australis Maritime Finance was set up in order to provider various financing opportunities to the global maritime and shipping industry space. Australis will lend against a diversified shipping portfolio across bulkers, containerships, and tankers.		17.3

Australis Maritime, Common Stock	Australis Maritime 55 Brompton Road SW3 1DP London United Kingdom	Australis Maritime Finance was set up in order to provider various financing opportunities to the global maritime and shipping industry space. Australis will lend against a diversified shipping portfolio across bulkers, containerships, and tankers.		23.2

Auxilior Capital Partners Inc, Preferred Equity	Auxilior Capital Partners Inc, Preferred Equity 620 West Germantown Pike Suite 450 Plymouth Meeting, PA 19462-1056	Auxilior is an equipment vendor finance platform based in Plymouth Meeting, PA.		16.9

Avenue One PropCo, ABF Equity	Avenue One PropCo, ABF Equity 32 Mercer St 4the floor New York, NY 10013	Avenue One LLC (A1) is a New York based firm focused on 1) asset management and 2) asset acquisition of single family rental (SFR) homes predicated on a capital-light strategy.		10.2

Avenue One PropCo, Term Loan	Avenue One PropCo, ABF Equity 32 Mercer St 4the floor New York, NY 10013	Avenue One LLC (A1) is a New York based firm focused on 1) asset management and 2) asset acquisition of single family rental (SFR) homes predicated on a capital-light strategy.		31.1

Avida Holding AB, Common Stock	Avida Holding AB Södermalmsallén 36 Stockholm, Stockholm County 118 28 Sweden	Avida is a leading niche Swedish bank focused on prime consumer and small to mid-size enterprise (“SME”) lending products		49.9

Asset Based Finance	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

Avida Holding AB, Subordinated Bond	Avida Holding AB Södermalmsallén 36 Stockholm, Stockholm County 118 28 Sweden	Avida is a leading niche Swedish bank focused on prime consumer and small to mid-size enterprise (“SME”) lending products		1.3

Bankers Healthcare Group LLC, Term Loan	Bankers Healthcare Group LLC, Term Loan 201 E Las Olas Blvd Fort Lauderdale, FL 33301	Pool of loans to seasoned small business and consumer lending company primarily focused on prime (733 FICO), high income (~$285K) professionals (majority licensed in medical profession).		8.8

Bausch Health Cos Inc, Revolver	Bausch Health Cos Inc, Revolver 2150 St. ElzEar Boulevard West Laval, QC H7L 4A8 Canada	Diversified pharmaceutical and eye care company; key segments include B&L (Bausch & Lomb), Salix (GI drugs), dermatoloy, and a portfolio of older drugs.		60.0

Bausch Health Cos Inc, Revolver	Bausch Health Cos Inc, Revolver 2150 St. ElzEar Boulevard West Laval, QC H7L 4A8 Canada	Diversified pharmaceutical and eye care company; key segments include B&L (Bausch & Lomb), Salix (GI drugs), dermatoloy, and a portfolio of older drugs.	(1)	60.0

Byrider Finance LLC, ABF Equity	Byrider Finance LLC 12802 Hamilton Crossing Boulevard Carmel, IN 46032	Byrider is an automotive retailer focused on the integrated auto sales and finance segment.		–

Callodine Commercial Finance LLC, 2L Term Loan A	Callodine Commercial Finance LLC Two International Place Suite 1830 Boston, MA 2110	Callodine Commercial Finance, LLC. is a commercial finance company that focuses on middle market lending.		91.7

Callodine Commercial Finance LLC, 2L Term Loan B	Callodine Commercial Finance LLC Two International Place Suite 1830 Boston, MA 2110	Callodine Commercial Finance, LLC. is a commercial finance company that focuses on middle market lending.		12.0

Callodine Commercial Finance LLC, 2L Term Loan B	Callodine Commercial Finance LLC Two International Place Suite 1830 Boston, MA 2110	Callodine Commercial Finance, LLC. is a commercial finance company that focuses on middle market lending.	(1)	36.1

Capital Automotive LP, ABF Equity	Capital Automotive LP 8270 Greensboro Drive Suite 950 McLean, VA 22102	Capital Automotive L.P. offers real estate management and development services.		22.5

Capital Automotive LP, Structured Mezzanine	Capital Automotive LP 8270 Greensboro Drive Suite 950 McLean, VA 22102	Capital Automotive L.P. offers real estate management and development services.		40.3

Covis Finco Sarl, Revolver	Covis Finco Sarl, Revolver 9 West 57th Street New York, NY 10019	Covis is a global specialty pharmaceutical company that markets therapeutic products across the US, Europe, and Canada.		10.3

Covis Finco Sarl, Revolver	Covis Finco Sarl, Revolver 9 West 57th Street New York, NY 10019	Covis is a global specialty pharmaceutical company that markets therapeutic products across the US, Europe, and Canada.		1.1

Covis Finco Sarl, Revolver	Covis Finco Sarl, Revolver 9 West 57th Street New York, NY 10019	Covis is a global specialty pharmaceutical company that markets therapeutic products across the US, Europe, and Canada.		2.4

Covis Finco Sarl, Revolver	Covis Finco Sarl, Revolver 9 West 57th Street New York, NY 10019	Covis is a global specialty pharmaceutical company that markets therapeutic products across the US, Europe, and Canada.	(1)	1.8

Covis Finco Sarl, Revolver	Covis Finco Sarl, Revolver 9 West 57th Street New York, NY 10019	Covis is a global specialty pharmaceutical company that markets therapeutic products across the US, Europe, and Canada.	(1)	1.9

Covis Finco Sarl, Revolver	Covis Finco Sarl, Revolver 9 West 57th Street New York, NY 10019	Covis is a global specialty pharmaceutical company that markets therapeutic products across the US, Europe, and Canada.	(1)	1.9

Asset Based Finance	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

Curia Global Inc, Revolver	Curia Global Inc, Revolver 26 Corporate Circle Albany, NY 12203	Curia Global, Inc. operates as a contract research, development, and manufacturing organization.		42.0

Curia Global Inc, Revolver	Curia Global Inc, Revolver 26 Corporate Circle Albany, NY 12203	Curia Global, Inc. operates as a contract research, development, and manufacturing organization.	(1)	41.3

Drive Revel, ABF Equity	Drive Revel, ABF Equity Calle Carrera de San Jerónimo 17 3º A Madrid, Madrid 28014 Spain	Car subscription contracts with end (individual) customers.		5.5

Global Jet Capital LLC, Preferred Stock	Global Jet Capital LLC 2500 North Military Trail, Suite 475 Boca Raton, FL 33431	Global Jet advises on aircraft acquisitions, assisting with leasing, financing, and crew selection.		298.1

Global Lending Services LLC, ABF Equity	Global Lending Services LLC 1200 Brookfield Boulevard Suite 300 Greenville, SC 29607	Global Lending Services LLC provides auto finance services. It offers subprime lending services to franchise and independent automobile dealers in the United States.		3.3

Global Lending Services LLC, ABF Equity	Global Lending Services LLC 1200 Brookfield Boulevard Suite 300 Greenville, SC 29607	Global Lending Services LLC provides auto finance services. It offers subprime lending services to franchise and independent automobile dealers in the United States.		6.4

Global Lending Services LLC, ABF Equity	Global Lending Services LLC 1200 Brookfield Boulevard Suite 300 Greenville, SC 29607	Global Lending Services LLC provides auto finance services. It offers subprime lending services to franchise and independent automobile dealers in the United States.		53.9

GreenSky Holdings LLC, ABF Equity	GreenSky Holdings LLC, ABF Equity 5565 Glenridge Connector, Suite 700 Atlanta, GA 30342	GreenSky is the largest home improvement installment lender in the US.		10.7

GreenSky Holdings LLC, ABF Equity	GreenSky Holdings LLC, ABF Equity 5565 Glenridge Connector, Suite 700 Atlanta, GA 30342	GreenSky is the largest home improvement installment lender in the US.		13.8

GreenSky Holdings LLC, Term Loan	GreenSky Holdings LLC, ABF Equity 5565 Glenridge Connector, Suite 700 Atlanta, GA 30342	GreenSky is the largest home improvement installment lender in the US.		32.0

GreenSky Holdings LLC, Term Loan	GreenSky Holdings LLC, ABF Equity 5565 Glenridge Connector, Suite 700 Atlanta, GA 30342	GreenSky is the largest home improvement installment lender in the US.	(1)	3.0

Home Partners JV 2, ABF Equity	Home Partners JV 2 1000 S. Washington Avenue Suite 10 Lansing, MI 48910	Purpose of funding the acquisition of single family homes		4.4

Home Partners JV 2, ABF Equity	Home Partners JV 2 1000 S. Washington Avenue Suite 10 Lansing, MI 48910	Purpose of funding the acquisition of single family homes		0.2

Home Partners JV 2, Structured Mezzanine	Home Partners JV 2 1000 S. Washington Avenue Suite 10 Lansing, MI 48910	Purpose of funding the acquisition of single family homes		12.1

Kilter Finance, ABF Equity	Kilter Finance 35 New Broad Street House London, Greater London EC2M 1NH United Kingdom	A specialty finance company, provides financing solutions to the financial services sector.		0.5

Kilter Finance, Preferred Stock	Kilter Finance 35 New Broad Street House London, Greater London EC2M 1NH United Kingdom	A specialty finance company, provides financing solutions to the financial services sector.		98.9

Asset Based Finance	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

KKR Altitude II Offshore Aggregator LP, Partnership Interest	Altitude II IRL WH Borrower DAC, Revolver 45 O’Connell Street Limerick, Co. Limerick V94 XE18 Ireland	The Altitude II fund was established in November 2022 to become a pool of commercial Airbus and Boeing aircraft.		83.5

KKR Central Park Leasing Aggregator L.P., Partnership Interest	KKR Central Park Leasing Aggregator 30 Hudson Yards Manhattan, New York	A static pool of 38 Airbus and Boeing aircraft on lease to airlines across the globe.		39.1

KKR Chord IP Aggregator LP, Partnership Interest	KKR Chord IP Aggregator LP, Partnership Interest 30 Hudson Yards Manhattan, New York	The seed catalog includes nearly 500 songs written, recorded, or produced by three-time Grammy winner Tedder for OneRepublic		0.3

KKR Rocket Loans Aggregator LLC, Partnership Interest	KKR Rocket Loans Aggregator 30 Hudson Yards Manhattan, New York	Rocket has been originating unsecured consumer loans since 2017 with ~$20mm per month in volumes pre-COVID.		6.7

KKR Zeno Aggregator LP (K2 Aviation), Partnership Interest	KKR Zeno Aggregator LP (K2 Aviation) 555 California Street, 50th Floor San Francisco, CA 94104	A securitization of aircraft.		8.9

My Community Homes PropCo 2, ABF Equity	My Community Homes PropCo 2, ABF Equity 14355 Commerce Way Miami Lakes, FL 33016	Funding the acquisition single family rental homes sources		20.3

My Community Homes PropCo 2, Term Loan	My Community Homes PropCo 2, ABF Equity 14355 Commerce Way Miami Lakes, FL 33016	Funding the acquisition single family rental homes sources		62.0

NewStar Clarendon 2014-1A Class D	NewStar Financial, Inc. 500 Boylston Street, Suite 1250 Boston, MA 02116	NewStar Financial is a publicly listed, specialized commercial finance company that focuses on providing loans and leases to middle market companies.		1.6

Opendoor Labs Inc, Structured Mezzanine	Opendoor Labs Inc 405 Howard Street Suite 550 San Francisco, CA 94105	Opendoor Labs, Inc., a real estate company, which provides selling and buying of homes online.		6.3

Optio Invest, ABF Equity	Optio Invest, ABF Equity Kungsgatan 8 (KG10) Stockholm, Stockholm County 111 43 Sweden	The car leasing offerings with fixed-term contracts of 24, 36, and 48 months for B2C and B2B clients, alongside flexible contracts with a minimum duration of 3 months.		4.2

PayPal Europe Sarl et Cie SCA, ABF Equity	PayPal Europe Sarl et Cie SCA, ABF Equity 22-24 Boulevard Royal Luxembourg 2449 Luxembourg	The collateral consists of a variety of Buy Now Pay Later (“BNPL”) products originated in Germany, France, Italy, Spain and the UK with Germany contributing over 60% of the volume		65.9

Prime ST LLC, ABF Equity	333 108th Ave NE Bellevue, WA 98004	Tower 333, 20-story high-rise office building in the central business district of Bellevue, Washington		7.3

Prime ST LLC, Structured Mezzanine	333 108th Ave NE Bellevue, WA 98004	Tower 333, 20-story high-rise office building in the central business district of Bellevue, Washington		57.3

Residential Opportunities I LLC, ABF Equity	Residential Opportunities I LLC, ABF Equity 1100 S Rose St Kalamazoo, MI 49001-2664	RTLs are short term bridge loans to local developers that finance the purchase and renovation of 1-4 unit residential properties across the United States.		–

Roemanu LLC (FKA Toorak Capital Partners LLC), ABF Equity	Toorak Capital Funding LLC 15 Maple Street Second Floor West Summit, NJ 7901	Operates as a provider of third-party capital to the small business for real estate lending industry in the United States.		236.5

Asset Based Finance	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

Saluda Grade Alternative Mortgage Trust 2022-BC2, Structured Mezzanine	Saluda Grade Alternative Mortgage Trust 5 Bryant Park, Floor 23 New York, NY 10018	All-in One: max 24 month loan to finance property acquisition, horizontal and vertical construction		2.4

Saluda Grade Alternative Mortgage Trust 2023-LOC2, Structured Mezzanine	Saluda Grade Alternative Mortgage Trust 5 Bryant Park, Floor 23 New York, NY 10018	All-in One: max 24 month loan to finance property acquisition, horizontal and vertical construction		8.5

Star Mountain Diversified Credit Income Fund III, LP, ABF Equity	Star Mountain Diversified Credit Income Fund III, LP Tower 57 AT 135 East 57TH Street New York NY 10022	Focused exclusively on the U.S. lower middle-market by investing debt and equity directly into established operating companies		23.5

SunPower Financial, ABF Equity	SunPower Financial, ABF Equity 3939 North First Street San Jose, California, 95134	SPV that owns solar loan assets		3.7

Synovus Financial Corp, ABF Equity	Synovus Financial Corp, ABF Equity 1111 Bay Avenue Suite 500 Columbus, GA 31901	Seasoned, prime auto loans from Synovus Financial Corp, a regional bank based in Georgia.		6.2

TalkTalk Telecom Group Ltd, Revolver	TalkTalk Telecom Group Ltd, Revolver Soapworks, Ordsall Lane, Salford London, Greater London M5 3TT United Kingdom	TalkTalk Telecom Group Limited (“TalkTalk”) provides fiber, broadband, landline, TV and mobile services to residential, business, and wholesale customers.		41.9

TalkTalk Telecom Group Ltd, Revolver	TalkTalk Telecom Group Ltd, Revolver Soapworks, Ordsall Lane, Salford London, Greater London M5 3TT United Kingdom	TalkTalk Telecom Group Limited (“TalkTalk”) provides fiber, broadband, landline, TV and mobile services to residential, business, and wholesale customers.	(1)	12.7

TDC LLP, ABF Equity	TDC LLP, ABF Equity 16 John Dalton Street Manchester, England M2 6HY	TDC is the incumbent telecom operator in Denmark, offering broadband (52% market share), mobile telephony (~36%), Pay TV (~55%) and fixed telephony services (~65%).		2.0

TDC LLP, Preferred Equity	TDC LLP, ABF Equity 16 John Dalton Street Manchester, England M2 6HY	TDC is the incumbent telecom operator in Denmark, offering broadband (52% market share), mobile telephony (~36%), Pay TV (~55%) and fixed telephony services (~65%).		41.5

Vehicle Secured Funding Trust, ABF Equity	Vehicle Secured Funding Trust, ABF Equity 30 Hudson Yards Suite 7500 New York, NY 10001	Super-prime, seasoned Recreational Vehicle (“RV”) backed receivables		21.1

Vehicle Secured Funding Trust, Term Loan	Vehicle Secured Funding Trust, ABF Equity 30 Hudson Yards Suite 7500 New York, NY 10001	Super-prime, seasoned Recreational Vehicle (“RV”) backed receivables		64.2

Weber-Stephen Products LLC, Revolver	Weber-Stephen Products LLC, Revolver 200 E. Daniels Road Palatine, IL 60067-6266	Weber-Stephen Products LLC operates as an outdoor cooking company.		55.0

Weber-Stephen Products LLC, Revolver	Weber-Stephen Products LLC, Revolver 200 E. Daniels Road Palatine, IL 60067-6266	Weber-Stephen Products LLC operates as an outdoor cooking company.	(1)	28.3

Strategic Credit Opportunities Partners, LLC	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

Credit Opportunities Partners JV, LLC	Credit Opportunities Partners, LLC 555 California Street, 50th Floor San Francisco, CA 94104	A joint venture between the Company and South Carolina Retirement Systems Group Trust		1,571.7

Equity/Other	Name and Address of Portfolio Company	Nature of its Principal Business	Asset Type	Percentage of Class Held(2)	Footnotes	Amortized Cost of Investment (in millions)

Affordable Care Inc, Preferred Stock	Affordable Care Inc 629 Davis Drive Suite 300 Morrisville, NC 27560	ACI, through its Affordable Dentures and Implants practices, is the number 1 DSO in the US focused exclusively on tooth replacement services	Preferred Stock	14.0%		48.1

American Vision Partners, Private Equity	American Vision Partners 4800 North 22Nd Street Phoenix, AZ 85016	American Vision Partners (“AVP”) is a network of ophthalmology and optometry practices with a focus on high acuity medical and surgical procedures in the southwest portion of the US, primarily Arizona.	Private Equity	0.6%		2.7

Amerivet Partners Management Inc, Preferred Stock	Amerivet Partners Management Inc 8610 N. New Braunfels Ave. Suite 500 San Antonio, TX 78217	AmeriVet is a national network of ~205 general veterinary practices and 5 emergency animal hospitals across 31 US States.	Preferred Stock	8.4%		12.3

Arcos LLC/VA, Preferred Stock	Arcos LLC/VA 445 Hutchinson Avenue Suite 700 Columbus, OH 43235	ARCOS, Inc. develops and delivers crew management and callout, and emergency response software for utility companies and other industries in the United States.	Preferred Stock	25.0%		14.1

Arena Energy LP, Warrants	Arena Energy LP 2103 Research Forest Dr. Suite 400 The Woodlands, TX 77380	Arena Energy, LP operates as an offshore oil and gas exploration and production company engaged in the exploitation and development of oil and gas in the Gulf of Mexico.	Warrants	14.6%		0.4

Ascent Resources Utica Holdings LLC / ARU Finance Corp	Ascent Resources Utica Holdings LLC / ARU Finance Corp 3501 NW 63rd Street Oklahoma City, OK 73116	Ascent Resources is a privately owned exploration and production company founded by Aubrey McClendon to acquire and develop unconventional resources in the Utica Shale.	Common Stock	1.0%		18.5

Ascent Resources Utica Holdings LLC / ARU Finance Corp, Common Stock	Ascent Resources Utica Holdings LLC / ARU Finance Corp 3501 NW 63rd Street Oklahoma City, OK 73116	Ascent Resources is a privately owned exploration and production company founded by Aubrey McClendon to acquire and develop unconventional resources in the Utica Shale.	Common Stock	0.5%		9.7

athenahealth Inc, Preferred Stock	athenahealth Inc, Preferred Stock Boston Landing 80 Guest Street Boston, MA 02135	AthenaHealth is a cloud-based IT healthcare technology company helping healthcare providers to effectively manage financial, clinical, and human capital workflows.	Preferred Stock	12.2%		262.2

ATX Networks Corp, Class B-1 Common Stock	ATX Networks Corp 8-1602 Tricont Avenue Whitby, ON L1N 7C3 Canada	ATX is a designer and developer of patented, high-margin radio frequency management equipment and digital video processing products.	Common Stock	50.0%		5.0

Equity/Other	Name and Address of Portfolio Company	Nature of its Principal Business	Asset Type	Percentage of Class Held(2)	Footnotes	Amortized Cost of Investment (in millions)

ATX Networks Corp, Class B-2 Common Stock	ATX Networks Corp 8-1602 Tricont Avenue Whitby, ON L1N 7C3 Canada	ATX is a designer and developer of patented, high-margin radio frequency management equipment and digital video processing products.	Common Stock	90.0%		4.0

ATX Networks Corp, Common Stock	ATX Networks Corp 8-1602 Tricont Avenue Whitby, ON L1N 7C3 Canada	ATX is a designer and developer of patented, high-margin radio frequency management equipment and digital video processing products.	Common Stock	65.2%		9.9

Belk Inc, Common Stock	Belk Inc 2801 West Tyvola Road Charlotte, NC 28217	Belk, Inc. owns and operates department stores in the United States.	Common Stock	9.5%		–

Borden (New Dairy Opco), Common Stock	Borden (New Dairy Opco) 8750 North Central Expressway Suite 400 Dallas, TX 75231-6436	Borden produces dairy products such as milk, yogurt smoothies, probiotics, and cheese products.	Common Stock	20.0%		3.3

Bowery Farming Inc, Common Stock	Bowery Farming Inc 151 W 26th St 12th Floor New York, NY 10001	Bowery Farming is a vertical farming company that grows primarily leafy greens at 2 operational facilities in MD and PA.	Common Stock	1.5%		10.0

Bowery Farming Inc, Warrant	Bowery Farming Inc 151 W 26th St 12th Floor New York, NY 10001	Bowery Farming is a vertical farming company that grows primarily leafy greens at 2 operational facilities in MD and PA.	Warrant	2.6%		–

Bowery Farming Inc, Warrants	Bowery Farming Inc 151 W 26th St 12th Floor New York, NY 10001	Bowery Farming is a vertical farming company that grows primarily leafy greens at 2 operational facilities in MD and PA.	Warrants	0.2%		–

Bowery Farming Inc, Warrants	Bowery Farming Inc 151 W 26th St 12th Floor New York, NY 10001	Bowery Farming is a vertical farming company that grows primarily leafy greens at 2 operational facilities in MD and PA.	Warrants	0.0%		–

CDS US Intermediate Holdings Inc, Warrant	CDS US Intermediate Holdings Inc 4001 Kennett Pike, Suite 302 Wilmington, DE 19807	CDS U.S. Intermediate Holdings, Inc. operates as a holding company. The Company, through its subsidiaries, operates movie theaters.	Warrant	0.0%		–

Cengage Learning, Inc, Common Stock	Cengage Learning Inc 20 Channel Center Street Boston, MA 2210	Cengage Learning, Inc. operates as an educational content, technology, and services company for the higher education and K–12, professional, and library markets worldwide.	Common Stock	0.3%		7.5

Constellis Holdings LLC, Private Equity	Constellis Holdings LLC 12018 Sunrise Valley Drive Suite 140 Reston, VA 20191	Constellis is a provider of operational support and risk management services to government and commercial clients worldwide.	Private Equity	7.6%		10.3

Cubic Corp, Preferred Stock	Cubic Corp 9233 Balboa Avenue San Diego, CA 92123	Cubic Corporation designs, integrates, and operates systems, products, and services for command, control, communications, computers, intelligence, surveillance, and reconnaissance (C4ISR) customers worldwide.	Preferred Stock	16.9%		39.7

Equity/Other	Name and Address of Portfolio Company	Nature of its Principal Business	Asset Type	Percentage of Class Held(2)	Footnotes	Amortized Cost of Investment (in millions)

Galaxy Universal LLC, Common Stock	Galaxy Universal LLC 700 Canal Street 5th Fl Stamford, CT 06902	Galaxy is a vertically integrated global footwear and apparel company operating in Brand Licensing and Sourcing / Wholesale for athletic footwear.	Common Stock	10.4%		35.4

Galaxy Universal LLC, Preferred Stock	Galaxy Universal LLC 700 Canal Street 5th Fl Stamford, CT 06902	Galaxy is a vertically integrated global footwear and apparel company operating in Brand Licensing and Sourcing / Wholesale for athletic footwear.	Preferred Stock	13.1%		4.0

Galaxy Universal LLC, Trade Claim	Galaxy Universal LLC 700 Canal Street 5th Fl Stamford, CT 06902	Galaxy is a vertically integrated global footwear and apparel company operating in Brand Licensing and Sourcing / Wholesale for athletic footwear.	Trade Claim	89.4%		2.5

Gracent LLC, Class A Common Stock	Gracent LLC 950 Lee Street Ste 210 Des Plaines, IL 60016	Provides ABA Therapy and other core therapy for children with Autism in Chicagoland and Dallas/Houston, Texas Area	Common Stock	25.0%		–

Gracent LLC, Preferred Equity	Gracent LLC 950 Lee Street Ste 210 Des Plaines, IL 60016	Provides ABA Therapy and other core therapy for children with Autism in Chicagoland and Dallas/Houston, Texas Area	Preferred Equity	100.0%		8.2

Gracent LLC, Preferred Stock B	Gracent LLC 950 Lee Street Ste 210 Des Plaines, IL 60016	Provides ABA Therapy and other core therapy for children with Autism in Chicagoland and Dallas/Houston, Texas Area	Preferred Stock	74.6%		–

HM Dunn Co Inc, Preferred Stock, Series A	HM Dunn Co Inc 4201 S 119th St W Wichita, KS 67215	HM Dunn is engaged in the manufacture and distribution of aircraft components, assemblies and kits used by original equipment manufacturers (OEMs) in the defense, commercial and civil sectors of the aerospace and defense industry.	Preferred Stock	100.0%		7.1

HM Dunn Co Inc, Preferred Stock, Series B	HM Dunn Co Inc 4201 S 119th St W Wichita, KS 67215	HM Dunn is engaged in the manufacture and distribution of aircraft components, assemblies and kits used by original equipment manufacturers (OEMs) in the defense, commercial and civil sectors of the aerospace and defense industry.	Preferred Stock	74.3%		–

Imagine Communications Corp, Common Stock	Imagine Communications Corp 6100 Tennyson Pkwy Suite 130 Plano, TX 75024	Imagine Communications Corp. provides media software and video infrastructure solutions for broadcast, multichannel video programming distributor, government, and enterprise customers globally.	Common Stock	2.3%		3.8

JW Aluminum Co, Common Stock	JW Aluminum Co 435 Old Mount Holly Road Mt. Holly, SC 29445	JW Aluminum, Inc. manufactures and supplies specialty flat rolled aluminum products for use in consumer and commercial applications.	Common Stock	8.1%		–

JW Aluminum Co, Preferred Stock	JW Aluminum Co 435 Old Mount Holly Road Mt. Holly, SC 29445	JW Aluminum, Inc. manufactures and supplies specialty flat rolled aluminum products for use in consumer and commercial applications.	Preferred Stock	59.4%		214.5

Equity/Other	Name and Address of Portfolio Company	Nature of its Principal Business	Asset Type	Percentage of Class Held(2)	Footnotes	Amortized Cost of Investment (in millions)

Kellermeyer Bergensons Services LLC, Common Stock	Kellermeyer Bergensons Services LLC 3605 Ocean Ranch Boulevard Suite 200 Oceanside, CA 92056	Kellermeyer Bergensons Services, LLC provides facilities management services to retail and grocery chains.	Common Stock	27.6%		–

Kellermeyer Bergensons Services LLC, Preferred Stock	Kellermeyer Bergensons Services LLC 3605 Ocean Ranch Boulevard Suite 200 Oceanside, CA 92056	Kellermeyer Bergensons Services, LLC provides facilities management services to retail and grocery chains.	Preferred Stock	27.6%		48.3

Lipari Foods LLC, Common Stock	Lipari Foods LLC 26661 Bunert Road Warren, MI 48089	Lipari Foods, LLC engages in the distribution of food products. Its products include bakery products, confectionery products, dairy products, meat and seafood products, and foodservice products.	Common Stock	1.1%		8.0

Magna Legal Services LLC, Common Stock	Magna Legal Services LLC 1635 Market Street 8th Floor Philadelphia, PA 19103	Magna is a national legal services provider to customers in the legal and insurance end markets, supporting clients with deposition services, record retrieval, and litigation consulting offerings.	Common Stock	1.3%		4.9

Maverick Natural Resources LLC, Common Stock	Maverick Natural Resources LLC 1000 Main Street Suite 2900 Houston, TX 77002	Maverick Natural Resources, LLC focuses on the development and production of oil and gas reserves in the United States.	Common Stock	9.0%		61.3

Med-Metrix, Common Stock	Med-Metrix 9 Entin Road 3rd Floor Parsippany, NJ 07054	Med-Metrix provides RCM and business intelligence services to hospitals, health systems, and physician practices.	Common Stock	1.5%		1.5

Med-Metrix, Preferred Stock	Med-Metrix 9 Entin Road 3rd Floor Parsippany, NJ 07054	Med-Metrix provides RCM and business intelligence services to hospitals, health systems, and physician practices.	Preferred Stock	1.5%		1.5

Misys Ltd, Preferred Stock	Misys Ltd 1 Kingdom Street, Paddington London, W2 6BL UK	Provides industry specific software for banking, treasury, trading, and risk solutions.	Preferred Stock	9.4%		78.1

NCI Inc, Class A-1 Common Stock	NCI Inc 11730 Plaza America Drive Reston, VA 20190	Provides enterprise systems management, information assurance, information assurance policies, and process development and validation solutions.	Common Stock	100.0%		–

NCI Inc, Class B-1 Common Stock	NCI Inc 11730 Plaza America Drive Reston, VA 20190	Provides enterprise systems management, information assurance, information assurance policies, and process development and validation solutions.	Common Stock	100.0%		–

NCI Inc, Class C Common Stock	NCI Inc 11730 Plaza America Drive Reston, VA 20190	Provides enterprise systems management, information assurance, information assurance policies, and process development and validation solutions.	Common Stock	92.5%		20.2

NCI Inc, Class I-1 Common Stock	NCI Inc 11730 Plaza America Drive Reston, VA 20190	Provides enterprise systems management, information assurance, information assurance policies, and process development and validation solutions.	Common Stock	100.0%		–

Equity/Other	Name and Address of Portfolio Company	Nature of its Principal Business	Asset Type	Percentage of Class Held(2)	Footnotes	Amortized Cost of Investment (in millions)

One Call Care Management Inc, Common Stock	One Call Care Management Inc 841 Prudential Drive Suite 900 Jacksonville, FL 32207	One Call Care Management, Inc. provides specialized cost containment services to the workers’ compensation industry in the United States.	Common Stock	31.7%		2.1

One Call Care Management Inc, Preferred Stock A	One Call Care Management Inc 841 Prudential Drive Suite 900 Jacksonville, FL 32207	One Call Care Management, Inc. provides specialized cost containment services to the workers’ compensation industry in the United States.	Preferred Stock	9.3%		22.8

One Call Care Management Inc, Preferred Stock B	One Call Care Management Inc 841 Prudential Drive Suite 900 Jacksonville, FL 32207	One Call Care Management, Inc. provides specialized cost containment services to the workers’ compensation industry in the United States.	Preferred Stock	13.9%		7.9

Petroplex Acidizing Inc, Trade Claim	Petroplex Acidizing Inc 3716 South County Road 1305 Odessa, TX 79765	Provides acidizing and chemical treatment services for oil, gas, and injection wells in the Permian Basin.	Trade Claim	1.0%		0.6

Polyconcept North America Inc, Class A—1 Units	Polyconcept North America Inc 400 Hunt Valley Rd New Kensington, PA 15068	Polyconcept North America, Inc. engages in the distribution of promotional and consumer durable goods.	Common Stock	0.8%		3.0

PRG III LLC, Preferred Stock, Series A PIK	Production Resource Group LLC 200 Business Park Drive, Suite 109 Armonk, NY 10504	Production Resource Group is a supplier of entertainment and event technology. It provides integrated services and equipment, including audio, video, lighting, staging and automation systems.	Preferred Stock	42.5%		18.1

PRG III LLC, Preferred Stock, Series B PIK	Production Resource Group LLC 200 Business Park Drive, Suite 109 Armonk, NY 10504	Production Resource Group is a supplier of entertainment and event technology. It provides integrated services and equipment, including audio, video, lighting, staging and automation systems.	Preferred Stock	24.1%		–

Proserv Acquisition LLC, Class A Common Units	Proserv Group Parent LLC Proserv House Prospect Road Westhill, Aberdeenshire AB32 6FJ United Kingdom	Proserv Group Inc., an energy services company, provides life-of-field solutions to the oil and gas industry worldwide.	Common Units	10.2%		33.5

Proserv Acquisition LLC, Class A Preferred Units	Proserv Group Parent LLC Proserv House Prospect Road Westhill, Aberdeenshire AB32 6FJ United Kingdom	Proserv Group Inc., an energy services company, provides life-of-field solutions to the oil and gas industry worldwide.	Preferred Units	10.8%		5.4

Quoizel, LLC, Common Stock	Quoizel, LLC 6 Corporate Parkway Goose Creek, South Carolina 29445	Quoizel provides decorative lighting at both the middle and high-end price range.	Common Stock	45.6%		8.3

Equity/Other	Name and Address of Portfolio Company	Nature of its Principal Business	Asset Type	Percentage of Class Held(2)	Footnotes	Amortized Cost of Investment (in millions)

Quorum Health Corp, Private Equity	Quorum Health Corp 1573 Mallory Lane Brentwood, TN 37027	Quorum Health Corporation, together with its subsidiaries, provides hospital and outpatient healthcare services in the United States.	Private Equity	28.7%		2.8

Quorum Health Corp, Trade Claim	Quorum Health Corp 1573 Mallory Lane Brentwood, TN 37027	Quorum Health Corporation, together with its subsidiaries, provides hospital and outpatient healthcare services in the United States.	Trade Claim	2.1%		0.7

Quorum Health Corp, Trust Initial Funding Units	Quorum Health Corp 1573 Mallory Lane Brentwood, TN 37027	Quorum Health Corporation, together with its subsidiaries, provides hospital and outpatient healthcare services in the United States.	Trust Initial Funding Units	23.0%		0.2

Saturn Oil & Gas Inc, Common Stock	Saturn Oil & Gas Inc, Common Stock 525—8th Avenue SW Suite 2800 Calgary, AB T2P 1G1 Canada	Saturn Oil & Gas Inc. engages in the acquisition, exploration, and development of petroleum and natural gas resource deposits in Canada.	Common Stock	0.3%		0.7

Sorenson Communications LLC, Common Stock	Sorenson Communications LLC 4192 South Riverboat Road Salt Lake City, UT 84123	Sorenson Communications is a provider of IP-based video communication technology and services to the deaf and hard of hearing population in the United States.	Common Stock	4.3%		7.1

Stuart Weitzman Inc, Common Stock	Jones Group Inc 1411 Broadway New York, NY 10018	Designs, manufactures, and sells women’s suits and dresses.	Common Stock	0.0%		–

Swift Worldwide Resources Holdco Ltd, Common Stock	Swift Worldwide Resources Holdco Ltd 3050 Post Oak Boulevard, Suite 1450 Houston, TX	Swift Worldwide Resources (Swift) is a leading pureplay global provider of contract personnel resources to the oil and gas industry.	Common Stock	0.4%		1.2

TIBCO Software Inc, Preferred Stock	TIBCO Software Inc 3307 Hillview Avenue Palo Alto, CA 94304	TIBCO is a provider of infrastructure and analytical/business intelligence software.	Preferred Stock	3.1%		73.5

Ultra Electronics Holdings PLC, Private Equity	Ultra Electronics Holdings Ltd 35 Portman Square Marylebone London, Greater London W1H 6LR United Kingdom	Ultra Electronics provides application-engineered bespoke solutions in the Defense, security, critical detection, and control markets.	Private Equity	0.8%		4.8

Ultra Electronics Holdings PLC, Private Equity	Ultra Electronics Holdings Ltd 35 Portman Square Marylebone London, Greater London W1H 6LR United Kingdom	Ultra Electronics provides application-engineered bespoke solutions in the Defense, security, critical detection, and control markets.	Private Equity	0.2%		1.3

Equity/Other	Name and Address of Portfolio Company	Nature of its Principal Business	Asset Type	Percentage of Class Held(2)	Footnotes	Amortized Cost of Investment (in millions)

Wittur Holding GmbH, Common Stock	Wittur Holding GmbH Rohrbachstr. 26-30 Sulzemoos, Bavaria 85259 Germany	Wittur Holding GmbH manufactures and supplies components, modules, and systems for the elevator industry.	Common Stock	46.5%		8.0

Worldwise Inc, Preferred Equity	Worldwise Inc 6 Hamilton Landing, Suite 150 Novato, CA 94949	Worldwise has an extensive pet product offering	Preferred Equity	0.9%		0.3

(1)	Amount is fully unfunded.
(2)	Percentage of class held is calculated on a fully diluted basis and is based on the best available information at the time of calculation.

DISTRIBUTION REINVESTMENT PLAN

Subject to applicable legal restrictions and the sole discretion of our board of directors, we intend to declare and pay regular cash distributions on a quarterly basis.

We have adopted an “opt out” distribution reinvestment plan that provides for reinvestment of our distributions on behalf of our stockholders unless a stockholder elects to receive cash. As a result, if our board of directors declares a cash distribution, then stockholders who have not elected to “opt out” of our distribution reinvestment plan will have their cash distributions automatically reinvested in additional shares of our common stock as described below. The timing and amount of any future distributions to stockholders are subject to applicable legal restrictions and the sole discretion of our board of directors.

No action will be required on the part of a registered stockholder to have its cash distributions reinvested in shares of our common stock. A registered stockholder will be able to elect to receive an entire cash distribution in cash by notifying SS&C GIDS, Inc., the plan administrator and our transfer agent and registrar, in writing, so that notice is received by the plan administrator no later than 10 days prior to the record date for a cash distribution.

Those stockholders whose shares are held by a broker or other financial intermediary may be able to receive distributions in cash by notifying their broker or other financial intermediary of their election. If a stockholder holds shares of our common stock in the name of a broker or financial intermediary, they should contact such broker or financial intermediary regarding their option to elect to receive distributions in cash in lieu of shares of our common stock.

The plan administrator will set up an account for shares acquired through our distribution reinvestment plan for each stockholder who has not affirmatively elected to receive distributions in cash.

With respect to each cash distribution pursuant to our distribution reinvestment plan, we reserve the right to either issue new shares of our common stock or purchase shares of our common stock in the open market in connection with implementation of our distribution reinvestment plan. Unless we, in our sole discretion, otherwise direct the plan administrator, (A) if the per share Market Price (as defined in our distribution reinvestment plan) is equal to or greater than the estimated net asset value per share (rounded up to the nearest whole cent) of our common stock on the payment date for the cash distribution, then we will issue shares of our common stock at the greater of (i) net asset value per share of common stock or (ii) 95% of the Market Price; or (B) if the Market Price is less than the net asset value per share, then, in our sole discretion, (i) shares of our common stock will be purchased in open market transactions for the accounts of participants to the extent practicable, or (ii) we will issue shares of our common stock at net asset value per share. Pursuant to the terms of our distribution reinvestment plan, the number of shares of our common stock to be issued to a participant will be determined by dividing the total dollar amount of the cash distribution payable to a participant by the price per share at which we issue such shares; provided, however, that shares purchased in open market transactions by the plan administrator will be allocated to a participant based on the average purchase price, excluding any brokerage charges or other charges, of all shares of our common stock purchased in the open market.

There will be no brokerage charges or other sales charges on newly issued shares of our common stock acquired by a participant under our distribution reinvestment plan. The plan administrator’s service fee, if any, and expenses for administering our distribution reinvestment plan will be paid for by us.

If a stockholder’s cash distributions are reinvested in our common stock pursuant to our distribution reinvestment plan, such stockholder generally will be subject to the same federal, state and local tax consequences as if it elected to receive distributions in cash. If our common stock is trading at or below net asset value, a stockholder reinvesting in our common stock will be treated as receiving a distribution in the amount of cash that they would have received if they had elected to receive the distribution in cash. If our common stock is trading above net asset value, a stockholder reinvesting in our common stock will be treated as receiving a distribution in the amount of the fair market value of our common stock. The stockholder’s basis for determining gain or loss upon the sale of common stock received on reinvestment of a cash distribution will be equal to the total dollar amount of the distribution payable to the stockholder. Any stock received on reinvestment of a cash distribution will have a holding period for tax purposes commencing on the day following the day on which the shares of our common stock are credited to the stockholder’s account.

We reserve the right to amend, suspend or terminate our distribution reinvestment plan in accordance with its terms. Our distribution reinvestment plan may be terminated by us upon notice in writing mailed to each participant at least 30 days prior to any record date for the payment of any cash distribution; if such notice is mailed fewer than 30 days prior to such record date, such termination will be effective immediately following the payment date for such cash distribution. A participant may terminate its account under our distribution reinvestment plan by so notifying the plan administrator, which termination will be effective immediately if the participant’s notice is received by the plan administrator no later than 10 days prior to the record date for a cash distribution.

All correspondence concerning our distribution reinvestment plan should be directed to the plan administrator by mail at FS Investment Services, P.O. Box 219095, Kansas City, Missouri 64121-9095 or by telephone at (877) 628-8575.

If you hold your common stock with a brokerage firm that does not participate in our distribution reinvestment plan, you will not be able to participate in our distribution reinvestment plan and any dividend reinvestment may be effected on different terms than those described above. Consult your financial advisor for more information.

We have filed our distribution reinvestment plan with the SEC as an exhibit to the registration statement of which this prospectus is a part. You may obtain a copy of the plan by request to the plan administrator or by contacting us at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112, by calling us collect at (215) 495-1150 or by visiting our website at www.fskkradvisor.com.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of our common stock, preferred stock, warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, subscription rights or debt securities. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement will contain the material terms and conditions for each security.

DESCRIPTION OF OUR CAPITAL STOCK

The following description is based on relevant portions of the Maryland General Corporation Law and on our charter and bylaws. This summary is not intended to be complete, and we refer you to the Maryland General Corporation Law and our charter and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part, for a more detailed description of the provisions summarized below. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to any shares of our capital stock being offered.

Capital Stock

Our charter authorizes us to issue up to 800,000,000 shares of stock, of which 750,000,000 shares are classified as common stock, par value $0.001 per share, and 50,000,000 shares are classified as preferred stock, par value $0.001 per share. A majority of the board of directors, without any action by our stockholders, may amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. Our common stock trades on the NYSE under the ticker symbol “FSK”. There are no outstanding options or warrants to purchase our stock. No stock has been authorized for issuance under any equity compensation plans.

The last reported closing market price of our common stock on September 18, 2024 was $19.64 per share. As of September 13, 2024, we had 9,687 stockholders of record, which does not include beneficial owners of shares of common stock held in “street” name by brokers and other institutions on behalf of beneficial owners.

The following are our outstanding classes of equity securities as of September 13, 2024:

Title of Class	Amount Authorized	Amount Held by Us or for Our Account	Amount Outstanding
Common Stock, par value $0.001 per share	750,000,000	—	280,066,433

Our charter also contains a provision permitting the board of directors to classify or reclassify any unissued shares of common stock or preferred stock in one or more classes or series of common stock or preferred stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of the common stock or preferred stock. We believe that the power to classify or reclassify unissued shares of capital stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and investments and in meeting other needs that might arise.

Common Stock

All shares of our common stock have equal rights as to earnings, assets, dividends and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of funds legally available therefor. Shares of our common stock have no preemptive, conversion or redemption rights and will be freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock will be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as may be provided by our board of directors in setting the terms of classified or reclassified stock, the holders of our common stock will possess exclusive voting power. There will be no cumulative voting. As permitted by the MGCL, our charter provides that the presence of stockholders entitled to cast one-third of the votes entitled to be cast at a meeting of stockholders will constitute a quorum.

Preferred Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Prior to issuance of shares of each class or series, the board of directors is required by Maryland law and by our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Limitation on Liability of Directors and Officers; Indemnification and Advancement of Expenses

Maryland law permits a Maryland corporation to include in its charter a provision expanding or limiting the liability of its directors and officers to the corporation and its stockholders for money damages, but a corporation may not include any provision that restricts or limits the liability of directors or officers to the corporation or its stockholders

(a)	to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services; or

(b)

to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

Our charter contains a provision which limits directors’ and officers’ liability to us and our stockholders for money damages, to the maximum extent permitted by Maryland law. In addition, we have obtained directors’ and officers’ liability insurance.

Under the MGCL, a Maryland corporation may indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to the corporation or at its request, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the director actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Maryland law does not permit indemnification in respect of any proceeding in which the party seeking indemnification shall have been adjudged to be liable to the corporation. Further, a party may not be indemnified for a proceeding brought by that party against the corporation, except (i) for a proceeding brought to enforce indemnification or (ii) if the charter or bylaws, a resolution of the corporation’s board of directors or an agreement approved by the corporation’s board of directors to which the corporation is a party expressly provides otherwise.

Our charter permits us to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any individual (a) who is a present or former director or officer of ours and who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity, or (b) who, while a director or officer of ours and at our request, serves or has served as a director, officer, partner, member, manager or trustee of any corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to a proceeding by reason of his or her service in such capacity and from and against any claim or liability to which such person may become subject or such person may incur, in each case to the fullest extent permitted by Maryland law.

Our charter provides that any provisions of the charter relating to limiting liability of directors and officers or to indemnifying directors and officers are subject to any applicable limitations in the 1940 Act.

Our bylaws obligate us to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any individual who (a) is a present or former director or officer of ours and who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity, or (b) while a director or officer of ours and at our request, serves or has served as a director, officer, partner, member, manager or trustee of any corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to a proceeding by reason of his or her service in such capacity and from and against any claim or liability to which such person may become subject or such person may incur, in each case to the fullest extent permitted by Maryland law and the 1940 Act. Our charter and bylaws also permit us to provide such indemnification and advancement for expenses to a person who served a predecessor of ours in any of the capacities described in (a) or (b) above and to any employee or agent of ours or a predecessor of ours. In accordance with the 1940 Act, we will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Board of Directors

Our charter provides that the number of directors will be ten and may be increased or decreased by our board of directors in accordance with our bylaws. Our bylaws provide that the number of directors may not be less than the minimum number required by the MGCL or more than twelve. Our charter also provides that the directors, other than any director elected solely by holders of one or more classes or series of preferred stock, shall be classified, with respect to the terms for which they severally hold office, into three classes, as nearly equal in number as possible as determined by the board of directors. Generally, at each annual meeting of stockholders, the successors to the class of directors whose term expires at such meeting shall be elected for a three-year term and until their successors are duly elected and qualify. Our directors may be elected to an unlimited number of successive terms.

Our bylaws provide that a director shall be elected only if such director receives the affirmative vote of a majority of the total votes cast for and affirmatively withheld as to such director at a meeting of stockholders duly called and at which a quorum is present. However, directors shall be elected by a plurality of votes cast at a meeting of stockholders duly called and at which a quorum is present if the number of nominees is greater than the number of directors to be elected at the meeting.

Except as may be provided by our board of directors in setting the terms of any class or series of preferred stock, pursuant to an election in our charter as permitted by the MGCL, any and all vacancies on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act.

Pursuant to our charter, subject to the rights, if any, of holders of one or more classes or series of preferred stock to elect or remove one or more directors, any director may be removed from office at any time only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to cast generally in the election of directors. Pursuant to our bylaws, any director may resign at any time by delivering his or her resignation to the board of directors, the chairman of the board or the secretary, which resignation shall take effect immediately upon its receipt or at such later time specified in the resignation.

We currently have a total of eleven members of the board of directors, nine of whom are independent directors. A director is considered independent if he or she is not an “interested person” as that term is defined under Section 2(a)(19) of the 1940 Act. Our charter provides that a majority of our board of directors must be independent directors except for a period of up to 60 days after the death, removal or resignation of an independent director pending the election of his or her successor.

Action by Stockholders

The MGCL provides that stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written consent in lieu of a meeting (unless the charter permits the written consent in lieu of a meeting to be less than unanimous, which our charter does not). These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders may be made only (a) pursuant to our notice of the meeting, (b) by our board of directors or (c) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to our board of directors at a special meeting may be made only (x) pursuant to our notice of the meeting, (y) by our board of directors or (z) provided that our board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of a different forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or our stockholders, (c) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL, or our charter or bylaws or (d) any action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine. Our bylaws also provide that, unless we consent in writing to the selection of a different forum, to the fullest extent permitted by law, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

Calling of Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called by our board of directors, the chairman of the board of directors, or certain of our officers. In addition, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders will be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, sell all or substantially all of its assets or engage in a share exchange, unless the transaction is advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a greater or lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Under our charter, provided that our directors then in office have approved and declared the action advisable and submitted such action to the stockholders, action that requires stockholder approval, including amending our charter, our dissolution, a merger, consolidation or a sale of all or substantially all of our assets must be approved by only the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter. Notwithstanding the foregoing, our charter provides that the affirmative vote of the holders of shares entitled to cast at least 80% of all the votes entitled to be cast on the matter, with each class that is entitled to vote on the matter voting as a separate class, shall be required to effect any amendment to our charter to make our common stock a “redeemable security” or convert us, whether by merger or otherwise, from a “closed-end company” to an “open-end company” (as such terms are defined in the 1940 Act), to cause our liquidation or dissolution or any amendment to our charter to effect any such liquidation or dissolution, or to amend certain charter provisions, provided that, if the Continuing Directors (as defined in our charter), by a vote of at least two-thirds of such Continuing Directors, in addition to approval by the board of directors, approve such amendment, the affirmative vote of only the holders of stock entitled to cast a majority of all the votes entitled to be cast on the matter shall be required.

Our charter and bylaws provide that our board of directors will have the exclusive power to make, alter, amend or repeal any provision of our bylaws.

No Appraisal Rights

In certain extraordinary transactions, the MGCL provides the right to dissenting stockholders to demand and receive the fair value of their shares, subject to certain procedures and requirements set forth in the statute. Those rights are commonly referred to as appraisal rights. Except with respect to any appraisal rights provided by the board of directors in setting the terms of any class of preferred stock or arising in connection with the Control Share Acquisition Act discussed below, as permitted by the MGCL, our charter provides that stockholders will not be entitled to exercise appraisal rights.

Control Share Acquisitions

The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, which we refer to as the Control Share Acquisition Act. Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

The requisite stockholder approval must be obtained each time an acquirer crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the corporation’s board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may repurchase for fair value any or all of the control shares, except those for which voting rights have previously been approved. The corporation’s right to repurchase control shares is subject to certain conditions and limitations, including compliance with the 1940 Act. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the corporation’s charter or bylaws. Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future (before or after a control share acquisition). However, we will amend our bylaws to repeal such provision (so as to be subject to the Control Share Acquisition Act) only if our board of directors determines that it would be in our best interests and if the staff of the SEC does not object to our determination that our being subject to the Control Share Acquisition Act does not conflict with the 1940 Act.

Stockholder Liability

The MGCL provides that our stockholders are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Under our charter, our stockholders shall not be liable for any debt, claim, demand, judgment or obligation of any kind by reason of being a stockholder, nor shall any stockholder be subject to any personal liability by reason of being a stockholder.

Business Combinations

Under the MGCL, certain “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. We refer to these provisions as the Business Combination Act. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under this statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by our board of directors, including a majority of the directors who are not interested persons as defined in the 1940 Act. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or our board of directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Additional Provisions of the Maryland General Corporation Law

The MGCL provides that a Maryland corporation that is subject to the Exchange Act and has at least three outside directors can elect by resolution of the board of directors to be subject to some corporate governance provisions that may be inconsistent with the corporation’s charter and bylaws. Under the applicable statute, a board of directors may classify itself without the vote of stockholders. A board of directors classified in that manner cannot be altered by amendment to the charter of the corporation. Further, the board of directors may, by electing into applicable statutory provisions and notwithstanding the charter or bylaws:

•	provide that a special meeting of stockholders will be called only at the request of stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting;

•	reserve for itself the right to fix the number of directors;

•	provide that a director may be removed only by the vote of the holders of two-thirds of the stock entitled to vote;

•	retain for itself sole authority to fill vacancies created by the death, removal or resignation of a director; and

•

provide that all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors, in office, even if the remaining directors do not constitute a quorum.

In addition, if the board of directors is classified, a director elected to fill a vacancy under this provision will serve for the balance of the unexpired term instead of until the next annual meeting of stockholders. A board of directors may implement all or any of these provisions without amending the charter or bylaws and without stockholder approval. A corporation may be prohibited by its charter or by resolution of its board of directors from electing any of the provisions of the statute. We are not prohibited from implementing any or all of the statute. Our board of directors has elected into the applicable statutory provisions, which provide that, except as may be provided by the board in setting the terms of any class of preferred stock, any vacancies on the board may be filled only by a majority of the directors then in office, even if less than a quorum, and a director elected to fill a vacancy will serve for the balance of the unexpired term.

Conflict with the 1940 Act

Our bylaws provide that, if and to the extent that any provision of the MGCL, including the Control Share Acquisition Act (if we amend our bylaws to be subject to such act) and the Business Combination Act, or any provision of our charter or bylaws conflicts with any mandatory provision of the 1940 Act, the applicable provision of the 1940 Act will control.

DESCRIPTION OF OUR PREFERRED STOCK

Under the terms of our charter, our board of directors is authorized to issue shares of preferred stock in one or more classes or series without stockholder approval. The board of directors has discretion to determine the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of each series of preferred stock.

Preferred stock may be issued with rights and preferences that would adversely affect the holders of common stock. Preferred stock may also be used as an anti-takeover device. Every issuance of preferred stock will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (1) immediately after issuance of preferred stock and before any distribution is made with respect to our common stock and before any purchase of common stock is made, the aggregate involuntary liquidation preference of such preferred stock together with the aggregate involuntary liquidation preference or aggregate value of all other senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if distributions on such preferred stock are in arrears by two years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions.

We currently have no preferred stock issued or outstanding. Our board of directors has no present plans to issue shares of preferred stock, but it may do so at any time in the future without stockholder approval.

For any series of preferred stock that we may issue, our board of directors will determine and the prospectus supplement relating to such series will describe:

•	the designation and number of shares of such series;

•

the rate and time at which, and the preferences and conditions under which, any dividends or other distributions will be paid on shares of such series, as well as whether such dividends or other distributions are participating or non-participating;

•	any provisions relating to convertibility or exchangeability of the shares of such series, including adjustments to the conversion price of such series;

•	the rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;

•	the voting powers, if any, of the holders of shares of such series;

•	any provisions relating to the redemption of the shares of such series;

•	any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;

•	any conditions or restrictions on our ability to issue additional shares of such series or other securities;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other relative powers, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.

All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our board of directors, and all shares of each series of preferred stock will be identical and of equal rank except as to the dates from which dividends or other distributions, if any, thereon will be cumulative. To the extent we issue preferred stock, the payment of distributions to holders of our preferred stock will take priority over payment of distributions to our common stockholders. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to any preferred stock being offered, as well as the complete articles supplementary that contain the terms of the applicable series of preferred stock.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS

The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights. We will not offer transferable subscription rights to our stockholders at a price equivalent to less than the then-current net asset value per share of common stock, taking into account underwriting commissions and discounts, unless we first file a post-effective amendment that is declared effective by the SEC with respect to such issuance. The 1940 Act also generally provides that the amount of voting securities that would result from the exercise of subscription rights, as well as warrants, options and any other rights, at the time of issuance may not exceed 25% of our outstanding voting securities.

We may issue subscription rights to our stockholders to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangement with one or more persons pursuant to which such persons would purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our stockholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering. Our common stockholders will indirectly bear all of the expenses incurred by us in connection with any subscription rights offerings, regardless of whether any common stockholder exercises any subscription rights.

A prospectus supplement will describe the particular terms of any subscription rights we may issue, including the following:

•

the period of time the offering would remain open (which shall be open a minimum number of days such that all record holders would be eligible to participate in the offering and shall not be open longer than 120 days);

•	the title and aggregate number of such subscription rights;

•	the exercise price for such subscription rights (or method of calculation thereof);

•	the currency or currencies, including composite currencies, in which the price of such subscription rights may be payable;

•

if applicable, the designation and terms of the securities with which the subscription rights are issued and the number of subscription rights issued with each such security or each principal amount of such security;

•	the ratio of the offering (which, in the case of transferable rights, will require a minimum of three shares to be held of record before a person is entitled to purchase an additional share);

•	the number of such subscription rights issued to each stockholder;

•	the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire (subject to any extension);

•	if applicable, the minimum or maximum number of subscription rights that may be exercised at one time;

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

•	any termination right we may have in connection with such subscription rights offering;

•	the terms of any rights to redeem, or call such subscription rights;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the subscription rights;

•	the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the subscription rights offering;

•	if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights; and

•	any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

Each subscription right will entitle the holder of the subscription right to purchase for cash or other consideration such amount of shares of common stock at such subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised as set forth in the prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement we will forward, as soon as practicable, the shares of common stock purchasable upon such exercise. If less than all of the rights represented by such subscription rights certificate are exercised, a new subscription certificate will be issued for the remaining rights. Prior to exercising their subscription rights, holders of subscription rights will not have any of the rights of holders of the securities purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.

We may issue warrants to purchase shares of our common stock, preferred stock or debt securities. Such warrants may be issued independently or together with shares of common stock, preferred stock or debt securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

•	the title and aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire (subject to any extension);

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	the terms of any rights to redeem, or call such warrants;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the warrants;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Each warrant will entitle the holder to purchase for cash such common stock or preferred stock at the exercise price or such principal amount of debt securities as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised as set forth in the prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and a warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends or other distributions, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Under the 1940 Act, we may generally only offer warrants provided that (a) the warrants expire by their terms within ten years, (b) the exercise or conversion price is not less than the current market value at the date of issuance, (c) our stockholders authorize the proposal to issue such warrants, and a majority of our directors who have no financial interest in the issuance and a majority of our independent directors approves such issuance on the basis that the issuance is in the best interests of us and our stockholders and (d) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed. The 1940 Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants, as well as options and rights, at the time of issuance may not exceed 25% of our outstanding voting securities.

DESCRIPTION OF OUR DEBT SECURITIES

As of June 30, 2024, we had $475.0 million in aggregate principal amount of 4.250% notes outstanding. The 4.250% notes will mature on February 14, 2025 and may be redeemed in whole or in part at our option at any time or from time to time at the redemption price set forth in the indenture governing the 4.250% notes. The 4.250% notes bear interest at a rate of 4.250% per year, payable semi-annually on February 14 and August 14 of each year. The first interest payment was made on August 14, 2020. The 4.250% notes are general unsecured obligations by us that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the 4.250% notes and rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by us.

As of June 30, 2024, we also had $500.0 million in aggregate principal amount of 1.650% notes outstanding. The 1.650% notes will mature on October 12, 2024 and may be redeemed in whole or in part at our option at any time or from time to time at the redemption price set forth in the indenture governing the 1.650% notes. The 1.650% notes bear interest at a rate of 1.650% per year, payable semi-annually on April 12 and October 12 of each year. The first interest payment was made on April 12, 2022. The 1.650% notes are general unsecured obligations by us that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the 1.650% notes and rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by us.

As of June 30, 2024, we also had $470.0 million in aggregate principal amount of 4.125% notes outstanding. The 4.125% notes will mature on February 1, 2025 and may be redeemed in whole or in part at our option at any time or from time to time at the redemption price set forth in the indenture governing the 4.125% notes. The 4.125% notes bear interest at a rate of 4.125% per year, payable semi-annually on February 1 and August 1 of each year. The first interest payment was made on August 1, 2020. The 4.125% notes are general unsecured obligations by us that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the 4.125% notes and rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by us.

As of June 30, 2024, we also had $250.0 million in aggregate principal amount of 8.625% notes outstanding. The 8.625% notes will mature on May 15, 2025 and may be redeemed in whole or in part at our option at any time or from time to time at the redemption price set forth in the indenture governing the 8.625% notes. The 8.625% notes bear interest at a rate of 8.625% per year, payable semi-annually on May 15 and November 15 of each year. The first interest payment was made on November 15, 2020. The 8.625% notes are general unsecured obligations by us that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the 8.625% notes and rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by us.

As of June 30, 2024, we also had $1,000 million in aggregate principal amount of 3.400% notes outstanding. The 3.400% notes will mature on January 15, 2026 and may be redeemed in whole or in part at our option at any time or from time to time at the redemption price set forth in the indenture governing the 3.400% notes. The 3.400% notes bear interest at a rate of 3.400% per year, payable semi-annually on January 15 and July 15 of each year. The first interest payment was made on July 15, 2021. The 3.400% notes are general unsecured obligations by us that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the 3.400% notes and rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by us.

As of June 30, 2024, we also had $400 million in aggregate principal amount of 2.625% notes outstanding. The 2.625% notes will mature on January 15, 2027 and may be redeemed in whole or in part at our option at any time or from time to time at the redemption price set forth in the indenture governing the 2.625% notes. The 2.625% notes bear interest at a rate of 2.625% per year, payable semi-annually on January 15 and July 15 of each year. The first interest payment was made on January 15, 2022. The 2.625% notes are general unsecured obligations by us that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the 2.625% notes and rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by us.

As of June 30, 2024, we also had $500 million in aggregate principal amount of 3.250% notes outstanding. The 3.250% notes will mature on July 15, 2027 and may be redeemed in whole or in part at our option at any time or from time to time at the redemption price set forth in the indenture governing the 3.250% notes. The 3.250% notes bear interest at a rate of 3.250% per year, payable semi-annually on January 15 and July 15 of each year. The first interest payment was made on July 15, 2022. The 3.250% notes are general unsecured obligations by us that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the 3.250% notes and rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by us.

As of June 30, 2024, we also had $750 million in aggregate principal amount of 3.125% notes outstanding. The 3.125% notes will mature on October 12, 2028 and may be redeemed in whole or in part at our option at any time or from time to time at the redemption price set forth in the indenture governing the 3.125% notes. The 3.125% notes bear interest at a rate of 3.125 per year, payable semi-annually on April 12 and October 12 of each year. The first interest payment was made on April 12, 2022. The 3.125% notes are general unsecured obligations by us that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the 3.125% notes and rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by us.

As of June 30, 2024, we also had $400 million in aggregate principal amount of 7.875% notes outstanding. The 7.875% notes will mature on January 15, 2029 and may be redeemed in whole or in part at our option at any time or from time to time at the redemption price set forth in the indenture governing the 7.875% notes. The 7.875% notes bear interest at a rate of 7.875% per year, payable semi-annually on January 15 and July 15 of each year. The first interest payment was made on July 15, 2024. The 7.875% notes are general unsecured obligations by us that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the 7.875% notes and rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by us.

As of June 30, 2024, we also had $600 million in aggregate principal amount of 6.875% notes outstanding. The 6.875% notes will mature on August 15, 2029 and may be redeemed in whole or in part at our option at any time or from time to time at the redemption price set forth in the indenture governing the 6.875% notes. The 6.875% notes bear interest at a rate of 6.875% per year, payable semi-annually on February 15 and August 15 of each year. The first interest payment was made on February 15, 2025. The 6.875% notes are general unsecured obligations by us that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the 6.875% notes and rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by us.

We may issue additional debt securities in one or more series. The specific terms of each additional series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on your behalf and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “—Events of Default—Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us with respect to our debt securities.

Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. We have filed the indenture with the SEC. See “Available Information” for information on how to obtain a copy of the indenture.

A prospectus supplement, which will accompany this prospectus, will describe the particular terms of any series of debt securities being offered, including the following:

•	the designation or title of the series of debt securities;

•	the total principal amount of the series of debt securities;

•	the percentage of the principal amount at which the series of debt securities will be offered;

•	the date or dates on which principal will be payable;

•	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

•	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

•	whether any interest may be paid by issuing additional securities of the same series in lieu of cash (and the terms upon which any such interest may be paid by issuing additional securities);

•	the terms for redemption, extension or early repayment, if any;

•	the currencies in which the series of debt securities are issued and payable;

•

whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

•	the place or places, if any, other than or in addition to The City of New York, of payment, transfer, conversion and/or exchange of the debt securities;

•	the denominations in which the offered debt securities will be issued;

•	the provision for any sinking fund;

•	any restrictive covenants;

•	any Events of Default (as defined below);

•	whether the series of debt securities are issuable in certificated form;

•	any provisions for defeasance or covenant defeasance;

•	if applicable, U.S. federal income tax considerations relating to original issue discount;

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whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

•	whether the debt securities are subject to subordination and the terms of such subordination;

•	whether the debt securities are secured and the terms of any security interest;

•	the listing, if any, on a securities exchange; and

•	any other terms.

The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.

Under the provisions of the 1940 Act, we are currently permitted to issue “senior securities,” including borrowing money from banks or other financial institutions, only in amounts such that our asset coverage, as defined in the 1940 Act, equals at least 150% after each issuance of senior securities. For purposes of the 1940 Act, “asset coverage” means the ratio of (1) the total assets of a BDC, less all liabilities and indebtedness not represented by senior securities, to (2) the aggregate amount of senior securities representing indebtedness (plus, in the case of senior securities represented by preferred stock, the aggregate involuntary liquidation preference of such BDC’s preferred stock). In general, we are able to borrow up to two dollars for every dollar we have in assets less all liabilities and indebtedness not represented by senior securities issued by us. If we fail to comply with certain disclosure requirements, the asset coverage ratio applicable to us under the 1940 Act would be 200%, which would decrease the amount of leverage we are able to incur.

In addition, while any indebtedness and other senior securities remain outstanding, we must make provisions to prohibit any distribution to our stockholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary purposes without regard to asset coverage. For a discussion of the risks associated with leverage, see “Risk Factors.”

General

The indenture provides that any debt securities proposed to be sold under this prospectus and the accompanying prospectus supplement, or offered debt securities, and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities, or underlying debt securities, may be issued under the indenture in one or more series.

For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities.

The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “—Resignation of Trustee”. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

The indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

We expect that we will usually issue debt securities in book-entry only form represented by global securities.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Payment and Paying Agents

We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, often approximately two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This pro-rated interest amount is called “accrued interest.”

Payments on Global Securities

We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants.

Payments on Certificated Securities

We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date to the holder of debt securities as shown on the trustee’s records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.

Alternatively, if the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in the United States on the due date. To request payment by wire, the holder must give the applicable trustee or other paying agent appropriate transfer instructions at least 15 business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Payment when Offices are Closed

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Events of Default

You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

The term “Event of Default” in respect of the debt securities of your series means any of the following (unless the prospectus supplement relating to such debt securities states otherwise):

•	we do not pay the principal of, or any premium on, a debt security of the series on its due date, and do not cure this default within five days;

•	we do not pay interest on a debt security of the series when due, and such default is not cured within 30 days;

•	we do not deposit any sinking fund payment in respect of debt securities of the series on its due date, and do not cure this default within five days;

•

we remain in breach of a covenant in respect of debt securities of the series for 90 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series;

•	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 90 consecutive days;

•	on the last business day of each of 24 consecutive calendar months, we have an asset coverage of less than 100%, giving effect to any exemptive relief granted to us by the SEC; and

•	any other Event of Default in respect of debt securities of the series described in the applicable prospectus supplement occurs.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest or in the payment of any sinking or purchase fund installment, if it considers the withholding of notice to be in the best interests of the holders.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may (and the trustee shall at the request of such holders) declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. In certain circumstances, a declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series.

The trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”), security, or both, satisfactory to the trustee. If indemnity and/or security is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	the holder must give your trustee written notice that an Event of Default has occurred and remains uncured;

•

the holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer the trustee indemnity, security, or both, satisfactory to the trustee, against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity and/or security; and

•	the holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:

•	the payment of principal, any premium or interest; or

•	in respect of a covenant that cannot be modified or amended without the consent of each holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

Merger or Consolidation

Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We may also be permitted to sell all or substantially all of our assets to another entity. However, unless the prospectus supplement relating to certain debt securities states otherwise, we may not take any of these actions unless all the following conditions are met:

•	where we merge out of existence or sell our assets, the resulting entity must agree to be legally responsible for our obligations under the debt securities;

•	immediately after giving effect to such transaction, no default or Event of Default shall have happened and be continuing;

•	we must deliver certain certificates and documents to the trustee; and

•	we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

There are three types of changes we can make to the indenture and the debt securities issued thereunder.

Changes Requiring Approval

First, there are changes that we cannot make to debt securities without specific approval of all of the holders. The following is a list of those types of changes:

•	change the stated maturity of the principal of or interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

•	adversely affect any right of repayment at the holder’s option;

•	change the place (except as otherwise described in the prospectus or prospectus supplement) or currency of payment on a debt security;

•	impair your right to sue for payment;

•	adversely affect any right to convert or exchange a debt security in accordance with its terms;

•	modify the subordination provisions in the indenture in a manner that is adverse to holders of the debt securities;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•

modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

•	change any obligation we have to pay additional amounts.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications, establishment of the form or terms of new securities of any series as permitted by the indenture and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

Changes Requiring Majority Approval

Any other change to the indenture and the debt securities would require the following approval:

•	if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and

•

if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent. The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “—Changes Requiring Your Approval.”

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:

•

for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;

•	for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement; and

•	for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption or if we, any other obligor, or any affiliate of us or any obligor own such debt securities. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “—Defeasance—Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance

Under current U.S. federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If applicable, you also would be released from the subordination provisions as described under the “—Indenture Provisions—Subordination” section below. In order to achieve covenant defeasance, we must do the following:

•	defeasance must not result in a breach or violation of, or result in a default under, of the indenture or any of our other material agreements or instruments;

•

no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days;

•	satisfy the conditions for covenant defeasance contained in any supplemental indentures;

•

if the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•

we must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity; and

•

we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance

If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•	defeasance must not result in a breach or violation of, or constitute a default under, of the indenture or any of our other material agreements or instruments;

•

no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days;

•	satisfy the conditions for full defeasance contained in any supplemental indentures;

•

if the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•

we must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current U.S. federal tax law, the deposit and

•

our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit; and

•

we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, you would also be released from the subordination provisions described later under “—Indenture Provisions—Subordination.”

Form, Exchange and Transfer of Certificated Registered Securities

If registered debt securities cease to be issued in book-entry form, they will be issued:

•	only in fully registered certificated form;

•	without interest coupons; and

•	unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

Holders may exchange their certificated securities, if any, for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their certificated securities, if any, at the office of their trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, if any, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Subordination

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.

Senior Indebtedness is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:

•

our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed that has been designated by us as “Senior Indebtedness” for purposes of the indenture by a company order delivered to the trustee;

•	senior securities; and

•	renewals, extensions, modifications and refinancings of any of this indebtedness.

If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.

Secured Indebtedness and Ranking

Certain of our indebtedness, including certain series of indenture securities, may be secured. The prospectus supplement for each series of indenture securities will describe the terms of any security interest for such series and will indicate the approximate amount of our secured indebtedness as of a recent date. Any unsecured indenture securities will effectively rank junior to any secured indebtedness, including any secured indenture securities, that we incur in the future to the extent of the value of the assets securing such future secured indebtedness. Our debt securities, whether secured or unsecured, will rank structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.

In the event of our bankruptcy, liquidation, reorganization or other winding up, any of our assets that secure secured debt will be available to pay obligations on unsecured debt securities only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all unsecured debt securities then outstanding after fulfillment of this obligation. As a result, the holders of unsecured indenture securities may recover less, ratably, than holders of any of our secured indebtedness.

The Trustee under the Indenture

U.S. Bank National Association is the trustee under the indenture.

Certain Considerations Relating to Foreign Currencies

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

Book-Entry Debt Securities

The Depository Trust Company, or DTC, will act as securities depository for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered certificate will be issued for the debt securities, in the aggregate principal amount of such issue, and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants, or Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC.

DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants. DTC has S&P’s rating: AA+. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each security, or the Beneficial Owner, is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or to the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary of the material U.S. federal income tax considerations applicable to us and to an investment in our shares of common stock. This summary does not purport to be a complete description of the income tax considerations applicable to an investment in any of our securities. For example, we have not described tax consequences that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, dealers in securities, traders in securities that elect to mark-to-market their securities holdings for tax purposes, pension plans and trusts, partnerships (including entities treated as partnerships for U.S. federal income tax purposes), and their partners, members and owners, persons whose functional currency (as defined in Section 985 of the Code) is not the U.S. dollar, and financial institutions. This summary assumes that investors hold our common stock as capital assets (within the meaning of the Code). The discussion is based upon the Code, U.S. Treasury Regulations and administrative and judicial interpretations, each as of the date of this prospectus and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the Internal Revenue Service, or IRS, regarding an offering. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.

A “U.S. stockholder” generally is a beneficial owner of shares of our common stock who is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation or other entity treated as a corporation, for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof;

•

a trust, if a court in the United States has primary supervision over its administration and one or more United States persons (as defined under the Code) have the authority to control all substantial decisions of the trust, or the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person; or

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

A “Non-U.S. stockholder” generally is a beneficial owner of shares of our common stock that is not a U.S. stockholder nor a partnership (or entity treated like a partnership for U.S. federal income tax purposes).

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective stockholder that is a partner in a partnership holding shares of our common stock should consult his, her or its tax advisers with respect to the purchase, ownership and disposition of shares of our common stock.

Tax matters are very complicated and the tax consequences to an investor of an investment in our shares will depend on the facts of his, her or its particular situation. We encourage investors to consult their own tax advisers regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.

Taxation in Connection with Holding Securities other than our Common Stock

We intend to describe in any prospectus supplement related to the offering of preferred stock, debt securities, warrants or rights offerings to purchase our common stock, the U.S. federal income tax considerations applicable to such securities as will be sold by us pursuant to that prospectus supplement, including, if applicable, the taxation of any debt securities that will be sold at an original issue discount.

Election to be Taxed as a RIC

We have elected to be subject to tax as a RIC under Subchapter M of the Code. As a RIC, we generally will not be subject to pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that we timely distribute each tax year as distributions for U.S. federal income tax purposes to our stockholders. To qualify for and maintain our qualification as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, in order to maintain RIC tax treatment, we must distribute to our stockholders, for each tax year, distributions treated as dividends for U.S. federal income tax purposes generally of an amount at least equal to 90% of our “investment company taxable income,” which is generally the sum of our net ordinary income plus the excess, if any, of realized net short-term capital gains over realized net long-term capital losses, determined without regard to any deduction for distributions paid, or the annual distribution requirement.

Taxation as a RIC

If we:

•	qualify as a RIC; and

•	satisfy the annual distribution requirement,

then we will not be subject to U.S. federal income tax on the portion of our income or capital gains we distribute (or are deemed to distribute) as distributions to our stockholders. We will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gains not distributed (or deemed distributed) as distributions to our stockholders.

As a RIC, we will be subject to a 4% nondeductible federal excise tax on certain undistributed income unless we distribute amounts treated as dividends for U.S. federal income tax purposes in a timely manner to our stockholders generally of an amount at least equal to the sum of (1) 98% of our net ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of our capital gain net income, which is the excess of capital gains in excess of capital losses, or “capital gain net income” (as adjusted for certain ordinary losses), for the one-year period ending October 31 of that calendar year and (3) any net ordinary income and capital gain net income for the preceding years that were not distributed during such years and on which we paid no U.S. federal income tax, or the excise tax avoidance requirement. Any distribution treated as dividends for U.S. federal income tax purposes declared by us during October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following calendar year, will be treated as if it had been paid by us, as well as received by our U.S. stockholders, on December 31 of the calendar year in which the distribution was declared. We generally will endeavor in each tax year to avoid incurring any material U.S. federal excise tax on our earnings.

We have previously incurred, and may incur in the future, such excise tax on a portion of our income and capital gains. While we intend to distribute income and capital gains to minimize exposure to the 4% excise tax, we may not be able to, or may choose not to, distribute amounts sufficient to avoid the imposition of the tax entirely. In that event, we generally will be liable for the excise tax only on the amount by which we do not meet the excise tax avoidance requirement. Under certain circumstances, however, we may, in our sole discretion, determine that it is in our best interests to retain a portion of our income or capital gains rather than distribute such amount as dividends and accordingly cause us to bear the excise tax burden associated therewith.

In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:

•	continue to qualify as a BDC under the 1940 Act at all times during each tax year;

•

derive in each tax year at least 90% of our gross income from dividends, interest, payments with respect to certain securities, loans, gains from the sale of stock or other securities, net income from certain “qualified publicly traded partnerships,” or other income derived with respect to our business of investing in such stock or other securities, or the 90% income test; and

•	diversify our holdings so that at the end of each quarter of the tax year:

•

at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of such issuer; and

•

no more than 25% of the value of our assets is invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer, or of two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses or of certain “qualified publicly traded partnerships,” or the diversification tests.

A RIC is limited in its ability to deduct expenses in excess of its investment company taxable income. If our deductible expenses in a given tax year exceed our investment company taxable income, we may incur a net operating loss for that tax year. However, a RIC is not permitted to carry forward net operating losses to subsequent tax years and such net operating losses do not pass through to its stockholders. In addition, deductible expenses can be used only to offset investment company taxable income, not net capital gain. A RIC may not use any net capital losses (that is, the excess of realized capital losses over realized capital gains) to offset its investment company taxable income, but may carry forward such net capital losses, and use them to offset future capital gains, indefinitely. Due to these limits on deductibility of expenses and net capital losses, we may for tax purposes have aggregate taxable income for several tax years that we are required to distribute and that is taxable to our stockholders even if such taxable income is greater than the net income we actually earn during those tax years.

For U.S. federal income tax purposes, we may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt instruments that are treated under applicable tax rules as having original issue discount (such as debt instruments with PIK interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), we must include in income each tax year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same tax year. We may also have to include in income other amounts that we have not yet received in cash, such as deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. We anticipate that a portion of our income may constitute original issue discount or other income required to be included in taxable income prior to receipt of cash.

We invest a portion of our net assets in below investment grade instruments. Investments in these types of instruments may present special tax issues for us. U.S. federal income tax rules are not entirely clear about issues such as when we may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt instruments in a bankruptcy or workout context are taxable. We will address these and other issues to the extent necessary in order to seek to ensure that we distribute sufficient income to avoid any material U.S. federal income or excise tax.

Because any original issue discount or other amounts accrued will be included in our investment company taxable income for the tax year of the accrual, we may be required to make a distribution to our stockholders in order to satisfy the annual distribution requirement, even though we will not have received any corresponding cash amount. As a result, we may have difficulty meeting the annual distribution requirement necessary to maintain RIC tax treatment under Subchapter M of the Code. We may have to sell or otherwise dispose of some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.

Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (1) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income, (2) treat dividends that would otherwise be eligible for the corporate dividends received deduction as ineligible for such treatment, (3) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (4) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (5) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (6) cause us to recognize income or gain without a corresponding receipt of cash, (7) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (8) adversely alter the characterization of certain complex financial transactions and (9) produce income that will not be qualifying income for purposes of the 90% income test.

Gain or loss realized by us from warrants acquired by us as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss. Such gain or loss generally will be long term or short term, depending on how long we held a particular warrant.

Certain distributions reported by us as section 163(j) interest dividends may be treated as interest income by shareholders for purposes of the tax rules applicable to interest expense limitations under Code section 163(j). Such treatment by the shareholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that we are eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of our business interest income over the sum of our (i) business interest expense and (ii) other deductions properly allocable to our business interest income.

If we acquire the equity securities of certain non-U.S. entities classified as a corporation for U.S. federal income tax purposes that earn at least 75% of their annual gross income from passive sources (such as interest, dividends, rents, royalties or capital gain) or hold at least 50% of their total assets in investments producing such passive income, we could be subject to federal income tax and additional interest charges on “excess distributions” received from such passive foreign investment companies (“PFICs”) or gain from the sale of stock in such PFICs, even if all income or gain actually received by us is timely distributed to our stockholders. We would not be able to pass through to our stockholders any credit or deduction for such a tax. Certain elections may, if available, ameliorate these adverse tax consequences, but any such election could require us to recognize taxable income or gain without the concurrent receipt of cash. We intend to limit and/or manage our holdings in PFICs to minimize our liability for any such taxes and related interest charges.

If we hold greater than 10% of the interests treated as equity for U.S. federal income tax purposes in a foreign corporation that is treated as a controlled foreign corporation, or CFC, we may be treated as receiving a deemed distribution (taxable as ordinary income) each taxable year from such foreign corporation in an amount equal to our pro rata share of the corporation’s income for such taxable year (including both ordinary earnings and capital gains), whether or not the corporation makes an actual distribution during such taxable year. We would be required to include the amount of a deemed distribution from a CFC when computing our investment company taxable income as well as in determining whether we satisfy the distribution requirements applicable to RICs, even to the extent the amount of our income deemed recognized from the CFC exceeds the amount of any actual distributions from the CFC and our proceeds from any sales or other dispositions of CFC stock during a taxable year. In general, a foreign corporation will be considered a CFC if greater than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. Shareholders. A “U.S. Shareholder,” for this purpose, is any U.S. person that possesses (actually or constructively) 10% or more of the combined voting power or value of all classes of shares of a foreign corporation.

Under Treasury Regulations, certain income derived by us from a CFC or PFIC with respect to which we have made a QEF election would generally constitute qualifying income for purposes of determining our ability to be subject to tax as a RIC if the CFC or the PFIC makes distributions of that income to us in the same year of the CFC in which we are treated as having received a deemed distribution of such income or if such deemed distribution is derived with respect to our business of investing in stock, securities or currencies. As such, we may be restricted in our ability to make QEF elections with respect to our holdings in issuers that could be treated as PFICs or implement certain restrictions with the respect to any issuers that could be treated as CFCs in order to limit our tax liability or maximize our after-tax return from these investments.

Our functional currency, for U.S. federal income tax purposes, is the U.S. dollar. Under the Code, foreign exchange gains and losses realized by us in connection with certain transactions involving foreign currencies, or payables or receivables denominated in a foreign currency, as well as certain non-U.S. dollar denominated debt securities, certain foreign currency futures contracts, foreign currency option contracts, foreign currency forward contracts, and similar financial instruments are subject to Code provisions that generally treat such gains and losses as ordinary income and losses and may affect the amount, timing and character of distributions to our stockholders. Any such transactions that are not directly related to our investment in securities (possibly including speculative currency positions or currency derivatives not used for hedging purposes) also could, under future U.S. Treasury regulations, produce income not among the types of “qualifying income” for purposes of the 90% income test.

Although we do not presently expect to do so, we are authorized to borrow funds and to sell or otherwise dispose of assets in order to satisfy distribution requirements. However, under the 1940 Act, we are not permitted to make distributions to our stockholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. Moreover, our ability to sell or otherwise dispose of assets to meet the annual distribution requirement may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our status as a RIC, including the diversification tests. If we sell or otherwise dispose of assets in order to meet the annual distribution requirement or the excise tax avoidance requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous.

A portfolio company in which we invest may face financial difficulties that require us to work-out, modify or otherwise restructure our investment in the portfolio company. Any such transaction could, depending upon the specific terms of the transaction, result in unusable capital losses and future non-cash income. Any such transaction could also result in our receiving assets that give rise to non-qualifying income for purposes of the 90% income test or otherwise would not count toward satisfying the diversification tests.

Some of the income that we might otherwise earn, such as fees for providing managerial assistance, certain fees earned with respect to our investments, income recognized in a work-out or restructuring of a portfolio investment, or income recognized from an equity investment in an operating partnership, may not satisfy the 90% income test. To manage the risk that such income might disqualify us as a RIC for failure to satisfy the 90% income test, one or more subsidiary entities treated as U.S. corporations for entity-level income tax purposes may be employed to earn such income and (if applicable) hold the related asset. Such subsidiary entities will be required to pay entity-level income tax on their earnings, which ultimately will reduce the yield to our stockholders on such fees and income.

The remainder of this discussion assumes that we maintain our qualification as a RIC and have satisfied the annual distribution requirement.

Taxation of U.S. Stockholders

This subsection applies to U.S. stockholders, only. If you are not a U.S. stockholder, this subsection does not apply to you and you should refer to “Taxation of Non-U.S. Stockholders,” below.

Distributions by us, including distributions pursuant to our distribution reinvestment plan or where a stockholder can elect to receive cash or stock, generally are taxable to U.S. stockholders as ordinary income or capital gains. Distributions of our investment company taxable income (which is generally the sum of our net ordinary income plus the excess, if any, of realized net short-term capital gains over realized net long-term capital losses) will be taxable as ordinary income to U.S. stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional common stock. To the extent such distributions paid by us to non-corporate stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions, or qualifying dividends, may be eligible for a maximum tax rate of either 15% or 20%, depending on whether the stockholder’s income exceeds certain threshold amounts. In this regard, it is anticipated that distributions paid by us will generally not be attributable to dividends and, therefore, generally will not qualify for the preferential maximum rate applicable to qualifying dividends or for the corporate dividends received deduction. Distributions of our net capital gains (which is generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S. stockholder as long-term capital gains that are currently generally taxable at a maximum rate of either 15% or 20% (depending on whether the stockholder’s income exceeds certain threshold amounts) in the case of individuals, trusts or estates, regardless of the U.S. stockholder’s holding period for his, her or its common stock and regardless of whether paid in cash or reinvested in additional common stock. Distributions in excess of our earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such stockholder’s common stock and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. stockholder.

If a U.S. stockholder receives distributions in the form of common stock pursuant to our distribution reinvestment plan, such stockholder generally will be subject to the same U.S. federal, state and local tax consequences as if it received distributions in cash. In that case, a stockholder will be treated as receiving a distribution generally of an amount equal to the fair market value of our shares of common stock. Any shares of common stock received in a distribution will have a holding period for tax purposes commencing on the day following the day on which the shares of our common stock are credited to the U.S. stockholder’s account.

We may in the future decide to retain some or all of our net capital gains but designate the retained amount as a “deemed distribution.” In that case, among other consequences, we will pay tax on the retained amount, each U.S. stockholder will be required to include his, her or its share of the deemed distribution in income as if it had been actually distributed to the U.S. stockholder, and the U.S. stockholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid thereon by us. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder’s tax basis for his, her or its shares of common stock. Since we expect to pay tax on any retained capital gains at our regular corporate tax rate, and since that rate is in excess of the maximum rate currently payable by individuals on long-term capital gains, the amount of tax that individual stockholders will be treated as having paid and for which they will receive a credit will exceed the tax they owe on the retained net capital gain. Such excess generally may be claimed as a credit against the U.S. stockholder’s other U.S. federal income tax obligations or may be refunded to the extent it exceeds a stockholder’s liability for U.S. federal income tax. A stockholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. In order to use the deemed distribution approach, we must provide written notice to our stockholders prior to the expiration of 60 days after the close of the relevant tax year. We cannot retain any portion of our investment company taxable income as a “deemed distribution.”

For purposes of determining (1) whether the annual distribution requirement is satisfied for any year and (2) the amount of distributions paid for that year, we may, under certain circumstances, elect to treat a distribution that is paid during the following tax year as if it had been paid during the tax year in question. If we make such an election, the U.S. stockholder will still be treated as receiving the distribution in the tax year in which the distribution is made. However, any distribution declared by us in October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following calendar year, will be treated as if it had been received by our U.S. stockholders on December 31 of the calendar year in which the distribution was declared.

If an investor acquires shares of our common stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though economically it may represent a return of his, her or its investment.

A stockholder generally will recognize taxable gain or loss if the stockholder sells or otherwise disposes of his, her or its shares of our common stock. The amount of gain or loss will be measured by the difference between such stockholder’s adjusted tax basis in the common stock sold and the amount of the proceeds received in exchange. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the stockholder has held his, her or its shares for more than one year. Otherwise, it will be treated as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our common stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our common stock may be disallowed if other shares of our common stock are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.

In general, non-corporate U.S. stockholders currently are generally subject to a maximum U.S. federal income tax rate of either 15% or 20% (depending on whether the stockholder’s income exceeds certain threshold amounts) on their net capital gain (i.e., the excess of realized net long-term capital gains over realized net short-term capital losses), including any long-term capital gain derived from an investment in our shares. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from us and net gains from redemptions or other taxable dispositions of our common stock) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts. Corporate U.S. stockholders currently are subject to U.S. federal income tax on net capital gain at the 21% rate also applied to ordinary income. Non-corporate stockholders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate stockholder in excess of $3,000 generally may be carried forward and used in subsequent tax years as provided in the Code. Corporate stockholders generally may not deduct any net capital losses for any tax year but may carry back such losses for three tax years or carry forward such losses for five tax years.

We (or if a U.S. stockholder holds shares through an intermediary, such intermediary) will send to each of our U.S. stockholders, as promptly as possible after the end of each calendar year, a notice detailing, on a per share and per distribution basis, the amounts includible in such U.S. stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the federal tax status of each year’s distributions generally will be reported to the IRS (including the amount of distributions, if any, eligible for the preferential maximum rate). Distributions paid by us generally will not be eligible for the corporate dividends received deduction or the preferential tax rate applicable to qualifying dividends because our income generally will not consist of qualifying dividends. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. stockholder’s particular situation.

The Code requires reporting of adjusted cost basis information for covered securities, which generally include shares of a RIC acquired after January 1, 2012, to the IRS and to taxpayers. Stockholders should contact their financial intermediaries with respect to reporting of cost basis and available elections for their accounts.

Under U.S. Treasury regulations, if a U.S. stockholder recognizes a loss with respect to our shares of $2 million or more in the case of an individual stockholder or $10 million or more in the case of a corporate stockholder in any single tax year (or a greater loss over a combination of tax years), such U.S. stockholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. stockholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. stockholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to stockholders of most or all RICs. The fact that a loss is reportable by a taxpayer under these U.S. Treasury regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. U.S. stockholders should consult their tax advisers to determine the applicability of these U.S. Treasury regulations in light of their individual circumstances.

We may be required to withhold U.S. federal income tax, or backup withholding, currently at a rate of 24%, from all distributions to any non-corporate U.S. stockholder (1) who fails to furnish us with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies us that such stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability, provided that proper information is provided to the IRS.

Taxation of Non-U.S. Stockholders

This subsection applies to non-U.S. stockholders, only. If you are not a non-U.S. stockholder, this subsection does not apply to you and you should refer to “Taxation of U.S. Stockholders,” above.

Whether an investment in our shares is appropriate for a Non-U.S. stockholder will depend upon that person’s particular circumstances. An investment in our shares by a Non-U.S. stockholder may have adverse tax consequences. Non-U.S. stockholders should consult their tax advisers before investing in our common stock.

Subject to the discussion in “Foreign Account Tax Compliance Act,” below, distributions of our investment company taxable income made to Non-U.S. stockholders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally would be free of withholding if paid to Non-U.S. stockholders directly) generally will be subject to withholding of U.S. federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits unless an applicable exception applies. If the distributions are effectively connected with a U.S. trade or business of the Non-U.S. stockholder, we will not be required to withhold U.S. federal tax if the Non-U.S. stockholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. (Special certification requirements apply to a Non-U.S. stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers.)

In addition, subject to the discussion in “Foreign Account Tax Compliance Act,” below, distributions of our investment company taxable income made to Non-U.S. stockholders will not be subject to U.S. withholding tax if (i) the distributions are properly designated in a notice timely delivered to Non-U.S. stockholders as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions are derived from sources specified in the Code for such dividends and (iii) certain other requirements are satisfied. No assurance can be given as to whether any amount of our distributions will be eligible for this exemption from withholding or, if eligible, will be reported as such by us.

Subject to the discussion in “Foreign Account Tax Compliance Act,” below, actual or deemed distributions of our net capital gains to a Non-U.S. stockholder, and gains realized by a Non-U.S. stockholder upon the sale of our common stock, will not be subject to U.S. federal withholding tax and generally will not be subject to U.S. federal income tax unless (i) the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. stockholder and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. stockholder in the United States, or (ii) in the case of an individual stockholder, the stockholder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale or the receipt of the distributions or gains and certain other conditions are met.

If we distribute our net capital gains in the form of deemed rather than actual distributions, a Non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the Non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate Non-U.S. stockholder, distributions (both actual and deemed) and gains realized upon the sale of our common stock that are effectively connected to a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty). Accordingly, investment in our shares of common stock may not be appropriate for a Non-U.S. stockholder.

A Non-U.S. stockholder who is a non-resident alien individual, and who is otherwise subject to U.S. federal withholding tax, may be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the Non-U.S. stockholder provides us or the dividend paying agent with a U.S. nonresident withholding tax certificate (e.g., an IRS Form W-8BEN, an IRS Form W-8BEN-E or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. stockholder or otherwise establishes an exemption from backup withholding.

Non-U.S. stockholders may also be subject to U.S. estate tax with respect to their investment in our common stock.

Non-U.S. persons should consult their own tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the shares.

Foreign Account Tax Compliance Act

We are required to withhold U.S. tax (at a 30% rate) on payments of taxable dividends paid to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. The information required to be reported includes the identity and taxpayer identification number of each account holder and transaction activity within the holder’s account. Stockholders may be requested to provide additional information to us to enable us to determine whether such withholding is required. We will not pay any additional amounts in respect of any amount withheld.

Failure to Qualify as a RIC

If we fail to satisfy the 90% income test or any diversification tests in any tax year, we may be eligible to avail ourselves of certain relief provisions under the Code if the failures are due to reasonable cause and not willful neglect, and if a penalty tax is paid with respect to each failure in satisfaction of the applicable requirements. Additionally, relief is provided for certain de minimis failures of the diversification tests where we correct a failure within a specified period. If the applicable relief provisions are not available or cannot be met, all of our income will be subject to U.S. federal corporate-level income tax as described below. We cannot provide assurance that we would qualify for any such relief should we fail either the 90% income test or any diversification test.

If we were unable to qualify for treatment as a RIC, we would be subject to tax on all of our taxable income at regular corporate rates, regardless of whether we make any distributions to our stockholders. Distributions would not be required, and any distributions would generally be taxable to our stockholders as ordinary dividend income. Subject to certain additional limitations in the Code, such distributions would be eligible for the preferential maximum rate applicable to individual stockholders with respect to qualifying dividends. Subject to certain limitations under the Code, corporate distributees would be eligible for the dividends-received deduction. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as a capital gain. Moreover, if we fail to qualify as a RIC in any tax year, to qualify again to be subject to tax as a RIC in a subsequent tax year, we would be required to distribute our earnings and profits attributable to any of our non-RIC tax years as dividends to our stockholders. In addition, if we fail to qualify as a RIC for a period greater than two consecutive tax years, to qualify as a RIC in a subsequent year we may be subject to regular corporate tax on any net built-in gains with respect to certain of our assets (that is, the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had sold the property at fair market value at the end of the tax year) that we elect to recognize on requalification or when recognized over the next five tax years.

State and Local Taxes

We may be subject to state or local taxes in jurisdictions in which we are deemed to be doing business. In those states or localities, our entity-level tax treatment and the treatment of distributions made to stockholders under those jurisdictions’ tax laws may differ from the treatment under the Code. Accordingly, an investment in our shares of common stock may have tax consequences for stockholders that are different from those of a direct investment in our portfolio investments. Stockholders are urged to consult their own tax advisers concerning state and local tax matters.

REGULATION

The information contained under “Business” under the caption “Regulation” in our most recent Annual Report on Form 10-K is incorporated by reference herein.

PLAN OF DISTRIBUTION

We may offer, from time to time, in one or more offerings or series, our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities in one or more underwritten public offerings, at-the-market offerings, negotiated transactions, block trades, best efforts offering or a combination of these methods. We may sell the securities through underwriters or dealers, directly to one or more purchasers, including existing stockholders in a rights offering, through agents or through a combination of any such methods of sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements will also describe the terms of the offering of the securities, including: the purchase price of the securities and the proceeds, if any, we will receive from the sale; any over-allotment options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; and any securities exchange or market on which the securities may be listed. Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of our common stock, less any underwriting commissions or discounts, must equal or exceed the net asset value per share of our common stock at the time of the offering except (1) in connection with a rights offering to our existing stockholders, (2) offerings completed within one year of the receipt of consent of the majority of our common stockholders or (3) under such circumstances as the SEC may permit. The price at which securities may be distributed may represent a discount from prevailing market prices.

In connection with the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Our common stockholders will indirectly bear such fees and expenses as well as any other fees and expenses incurred by us in connection with any sale of securities. Underwriters may sell the securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us, and any profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement. The maximum aggregate commission or discount to be received by any member of FINRA or independent broker-dealer will not be greater than 8% of the gross proceeds of the sale of securities offered pursuant to this prospectus and any applicable prospectus supplement. We may also reimburse the underwriter or agent for certain fees and legal expenses incurred by it.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the NYSE may engage in passive market making transactions in our common stock on the NYSE in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of shares of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no trading market, other than our common stock, which is traded on the NYSE. We may elect to list any other class or series of securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any securities.

Under agreements that we may enter, underwriters, dealers and agents who participate in the distribution of shares of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of our securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

In order to comply with the securities laws of certain states, if applicable, our securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

CUSTODIAN, TRANSFER AND DISTRIBUTION PAYING AGENT AND REGISTRAR

Our securities are held under a custody agreement by State Street Bank and Trust Company. The address of the custodian is: One Lincoln Street, Boston, Massachusetts 02111. SS&C GIDS, Inc. acts as our transfer agent, distribution paying agent and registrar for our common stock. The principal business address of SS&C GIDS, Inc. is 430 W. 7th Street, Kansas City, Missouri 64105-1594, telephone number: (877) 628-8575.

BROKERAGE ALLOCATION AND OTHER PRACTICES

Since we intend to generally acquire and dispose of our investments in privately negotiated transactions, we expect to use brokers in the normal course of our business infrequently. Subject to policies established by our board of directors, the Adviser is primarily responsible for the execution of the publicly-traded securities portion of our portfolio transactions and the allocation of brokerage commissions. The Adviser does not execute transactions through any particular broker or dealer but seeks to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of the transaction, difficulty of execution and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While the Adviser will generally seek reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Adviser may select a broker based partly upon brokerage or research services provided to it and us and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if the Adviser determines in good faith that such commission is reasonable in relation to the services provided.

LEGAL MATTERS

Certain legal matters regarding the securities offered hereby have been passed upon for us by Dechert LLP, Philadelphia, Pennsylvania, and certain matters with respect to Maryland law have been passed upon by Miles & Stockbridge P.C., Baltimore, Maryland. Certain legal matters in connection with the offering will be passed upon for the underwriters, if any, by the counsel named in the prospectus supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of the Company as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, located at 30 Rockefeller Plaza, New York, New York, 10112, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

This prospectus is part of a registration statement that we have filed with the SEC. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that document. Any reports filed by us with the SEC before the date that any offering of any securities by means of this prospectus and any accompanying prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus our filings listed below and any future filings that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus until all of the securities offered by this prospectus and any accompanying prospectus supplement have been sold or we otherwise terminate the offering of those securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus and any accompanying prospectus supplement. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and may supersede information in this prospectus, any accompanying prospectus supplement, and other information previously filed with the SEC.

This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 26, 2024;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2024;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 8, 2024 and August 6, 2024, respectively;

•	our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on June 3, 2024, June 6, 2024, June 21, 2024 and August 16, 2024; and

•

The description of our Common Stock referenced in our Registration Statement on Form 8-A (No. 001-36420), as filed with the SEC on April 11, 2014, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the common stock registered hereby.

To obtain copies of these filings, see “Available Information.”

AVAILABLE INFORMATION

We file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. This information is available free of charge by calling us collect at (215) 495-1150 or on our website at www.fskkradvisor.com. Information contained on our website is not incorporated by reference into this prospectus or any supplements to this prospectus, and you should not consider that information to be part of this prospectus or any supplements to this prospectus. The SEC maintains an Internet website that contains reports, proxy and information statements and other information filed electronically by us with the SEC which are available free of charge on the SEC’s Internet website at http://www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by sending a request by email to: publicinfo@sec.gov.

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   % Notes due

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Securities	BMO Capital Markets	J.P. Morgan	KKR Capital Markets LLC	SMBC Nikko	Truist Securities

    , 2024